CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]".   AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

INVESTMENT AGREEMENT

among

BARNES & NOBLE, INC.,

MORRISON INVESTMENT HOLDINGS, INC.

and

MICROSOFT CORPORATION (solely for purposes of Section 3.06)

Dated as of April 27, 2012

Table of Contents

Page

ARTICLE I Pre-Closing; Purchase and Sale; Closing	1

SECTION 1.01	Formation of NewCo	1
SECTION 1.02	Purchase and Sale of the Preferred Membership Interests	1
SECTION 1.03	Closing	1

ARTICLE II Representations and Warranties	2

SECTION 2.01	Representations and Warranties of Parent	2
SECTION 2.02	Representations and Warranties of the Investor	8

ARTICLE III Covenants	9
ARTICLE IV Conditions	12

SECTION 4.01	Conditions to the Obligations of Each Party’s Obligations	12
SECTION 4.02	Conditions to the Obligations of Parent and NewCo	12
SECTION 4.03	Conditions to the Obligations of the Investor	13

ARTICLE V Termination	13

SECTION 5.01	Termination	13

ARTICLE VI Miscellaneous	14
SECTION 6.11	Assignment	22
SECTION 6.12	Public Announcements	22

Schedules

Form of Amended and Restated Limited Liability Company Agreement of NewCo LLC	Annex A
Form of Registration Rights Agreement	Annex B
Separation Principles	Annex C
Form of Joinder Agreement	Exhibit A

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Index of Defined Terms

Term	Location of Definition

Act	1.01(a)
Affiliate	6.07(a)
Agreement	Preamble
Business Day	6.07(b)
Claim	6.07(c)
Closing	1.03(a)
Closing Date	1.03(a)
College Business	6.07(d)
Commercial Agreement	4.01(b)
Common Membership Interests	2.01(b)(ii)
Contract	2.01(a)(iii)(A)
control, controlling, controlled	6.07(a)
Credit Agreement	4.02(d)
Digital Business	6.07(e)
Disclosure Letter	6.07(f)
Exchange Act	2.01(a)(iv)(A)
Extended Outside Date	5.01(b)(i)
GAAP	2.01(a)(iv)(A)
Governmental Entity	2.01(a)(iii)(B)
Investor	Preamble
Joinder Agreement	1.01(b)
Judgment	2.01(a)(iii)(A)
Law	2.01(a)(iii)(A)
Liens	2.01(a)(iii)(A)
LLC Agreement	1.03(b)
Microsoft	Preamble
NewCo	Recitals
NewCo Formation Transactions	6.07(g)
NewCo Membership Interests	2.01(b)(ii)
NewCo Subsidiaries	2.01(a)(v)
Outside Date	5.01(b)(i)
Parent	Preamble
Preferred Membership Interest Purchase	1.02
Preferred Membership Interests	6.07(h)
registration	6.07(i)
Registration Rights Agreement	6.07(j)
Related Agreements	6.07(k)
Representative	6.07(l)
SEC	2.01(a)(iv)(A)
SEC Documents	2.01(a)(iv)(A)
Securities Act	2.01(a)(iii)(B)
Separation Principles	6.07(m)
Settlement and License Agreement	6.07(n)

ii

Term	Location of Definition

Subsidiary	6.07(o)
Tax, Taxes	6.07(p)
Tax Return	6.07(q)
Voting NewCo Debt	2.01(b)(ii)

iii

    INVESTMENT AGREEMENT dated as of April 27, 2012 (this “Agreement”), among BARNES & NOBLE, INC., a Delaware corporation (the “Parent”), MORRISON INVESTMENT HOLDINGS, INC., a Nevada corporation (the “Investor”) and, solely for purposes of Section 3.06, MICROSOFT CORPORATION, a Washington corporation (“Microsoft”).

       WHEREAS Parent desires to sell to the Investor, and the Investor desires to purchase, a minority interest in Parent’s Digital Business and College Business.

       WHEREAS subject to Section 3.04, the form of the Investor’s investment is intended to be the purchase pursuant to the terms and conditions set forth in this Agreement of Preferred Membership Interests in a newly formed Delaware limited liability company (“NewCo”) to which Parent shall, prior to the Closing, transfer its Digital Business and College Business.

       NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Pre-Closing; Purchase and Sale; Closing

       SECTION 1.01   Formation of NewCo.  (a)  Prior to the Closing, Parent shall form NewCo pursuant to and in accordance with the Delaware Limited Liability Company Act (the “Act”).

       (b)   Promptly thereafter, Parent shall cause NewCo to become a party to this Agreement and adopt this Agreement with the same force and effect as if it were originally a party hereto by executing a Joinder Agreement in the form attached as Exhibit A (a “Joinder Agreement”).

       SECTION 1.02   Purchase and Sale of the Preferred Membership Interests.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent shall cause NewCo to issue, sell and deliver to the Investor, and the Investor shall purchase and acquire from NewCo, 300,000 Preferred Membership Interests for a purchase price per Preferred Membership Interest equal to $1,000, payable as set forth in Section 1.03(b).  The purchase and sale of the Preferred Membership Interests is referred to in this Agreement as the “Preferred Membership Interest Purchase”.

       SECTION 1.03   Closing.  (a)  The closing of the Preferred Membership Interest Purchase (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the second Business Day following the satisfaction (or, to the extent permitted by law, the waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article IV, other than conditions that by their nature are to be satisfied as of the Closing, or, if on such second Business Day any condition set forth in Article IV is not satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article IV are satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between Parent and the Investor.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

       (b)   At the Closing, (i) Parent shall cause NewCo to deliver to the Investor a certificate representing 300,000 Preferred Membership Interests issued to such Investor, duly registered in the name of the Investor, (ii) the Investor shall pay to NewCo, by wire transfer to a bank account designated in writing by NewCo of immediately available funds, $300,000,000 and (iii) Parent and the Investor shall amend and restate NewCo’s limited liability company agreement to be substantially in the form of Annex A hereto (the “LLC Agreement”).

ARTICLE II

Representations and Warranties

       SECTION 2.01   Representations and Warranties of Parent.  (a)  Except as set forth in the Disclosure Letter, Parent represents and warrants as of the date hereof and as of the Closing Date to the Investor as follows:

           (i)   Organization, Standing and Corporate Power.  Parent and each of its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as presently conducted.  Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each U.S. jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or NewCo to consummate the transactions contemplated by this Agreement.

           (ii)           Authorization; Enforceability.  (A)  Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by Parent have been duly authorized and approved by all necessary corporate action on the part of Parent.  On or prior to the date of this Agreement, the board of directors of Parent has duly adopted resolutions approving this Agreement and the transactions contemplated hereby (and, as of the date of this Agreement, the resolutions giving effect to such corporate actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Investor, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

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       (B)           No vote, consent or approval of the stockholders of Parent is required under applicable Law, under Parent’s Certificate of Incorporation or Parent’s By-Laws, or under any Contract between Parent and any stockholder of Parent, to authorize or approve this Agreement or the transactions contemplated hereby.

           (iii)   No Conflict.  (A)  Parent is not in violation or default of any provision of its Certificate of Incorporation or its By-Laws.  The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance by Parent with the provisions of this Agreement will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any conflicts, violations, breaches, defaults, rights, losses or pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature (collectively, “Liens”) upon any of the properties or assets of Parent or any of its Subsidiaries under any term, condition or provision of (1) Parent’s Certificate of Incorporation or By-Laws or (2) (x) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding (a “Contract”) to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of Parent and its Subsidiaries, taken as a whole, (y) any supranational, Federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation of any Governmental Entity (“Law”) that is material to Parent and its Subsidiaries, taken as a whole, or (z) any judgment, injunction, order or decree of any Governmental Entity (“Judgment”), permit, concession, grant or franchise, in each case, applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such sub-clause (2) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or NewCo to consummate the transactions contemplated by this Agreement.

       (B)    Other than in connection or in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver or approval of, any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether Federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) is necessary for the consummation by Parent of the transactions contemplated by this Agreement.

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   (iv)   SEC Documents; Undisclosed Liabilities; Disclosure Controls and Procedures.  (A)  Parent has filed all material reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “SEC”) required to be filed by Parent pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 31, 2009 (the “SEC Documents”).  As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and, except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, as of such respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC or its staff.  The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of Parent included or incorporated by reference in the SEC Documents when filed complied in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

       (B)           Except for matters reflected or reserved against in the consolidated balance sheet of Parent (or the notes thereto) included in Parent’s Form 10-Q for the quarterly period ended January 28, 2012, neither Parent nor any of its Subsidiaries has any liabilities (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of Parent (including the notes thereto), except liabilities that (1) were incurred since the date of such balance sheet in the ordinary course of business, (2) are incurred in connection with the transactions contemplated by this Agreement or (3) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets or properties of Parent and its Subsidiaries, taken as a whole.  There are no unconsolidated Subsidiaries of Parent or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Documents nor any obligations to enter into any such arrangements.

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       (C)    Parent has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  Since January 31, 2009, neither Parent nor Parent’s independent registered public accounting firm has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Parent’s internal controls and procedures which would reasonably be expected to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.  To the knowledge of Parent, there is no fraud, whether or not material, that involves Parent’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries.

   (v)           NewCo Subsidiaries.  Parent owns, directly or indirectly, all of the outstanding membership interests of Barnes & Noble College Booksellers LLC and barnesandnoble.com llc (the “NewCo Subsidiaries”), free and clear of any Liens, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  As of the Closing NewCo will own, directly or indirectly, all of the outstanding membership interests in each NewCo Subsidiary, free and clear of any Liens, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

       (b)           Except as set forth in the Disclosure Letter, Parent represents and warrants as of the Closing Date to the Investor as follows:

   (i)            Organization, Standing and Corporate Power of NewCo.  NewCo is duly organized and validly existing under the Act and has all requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as proposed to be conducted.

   (ii)           Capitalization of NewCo.  The total number of Membership Interests that NewCo shall have the authority to issue is unlimited.  NewCo may issue Common Membership Interests (the “Common Membership Interests”) and Preferred Membership Interests (together with the Common Membership Interests, the “NewCo Membership Interests”).  After giving effect to the Closing, (A) 1,400,000 Common Membership Interests will be issued and outstanding, (B) 300,000 Preferred Membership Interests will be issued and outstanding and (C) 300,000 Common Membership Interests will be reserved and available for issuance in connection with conversion of the Preferred Membership Interests to Common Membership Interests.  Except as set forth in the previous sentence, as of the Closing Date, no membership interests or other voting securities of or equity interests in NewCo will be issued, reserved for issuance or outstanding and no securities of NewCo or any of its Subsidiaries convertible into or exchangeable or exercisable for membership interests or other voting securities of or equity interests

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in NewCo will be issued or outstanding.  All outstanding NewCo Membership Interests are duly authorized, validly issued, fully paid and nonassessable.  As of the Closing Date, the Preferred Membership Interests and Common Membership Interests have the terms and conditions and entitle the holders thereof to the rights set forth in the LLC Agreement and will be free and clear of all Liens.  There are no bonds, debentures, notes or other indebtedness of NewCo having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Membership Interests may vote (“Voting NewCo Debt”).  Except for any obligations pursuant to this Agreement, or as otherwise set forth above in this Section 2.01(b)(ii), there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which NewCo or any of its Subsidiaries is a party or by which NewCo is bound (A) obligating NewCo or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other voting securities of or equity interests in, or any security convertible or exchangeable for any membership interests or other voting securities of or equity interests in, NewCo or any Voting NewCo Debt, (B) obligating NewCo or any of its Subsidiaries to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking or (C) that give any person the right to receive any economic interest of a nature otherwise accruing to the holders of Common Membership Interests.  There are no outstanding obligations of NewCo or any of its Subsidiaries to repurchase, redeem or otherwise acquire any membership interests or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire membership interests of NewCo.

   (iii)           Authorization; Enforceability.  NewCo will have all requisite limited liability company power and authority to execute and deliver the Joinder Agreement and to consummate the transactions contemplated therein.  The execution and delivery of the Joinder Agreement by NewCo and the consummation of the transactions contemplated by, and compliance with the provisions of, the Joinder Agreement by NewCo has been duly authorized and approved by all necessary limited liability company action on the part of NewCo.  The Joinder Agreement has been duly executed and delivered by NewCo and, assuming the due authorization, execution and delivery by the Investor, constitutes a legal, valid and binding obligation of NewCo, enforceable against NewCo in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

   (iv)           No Conflict.  (A)  NewCo is not in violation or default of any provision of NewCo’s certificate of formation, the limited liability company agreement as of the date of formation of NewCo or the LLC Agreement as of the Closing Date.  The execution and delivery by NewCo of the Joinder Agreement and compliance with the provisions thereof and hereof will not conflict with or result in any violation or default under NewCo’s certificate of formation, NewCo’s limited liability company agreement as of the date of formation of NewCo or the LLC Agreement as of the Closing Date.

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       (B)           Other than in connection or in compliance with the provisions of the Securities Act, the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver or approval of, any Governmental Entity is necessary for the consummation by NewCo of the transactions contemplated by this Agreement.

   (v)           Private Offering.  None of NewCo, its Subsidiaries, its Affiliates and its or their Representatives has, directly or indirectly, made any offers or sales of the Preferred Membership Interests or Common Membership Interest or solicited any offers to buy the Preferred Membership Interests or Common Membership Interest, under circumstances that would require registration of the Preferred Membership Interests or Common Membership Interest under the Securities Act.  None of NewCo, its Subsidiaries, its Affiliates and its or their Representatives has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of the Preferred Membership Interests to be integrated with prior offerings by NewCo for purposes of the Securities Act.  None of NewCo, its Subsidiaries, its Affiliates and its or their Representatives has taken any action or steps referred to in the two preceding sentences that would require registration of any of the Preferred Membership Interests under the Securities Act.  Assuming the accuracy of the representations made by the Investor in Section 2.02, the sale and delivery of the Preferred Membership Interests hereunder are exempt from the (A) registration and prospectus delivery requirements of the Securities Act and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

   (vi)           Sufficiency of Assets.  Following consummation of the NewCo Formation Transactions, NewCo will own all material assets, rights and properties of Parent and its Subsidiaries, in each case subject to receipt of applicable third party consents, that, together with the assets to be made available to NewCo pursuant to this Agreement and the assets and services to be made available in accordance with the Separation Principles, are necessary to conduct the Digital Business and the College Business in all material respects as presently conducted by Parent and its Subsidiaries on the date hereof.  As of the Closing, NewCo will not be engaged in any business, or hold any material liabilities or assets, rights or properties relating to any business (except for liabilities, assets, rights or properties of NewCo or its Subsidiaries the transfer of which to Parent and its Subsidiaries other than NewCo and its Subsidiaries is subject to receipt of third-party consent which has not been received), other than the Digital Business and College Business and the investment by the Investor.

   (vii)           Taxes.  All material Tax Returns required to be filed by NewCo, any of its Subsidiaries, the College Business or the Digital Business or with respect to any of their income or assets have been timely filed in accordance with applicable Law, and all such Tax Returns are complete and correct in all material respects.  All material Taxes imposed on or with respect to NewCo, any of its Subsidiaries, the College Business or the Digital Business or with respect to any of their income or assets have been paid in full in accordance with applicable Law.  All material amounts of Taxes required to be withheld by NewCo or any of its Subsidiaries have been duly withheld and remitted to the appropriate taxing authority as required by applicable Law.  Neither NewCo nor any of its Subsidiaries has any liability for any Taxes of any other person under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign Law, as a transferee or successor, by contract or otherwise.  Neither NewCo nor any of its Subsidiaries is a party to any Tax sharing, indemnification, or similar agreement or arrangement.  NewCo and its Subsidiaries have collected all material sales, value-added, goods and services, use, or similar Taxes required to be collected and have remitted such Taxes to the applicable taxing authority as required by applicable Law.  There are no material Liens with respect to Taxes upon any of the assets of either NewCo or any of its Subsidiaries, other than with respect to Taxes not yet due and payable.  NewCo and each of its Subsidiaries is currently, and has been since the date of its formation, a disregarded entity for U.S. federal income tax purposes.

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       SECTION 2.02   Representations and Warranties of the Investor.  The Investor hereby represents and warrants to Parent as of the date hereof and as of the Closing Date and to NewCo as of the Closing Date:

       (a)   Organization and Authority.  The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted.

       (b)           Authorization; Enforceability.  The Investor has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Investor and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement, by the Investor have been duly authorized by all necessary corporate action on the part of the Investor (and, as of the date of this Agreement, the resolutions giving effect to such corporate actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by Parent and due authorization, execution and delivery of a Joinder Agreement by NewCo, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

       (c)           No Conflict.  The execution and delivery by the Investor of this Agreement do not, and the transaction contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or assets of the Investor under, the Certificate of Incorporation or By-laws, or similar organizational documents, of the Investor, any term, condition or provision of any Contract to which the Investor or any of its Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of the Investor and its Subsidiaries, taken as a whole, or any Law that is material to the Investor and its Subsidiaries, taken as a whole, or Judgment, permit, concession, grant or franchise, in each case, applicable to the Investor or any of its Subsidiaries or any of its properties or assets, other than any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

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       (d)   Consents.  Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Entity is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

       (e)           Purchase for Investment.  The Investor acknowledges that the Preferred Membership Interests will not have been registered under the Securities Act or under any state securities laws.  The Investor (i) is acquiring the Preferred Membership Interests pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of the Preferred Membership Interests to any person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Preferred Membership Interests, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Preferred Membership Interests and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of NewCo that it considers sufficient and reasonable for purposes of its making its investment in the Preferred Membership Interests, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

ARTICLE III

Covenants

       SECTION 3.01   Further Assurances.  (a)  Each of Parent, the Investor and NewCo will cooperate and consult with the other and use commercially reasonable efforts (i) to prepare and file all necessary documentation, (ii) to effect all necessary applications, notices, petitions, filings and other documents, (iii) to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities and any other third parties, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement, (iv) to take actions necessary to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and (v) to perform the covenants contemplated by this Agreement, it being agreed that each of Parent, NewCo and the Investor shall make or file any such applications, notices, petitions or filings required to be made by it with Governmental Entities in connection with the transactions contemplated by this Agreement as promptly as practicable.  Parent and NewCo shall take all material action necessary to effect the NewCo Formation Transactions as promptly as reasonably practicable following the date hereof.  To the extent Parent and NewCo enter into any Contracts to effect the NewCo Formation

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Transactions, the terms of such Contracts shall be consistent with the Separation Principles.  Each party shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  For assets and liabilities the transfer of which from (i) Parent (or Parent’s Subsidiaries (other than NewCo and its Subsidiaries)) to NewCo or its Subsidiaries or (ii) NewCo (or NewCo’s Subsidiaries) to Parent or its Subsidiaries (other than NewCo and its Subsidiaries) is subject to receipt of third-party consent which has not been received prior to the Closing Date, Parent and NewCo shall use commercially reasonable efforts to implement arrangements to allow NewCo (in the case of clause (i)) or Parent (in the case of clause (ii)) to the maximum extent reasonably practicable to obtain the benefits and bear the burdens of such assets and liabilities until such consent is obtained.  After the Closing, Parent and NewCo shall hold and shall promptly transfer and deliver to the other party, from time to time as and when received by it, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert such checks into cash), or other property that they may receive which properly belongs to the other party, including any payments of accounts receivable and insurance proceeds, and shall account to the other party for all such receipts. Each of Parent, the Investor and NewCo will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  Parent, the Investor and NewCo shall promptly furnish each other, to the extent permitted by applicable Laws, with copies of written communications received by them or their Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

       (b)    NewCo or Parent, as the case may be, shall give prompt written notice to the Investor upon becoming aware of any Claim commenced or, to the knowledge of NewCo, to which NewCo is or may become a party (including any such Claim in the right of NewCo) (x) relating to or involving this Agreement or the transactions contemplated hereby, or (y) seeking to enjoin, restrain, restrict, limit or prohibit the transactions contemplated hereby or any of the rights, privileges or preferences to which the Investor is entitled as set forth in the LLC Agreement or the other agreements contemplated by this Agreement.  NewCo or Parent, as the case may be, shall give the Investor the opportunity to participate in (but not control) the defense and settlement of any such Claims and NewCo and Parent agree to use, and to cause their or Parent’s, as the case may be, Affiliates, directors and officers to use, its commercially reasonable efforts to defend or contest any such Claim, subject to the right of NewCo to settle such Claim in compliance with the LLC Agreement.  The Investor will cooperate (at Parent’s sole cost and expense) with NewCo and Parent in its defense of such Claims as NewCo may reasonably request.

       (c)    Except for matters set forth in Section 3.01(c) of the Disclosure Letter or otherwise expressly permitted or required by the terms of this Agreement or expressly contemplated in connection with the NewCo Formation Transactions and, to the extent applicable, consistent with the Separation Principles, from the date of this Agreement to the earlier of the Closing or termination of this Agreement, Parent shall conduct its Digital Business and College Business in the usual, regular and ordinary course, and shall use commercially reasonable efforts to keep intact its Digital Business and College Business and preserve the relationships of its Digital Business and College Business with customers, suppliers, licensors, licensees, strategic partners, distributors and others with whom its Digital Business and College Business deal.

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       (d)   At the Closing Date, Parent and the Investor shall, and Parent shall cause NewCo to, execute and deliver the LLC Agreement and the Registration Rights Agreement.

       (e)    From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, none of Parent, NewCo or any of their respective Subsidiaries shall consummate any transaction that would require any antidilution adjustment to be made under the LLC Agreement as if entered into on the date of this Agreement.

      SECTION 3.02   Expenses.  Except as otherwise provided in this Agreement, each party shall bear and pay its own costs, fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement, provided that, except as otherwise provided in the Separation Principles, all costs, fees and expenses in connection with NewCo Formation Transactions shall be borne by Parent.

       SECTION 3.03   Confidentiality.  Each of Parent, NewCo and Investor hereby agrees to keep confidential and to cause its respective employees, officers, directors, Affiliates and Representatives to keep confidential any and all confidential information of the Investor on the one hand, and NewCo and Parent on the other, including non-public information relating to their respective finances and results, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that was disclosed by the Investor on the one hand, and NewCo or Parent on the other, or their respective Affiliates or Representatives on or prior to the date of this Agreement.

       SECTION 3.04   Change to Transaction Structure.  The parties agree that prior to the Closing Parent shall have the right to modify the structure of NewCo as reasonably necessary, so long as (i) any such modification does not alter the terms of the preferred equity interests to be purchased by the Investor or otherwise adversely impact the Investor other than in a de minimis respect (including with respect to the Tax consequences to the Investor with respect to the purchase, ownership, or disposition of the Preferred Membership Interests) and (ii) NewCo is not classified as an association taxable as a corporation for U.S. federal income tax purposes. Upon Parent giving written notice to the Investor of such election, the parties shall, if necessary, enter into an amendment to this Agreement to implement any changes to this Agreement necessitated by such modification (including replacing or modifying the forms of governing documents of NewCo).

       SECTION 3.05   Taxes.  Parent shall be responsible for and shall timely pay to the applicable taxing authority as required by Law the full amount of any Taxes incurred in connection with the NewCo Formation Transactions, including any sales, use, transfer or value-added Taxes imposed in connection therewith.

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       SECTION 3.06   Guarantee.  Microsoft hereby irrevocably and unconditionally guarantees, and agrees to cause the Investor to satisfy, all obligations of the Investor under this Agreement, on the terms and subject to the conditions set forth in this Agreement.  This guarantee (i) is a present and continuing guarantee of payment and not of collectability, and (ii) is in no way conditioned or contingent upon any attempts to collect or upon any other condition or contingency.

ARTICLE IV

Conditions

       SECTION 4.01   Conditions to the Obligations of Each Party’s Obligations.  The respective obligations of each party to effect the transactions set forth in this Agreement are subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

       (a)   Legal Restraints.  No Governmental Entity shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any transaction contemplated by this Agreement.

       (b)   Definitive Agreements.  The Commercial Agreement among Parent, NewCo and Microsoft dated on or about the date hereof and effective as of the Closing Date (the “Commercial Agreement”) shall be effective.

       SECTION 4.02   Conditions to the Obligations of Parent and NewCo.  The obligations of Parent and NewCo to effect the transactions set forth in this Agreement are subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

       (a)   LLC Agreement.  The Investor shall have executed and delivered the LLC Agreement.

       (b)   Representations and Warranties.  The representations and warranties of the Investor in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such failures to be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.

       (c)   Performance of Obligations of the Investor.  The Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

       (d)   Credit Facility Consent.  Parent shall have received any required consent of the lenders under the Parent’s Amended and Restated Credit Agreement dated as of April 29, 2011, as amended (the “Credit Agreement”), to the consummation of the transactions contemplated hereby and the NewCo Formation Transactions.

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       SECTION 4.03   Conditions to the Obligations of the Investor.  The obligations of the Investor to effect the transactions set forth in this Agreement are subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

       (a)   Definitive Agreements.  Parent and NewCo shall have executed and delivered the LLC Agreement, the Registration Rights Agreement and the Joinder Agreement.

       (b)   Representations and Warranties.  The representations and warranties of Parent in this Agreement (including with respect to NewCo) shall be true and correct at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct or true and correct on such earlier date), except for such failures to be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on NewCo and its Subsidiaries after giving effect to the NewCo Formation Transactions, taken as a whole, or on the ability of Parent and NewCo to consummate the transactions contemplated by this Agreement.

       (c)   Performance of Obligations of NewCo.  Parent and NewCo shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

       (d)   NewCo Formation Transactions.  The NewCo Formation Transactions shall have been consummated.

       (e)   Certificate.  Parent and NewCo shall have delivered to the Investor a certificate, dated as of the Closing Date and signed on behalf of Parent and NewCo by the Chief Executive Officers or Chief Financial Officers of Parent and NewCo, certifying the satisfaction of the conditions in Sections 4.03(b), (c) and (d).

ARTICLE V

Termination

       SECTION 5.01   Termination.  This Agreement may be terminated at any time prior to the Closing Date:

       (a)   by mutual written consent of Parent and the Investor;

       (b)   by either Parent or the Investor, if

   (i)     the Closing Date shall not have occurred by February 3, 2013 (such date, the “Outside Date”); provided that the party seeking termination of this Agreement pursuant to this Section 5.01(b)(i) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; provided further, that (A) if on the Outside Date, Parent has been pursuing completion of the NewCo Formation Transactions in good faith but the NewCo Formation Transactions have not been consummated, the Investor shall on the Outside Date either (1) exercise its right to terminate this Agreement in accordance with this Section 5.01(b)(i) and the Settlement and License Agreement shall terminate pursuant to Section 5.2.3 thereof or (2) extend the Outside Date to May 3, 2013 (the “Extended Outside Date”) by giving written notice thereof to Parent, in which event, this Agreement may thereafter be terminated by either party prior the Extended Outside Date (provided that, if Parent has been pursuing completion of the NewCo Formation Transactions in good faith, (x) in the event of a termination by the Investor, the Settlement and License Agreement shall terminate pursuant to Section 5.2.3 thereof and (y) in the event of a termination by Parent, Parent shall have the right to terminate the Settlement and License Agreement solely to the extent it is entitled to do so under Section 5.2 thereof) and (B) if the conditions to the Investor’s obligations to effect the transactions contemplated by this Agreement are not satisfied on the Extended Outside Date, the Investor shall not be required to concurrently terminate the Settlement and License Agreement in order to exercise its right to terminate this Agreement in accordance with this Section 5.01(b)(i); or

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   (ii)           any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any transaction contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

ARTICLE VI

Miscellaneous

       SECTION 6.01   Survival.  The representations and warranties of the parties set forth in Article II of this Agreement shall survive until the second anniversary of the Closing, except that Sections 2.01(a)(i), (ii), Sections 2.01(b)(i), (ii) and (iii) and Sections 2.02(a) and (b) shall survive indefinitely and Section 2.01(a)(vii) shall survive until the close of business on the 60th day following the expiration of the applicable statute of limitations.  All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled.

       SECTION 6.02   Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

       SECTION 6.03   Counterparts and Facsimile.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

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       SECTION 6.04   Specific Enforcement; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  (a)  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

       (b)   THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.  THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.  IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, SO LONG AS ONE OF SUCH COURTS SHALL HAVE SUBJECT MATTER JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING, AND THAT ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON, (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW, AND NOTHING IN THIS SECTION 6.04(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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       (c)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.04(c).

       SECTION 6.05   Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

       (a)        If to Parent or NewCo:

Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011
Attention:  Eugene V. DeFelice
                    Vice President, General Counsel & Secretary

         Facsimile:  (212) 463-5683

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with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:  Scott A. Barshay, Esq.
                    Andrew R. Thompson, Esq.

Facsimile:  (212) 474-3700

       (b)        If to the Investor:

Morrison Investment Holdings, Inc.
c/o Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399
Attention:  Keith R. Dolliver
                    President

Facsimile:  (425) 706-7329

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:  Alan M. Klein, Esq.

Facsimile:  (212) 455-2502

       (c)        If to Microsoft:

Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399
Attention:  Peter Klein
                    Chief Financial Officer

Fax:  (425) 706-7329

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with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:  Alan M. Klein, Esq.

Facsimile:  (212) 455-2502

or to such other address as any person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

       SECTION 6.06   Entire Agreement, etc.  This Agreement (including the Annexes hereto), together with the Related Agreements, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof, including the term sheets with respect to the subject matter hereof and thereof and the Settlement Discussion Agreement between Parent and Microsoft, dated as of July 12, 2011.

       SECTION 6.07   Definitions.  (a)  “Affiliate” means, with respect to any specified person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or entity; provided, that none of Parent and its Subsidiaries, and NewCo and its Subsidiaries shall be deemed to be Affiliates of the Investor or any of its respective Affiliates. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

       (b)   “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

       (c)   “Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

       (d)   “College Business” means the assets, rights and properties, including all goodwill relating thereto, whether tangible or intangible, real, personal or mixed, and liabilities of Parent and its Subsidiaries primarily related to, or used primarily in connection with, the college bookstore business conducted by Parent and its Subsidiaries as of the date hereof (but with respect to any asset, right and property or liability the transfer of which has not been consented to by any third-party with the right to consent to such transfer, subject to the receipt of such consent), including:

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(i)	100% of the equity interests in Barnes & Noble College Booksellers, LLC;
(ii)	Intellectual property associated solely with such college bookstore business and a license for use (but not ownership) of the Barnes & Noble name and trademark;
(iii)
Customer data originating in such college bookstore business (subject to applicable restrictions under privacy policies and applicable Law) and Contracts, including management agreements and licenses or other rights from publishers and authors, relating to such college bookstore business;

(iv)
Claims arising out of or relating to the businesses, assets and liabilities transferred to NewCo primarily related to such college bookstore business, including all Claims against third parties, whether choate or inchoate, known or unknown, contingent or non-contingent, or otherwise, and the right to obtain all proceeds therefrom;

(v)
Obligations with respect to third-party channel partner returns, price protection agreements with third-party channel partners, rebates and offsets of rebates from suppliers and liabilities with respect to gift cards, in each case primarily related to such college bookstore business;

(vi)
Substantially all the employees of Parent or its Subsidiaries (other than Barnes & Noble College Booksellers LLC) who as of the date of the separation are engaged primarily in such college bookstore business (and the liabilities associated therewith);

(vii)
Such other assets, rights, properties, obligations and liabilities described or referenced in the sections of Parent’s Annual Report on Form 10-K for the year ended April 30, 2011, and subsequently filed Quarterly Reports on Form 10-Q, primarily relating to “B&N College”; and

(viii)
All credits and deposits (including customer deposits, security deposits for rent, electricity, telephone or otherwise), and prepaid charges and expenses, and all permits or franchises, in each case, primarily related to such college bookstore business;

subject, in each case, to the Separation Principles.

       (e)   “Digital Business” means the assets, rights and properties, including all goodwill relating thereto, whether tangible or intangible, real, personal or mixed, and liabilities of Parent and its Subsidiaries primarily related to, or used primarily in connection with, the digital device, digital content, eCommerce and nook.com businesses (including barnesandnoble.com llc, but excluding assets and liabilities primarily related to the retail business (including the Barnes & Noble trademark)) conducted by Parent and its Subsidiaries as of the date hereof (but with respect to any asset or liability the transfer of which has not been consented to by any third-party with the right to consent to such transfer, subject to the receipt of such consent), including:

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(i)	100% of the equity interests in barnesandnoble.com llc;
(ii)	Digital device manufacturing, development, sale and distribution work and rights and each Nook line of devices;
(iii)	Application software development, sale and distribution work and rights;
(iv)
Intellectual property to the extent associated with such digital device, digital content, eCommerce and nook.com businesses (including patents primarily related to such digital device, digital content, eCommerce and nook.com businesses, the Nook trademark and copyrights and licenses for digital content, but only including certain URLs, such as nook.com);

(v)
 Customer data, including all data associated with a customer’s consumption of digital content (including bookmarks, last page read, highlighting and annotations), originating in such digital device, digital content, eCommerce and nook.com businesses and rights to maintain digital lockers for digital customers (subject to applicable restrictions under privacy policies and applicable Law);

(vi)
Rights to sell digital content, including electronic books, magazines, newspapers, periodicals, comic books, children’s books and other reading and reading-related content, together with associated data thereto including any annotations by such end user, and Contracts related to such digital device, digital content, eCommerce and nook.com businesses;

(vii)
Claims primarily relating to the businesses, assets and liabilities transferred to NewCo primarily related to such digital device, digital content, eCommerce and nook.com businesses, including all Claims against third parties, whether choate or inchoate, known or unknown, contingent or non-contingent, or otherwise, and the right to obtain all proceeds therefrom;

(viii)	Rights and obligations under the leases for office space located at 3400 Hillview Avenue, Palo Alto, California and 76 9th Avenue, New York, New York;
(ix)
Obligations with respect to third-party channel partner returns, price protection agreements with third-party channel partners, rebates and offsets of rebates from suppliers and liabilities with respect to gift cards, in each case primarily related to such digital device, digital content, eCommerce and nook.com businesses;

(x)	Obligations under digital device warranties (including pre-separation digital device warranties);
(xi)	Obligations under the Settlement and License Agreement from and after the date of separation;

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(xii)
Substantially all the employees of Parent or its Subsidiaries who as of the date of the separation are engaged primarily in such digital device, digital content, eCommerce and nook.com businesses (and the liabilities associated therewith);

(xiii)
Such other assets, rights, properties, obligations and liabilities described or referenced in the sections of Parent’s Annual Report on Form 10-K for the year ended April 30, 2011, and subsequently filed Quarterly Reports on Form 10-Q as are primarily related to “B&N.com”; and

(xiv)
All credits and deposits (including customer deposits, security deposits for rent, electricity, telephone or otherwise), and prepaid charges and expenses, and all permits or franchises, in each case, primarily related to such digital device, digital content, eCommerce and nook.com businesses;

subject, in each case, to the Separation Principles.

       (f)    “Disclosure Letter” means the letter dated as of the date hereof delivered by Parent to the Investor.

       (g)           “NewCo Formation Transactions” means (i) the formation of NewCo, (ii) the separation of substantially all the Digital Business and College Business from Parent and the transfer of substantially all the Digital Business and College Business into NewCo, including the transfer of the assets, rights and properties primarily related to the Digital Business and the College Business to NewCo free and clear of all Liens (other than any Liens under the Credit Agreement and any Permitted Encumbrances (as defined in the Credit Agreement)), (iii) the transfer of substantially all the employees who as of the date of separation were primarily engaged in the conduct of the Digital Business and College Business and (iv) the entry of NewCo and Parent into commercial arrangements and transition services arrangements, in each case, in accordance with the Separation Principles.

       (h)           “Preferred Membership Interests” means the Series A Preferred Membership Interests of NewCo, having the powers, preferences and rights, and the qualifications, limitations and restrictions, specified in the LLC Agreement.

       (i)    “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC.

       (j)    “Registration Rights Agreement” means the registration rights agreement among Parent, NewCo and the Investor dated as of the Closing Date and to be substantially in the form of Annex B hereto.

       (k)           “Related Agreements” means (i) the Settlement and License Agreement, (ii) the Commercial Agreement and (iii) any other agreements between or among Parent, NewCo, Microsoft and any of their respective Affiliates entered into in connection with the transactions contemplated herein or therein.

21

       (l)    “Representative” means, with respect to any person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such person.

       (m)           “Separation Principles” means the principles with respect to the separation of Parent’s Digital Business and College Business to NewCo which are set forth on Annex C.

       (n)           “Settlement and License Agreement” means the Settlement and Patent License Agreement among Parent, barnesandnoble.com llc, Microsoft and Microsoft Licensing GP, dated as of the date hereof.

       (o)           A “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.  For purposes of this Agreement, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

       (p)           “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any taxing authority.

       (q)           “Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

       SECTION 6.08   Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a person are also to its permitted successors and assigns.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

22

       SECTION 6.09   Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

       SECTION 6.10   No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

       SECTION 6.11   Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that the Investor (and any of the Investor’s permitted assignees under this Section 6.11) may assign its rights, interests and obligations hereunder to Microsoft or any of Microsoft’s wholly owned subsidiaries; provided, however, that any assignment of the rights, interests or obligations hereunder shall not modify the obligations of Microsoft under Section 3.06.

       SECTION 6.12   Public Announcements.  Parent and the Investor agree that the initial press release announcing the execution and delivery of this Agreement and the transactions contemplated by this Agreement shall be a joint release of Parent and the Investor. Subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed compliance with which shall not require consultation with, or the consent of, the other party, neither Parent nor the Investor will make any public news release or other public disclosure with respect to this Agreement or the transactions contemplated hereby in which the other party is named without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed).

[Signature Pages Follow]

23

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

BARNES & NOBLE, INC.,

by	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel & Secretary

[Signature Page to the Investment Agreement]

MORRISON INVESTMENT HOLDINGS, INC.,

by	/s/ Keith R. Dolliver
Name: Keith R. Dolliver
Title: President

[Signature Page to the Investment Agreement]

Solely for purposes of Section 3.06, MICROSOFT CORPORATION,

by	/s/ Steven A. Ballmer
Name: Steven A. Ballmer
Title: Chief Executive Officer

[Signature Page to the Investment Agreement]

ANNEX A

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

[NEWCO] LLC

i

ARTICLE V Capital Contributions; New Issuances; Preemptive Rights

SECTION 5.01.	Capital Contributions	37
SECTION 5.02.	New Issuances of Equity Capital	37
SECTION 5.03.	Preemptive Rights	37

ARTICLE VI Capital Accounts; Allocations of Profit and Loss; Tax Matters

SECTION 6.01.	Initial Capital Accounts	39
SECTION 6.02.	Allocations of Book Income and Loss	40
SECTION 6.03.	Allocations of Taxable Income and Loss	43
SECTION 6.04.	Excess Nonrecourse Liabilities	44
SECTION 6.05.	Allocations in Respect of Transferred Membership Interests	44
SECTION 6.06.	Elections	44
SECTION 6.07.	Fiscal Year	44
SECTION 6.08.	Withholding	44
SECTION 6.09.	Tax Matters Member	44
SECTION 6.10.	Partnership Status	45
SECTION 6.11.	Restoration of Negative Capital Account; Return of Capital	45
SECTION 6.12.	Tax Information	45

ARTICLE VII Distributions; Liquidation Events; Redemption

SECTION 7.01.	Distributions	46
SECTION 7.02.	Tax Distributions	46
SECTION 7.03.	Liquidation Events	46
SECTION 7.04.	Change of Control Sale	47
SECTION 7.05.	Redemption	48
SECTION 7.06.	Morrison Put	50

ARTICLE VIII Transfer of Membership Interests; Tag-Along Rights; Drag-Along Rights

SECTION 8.01.	Transfer of Membership Interests Generally	51
SECTION 8.02.	Effect of Permitted Transfer	51
SECTION 8.03.	Securities Law Matters	51
SECTION 8.04.	Transfers by Morrison	52
SECTION 8.05.	Transfers by Beckett Entity	52
SECTION 8.06.	Tag Along; Drag Along	52
SECTION 8.07.	Lock-Up Agreements	55

ARTICLE IX Certain Other Matters

SECTION 9.01.	Initial Public Offering and Qualified Distribution	55
SECTION 9.02.	Dissolution	56
SECTION 9.03.	Liquidation	56
SECTION 9.04.	Resignation	57
SECTION 9.05.	Morrison Information Rights	57
SECTION 9.06.	Change of Control Notice	58

ARTICLE X Miscellaneous

SECTION 10.01.	Notices	57
SECTION 10.02.	Waiver	58
SECTION 10.03.	Cumulative Remedies	58
SECTION 10.04.	Parties in Interest	58
SECTION 10.05.	Headings	59
SECTION 10.06.	Severability	59
SECTION 10.07.	Counterparts	59
SECTION 10.08.	Entire Agreement	59
SECTION 10.09	Governing Law	59
SECTION 10.10.	Confidentiality	59
SECTION 10.11.	Amendments	60
SECTION 10.12.	Absence of Presumption	60

SCHEDULES

Schedule A	Members and Membership Interest

Schedule B	Capital Accounts as of the Closing Date

EXHIBITS

Exhibit A	Form of Joinder Agreement

Exhibit B	Form of Certificate of Membership Interests

Exhibit C	Form of Indemnification Agreement

ii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of [●], 2012 (this “Agreement”), of [NEWCO], LLC, a Delaware limited liability company (the “Company”), among [●], a [●] (“Beckett Member”), solely for purposes of Sections 6.09 and 7.05(a)(ii), BARNES & NOBLE, INC., a Delaware corporation (“Barnes&Noble”), MORRISON INVESTMENT HOLDINGS, INC., a Nevada corporation (“Morrison”) and, solely for purposes of Section 9.05(c), MICROSOFT CORPORATION, a Washington corporation (“Microsoft Corporation”). Capitalized terms used herein have their respective meanings as set forth in Section 1.01.

WHEREAS the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq., as amended from time to time (the “Delaware Act”)) pursuant to the filing of the Certificate of Formation;

WHEREAS Beckett Member, as sole member of the Company (in such capacity, the “Initial Member”), executed a limited liability company agreement effective as of [●], 2012 (the “Original LLC Agreement”); and

WHEREAS the Initial Member of the Company wishes to amend and restate such Existing LLC Agreement to reflect the addition of an Additional Member (as defined below) and to reflect other terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby continue the Company pursuant to and in accordance with the Delaware Act, as provided herein, and hereby agree to amend and restate the Original LLC Agreement as follows:

ARTICLE I

Defined Terms

SECTION 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“Additional Issuance Price” shall mean, in connection with any issuance of Additional Membership Interests, (i) the total consideration paid for such Additional Membership Interests (or, in the case of a deemed issuance of Additional Membership Interests as described in Section 3.04(c), the exercise or conversion price of the Options or Convertible Securities giving rise to such deemed issuance), divided by (ii) the number of Common Membership Interests issued, or deemed issued pursuant to Section 3.04(c), as Additional Membership Interests in connection with such issuance.

“Additional Membership Interests” shall mean any Membership Interests issued by the Company after the date hereof other than: (i) except for purposes of Section 3.05(b), in connection with any Initial Public Offering or Qualified Distribution, (ii) pursuant to any present or future employee, officer or director benefit plan or program of or assumed by the Company or any of its Subsidiaries, (iii) in connection with any merger, consolidation, acquisition for stock, business combination or any similar extraordinary transaction, (iv) the issuance of Common Membership Interests as a dividend or distribution to all or substantially all holders of Common Membership Interests, or a subdivision or combination of Common Membership Interests or a reclassification of (or similar action with respect to) Common Membership Interests into a greater or lesser number of Common Membership Interests or (v) Equity Incentive Reimbursement Issuances.

“Adjusted Capital Account Balance” shall mean, with respect to any Member, the balance in such Member’s Capital Account after giving effect to the following adjustments:

(i)    debits to such Capital Account of the items described in Sections 1.704-1(b)(2)(ii)(d)(4) through (6) of the Treasury Regulations; and

(ii)    credits to such Capital Account of such Member’s share of minimum gain or Member Nonrecourse Liability minimum gain or any amount which such Member would be required to restore under this Agreement or otherwise.

The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account Balance as of the end of the relevant taxable period or portion thereof.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. As used in this definition, the term “control” (including with correlative meanings, “controls”, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership, limited liability company or other ownership interests, by contract or otherwise. For purposes of this Agreement, neither the Company nor any entity controlled, directly or indirectly, by the Company shall be an Affiliate of any Member.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Appraiser” shall have the meaning set forth in Section 7.06(b).

“Barnes&Noble” shall have the meaning set forth in the preamble hereof.

“Beckett Entity” shall mean (a) Barnes&Noble, (b) Beckett Member, (c) any Affiliate of Barnes&Noble to whom any Beckett Entity Transfers all or any part of its Membership Interests in accordance with Section 8.05(a) and (d) any Intermediate Subsidiary, in each case for so long as any such Beckett Entity holds, directly or indirectly, any Membership Interests.

“Board of Managers” shall have the meaning set forth in Section 4.01(a).

“Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks located in New York City are authorized or required by applicable law to be closed for the conduct of regular banking business.

“Capital Account” shall have the meaning set forth in Section 6.01(a).

“Capital Contribution” shall mean any capital contribution made by a Member of the Company.

“Certificate of Formation” shall mean the Certificate of Formation of the Company filed on [●], 2012, and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Change of Control” shall mean the occurrence of any of the following events: (a) any transaction in which Barnes&Noble ceases to own, directly or indirectly, at least 50% of the voting power of the Company (other than an Initial Public Offering or Qualified Distribution), (b) any disposition of all or substantially all of the assets of the Company and (c) at any time that Barnes&Noble owns, directly or indirectly, at least 50% of the voting power of the Company, any transaction in which a person or entity that is not a Permitted Holder acquires stock of Barnes&Noble entitled to exercise a majority of the voting power of Barnes&Noble.

“Change of Control Effective Date” shall have the meaning set forth in Section 7.04(a).

“Change of Control Payment” shall have the meaning set forth in Section 7.04(a).

“Change of Control Sale” shall have the meaning set forth in Section 7.04(a).

“Closing Date” shall mean the date hereof.

“Closing Price” of a security on any date of determination shall mean the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of such security on the Eligible Exchange on which such security is listed or quoted on such date, or if no closing sale price is reported, the last reported sale price on the Eligible Exchange, or if such security is not so listed or quoted on an Eligible Exchange, the last quoted bid price for such security in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of such security on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commercial Agreement” shall mean the Commercial Agreement dated as of April 27, 2012 among the Company, Barnes&Noble and Microsoft Corporation.

“Common Membership Interests” shall mean the common limited liability company interests of the Company having the terms and conditions specified in this Agreement and which shall be evidenced by certificates in the form of Exhibit B hereto.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Common Stock” shall mean the common stock or other common equity interests of the Issuer sold in an Initial Public Offering or distributed in a Qualified Distribution.

“Company Formation Transactions” shall have the meaning assigned to “NewCo Formation Transactions” in the Investment Agreement

“Company Notice of Redemption” shall have the meaning set forth in Section 7.05(c).

“Company Optional Redemption Date” shall have the meaning set forth in Section 7.05(b)(ii).

“Conversion Date” shall have the meaning set forth in Section 3.04(b).

“Conversion Price” shall have the meaning set forth in Section 3.04(a).

“Conversion Rate” shall have the meaning set forth in Section 3.04(a).

“Convertible Securities” shall mean, with respect to a security, any evidences of indebtedness, or other securities convertible into or exchangeable for such security (including, with respect to Common Membership Interests, Series A Preferred Membership Interests); provided that if such security is a Common Membership Interest, such security would, if issued following the date hereof, constitute Additional Membership Interests.

“Covered Person” shall have the meaning set forth in Section 3.07(b).

    “Current Market Price” per share or other applicable unit of any security as of a Record Date for any issuance, distribution, dividend or other action, shall mean the arithmetic average of the VWAP per share or other applicable unit of such security, for each of the ten consecutive full Trading Days ending on the Trading Day before the Record Date with respect to such issuance, distribution, dividend or other action, appropriately adjusted to take into account the occurrence during such period of any event described in Section 3.05(c).

“Delaware Act” shall have the meaning set forth in the recitals hereto.

“Distributed Entity” shall mean any Subsidiary of the Company distributed in a Distribution Transaction.

“Distributed Property” shall have the meaning set forth in Section 3.05(c)(iv).

“Distribution Ratio” shall mean the number of shares (or fraction of a share) of a Distributed Entity received in respect of or in exchange for, as applicable, a share of Company Common Stock in the Distribution Transaction.

“Distribution Transaction” shall mean any transaction by which a Subsidiary of the Company ceases to be a Subsidiary of the Company by reason of the distribution of such Subsidiary’s equity securities to holders of Company Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Distributions” shall mean distributions of cash, Equity Interests, equity interests of Subsidiaries of the Company or other property made by the Company with respect to the Membership Interests.

“Drag Along Notice” shall have the meaning set forth in Section 8.06(b).

“Drag Along Portion” shall mean, with respect to any holder of Series A Preferred Membership Interests, the number of Membership Interests (on an as-converted basis) held by such holder multiplied by a fraction, the numerator of which is the number of Membership Interests proposed to be sold (or converted into the right to receive merger consideration in a merger or consolidation of the Company) by the Beckett Entities in a Drag Along Sale pursuant to Section 8.06(b) and the denominator of which is the total number of Membership Interests then held by all Beckett Entities.

“Drag Along Sale” shall mean a transaction in which one or more Beckett Entities propose to transfer any Membership Interests representing more than 50% of all of the Membership Interests to any Person(s) that are not Affiliates of Barnes&Noble (other than in connection with a Qualified Distribution) and which transaction is a Change of Control, but excluding a transaction that is subject to the provisions of Section 9.01. A Drag Along Sale shall include a merger or consolidation of the Company.

“Drag Along Sale Period” shall have the meaning set forth in Section 8.06(d).

“Electing Holders” shall have the meaning set forth in Section 7.05(a).

“Eligible Exchange” shall mean the New York Stock Exchange, the Nasdaq National Market or any respective successor exchange.

“Equity Incentive Reimbursement Issuances” shall mean any issuance of Common Membership Interests to the Beckett Member as reimbursement for the actual cost of any compensation paid to NewCo employees in the form of Barnes&Noble equity awards, which Common Membership Interests shall be issued to the Beckett Member at the fair market value of such Common Membership Interests as reasonably determined in good faith by the Board of Managers.

“Equity Interest” shall mean any Membership Interest or Options or Convertible Securities with respect to Membership Interests.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934.

“Exchange Ratio” shall mean the quotient of (i) the number of outstanding shares of Company Common Stock immediately following the effective date of a Distribution Transaction and (ii) the number of outstanding shares of Company Common Stock immediately prior to the effective date of such Distribution Transaction.

“Expiration Date” shall have the meaning set forth in Section 3.05(c)(iii).

“Expiration Time” shall have the meaning set forth in Section 3.05(c)(iii).

“Fair Market Value” shall mean, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Managers, or an authorized committee thereof, acting in good faith.

“GAAP” shall mean generally accepted accounting principles in the United States.

“holder” with respect to a security, shall mean a Person in whose name such security is registered, which Person may be treated by the issuer of such security, and any agent of such issuer, as the absolute owner of such security for the purpose of making payment and settling conversions and for all other purposes; provided that, with respect to Series A Membership Interests, Common Membership Interests, Preferred Stock and Company Common Stock, to the fullest extent permitted by law, no Person that has received Series A Preferred Membership Interests, Common Membership Interests, Preferred Stock or Company Common Stock in violation of Article VIII shall be a holder, and the Company, and any agent of the Company, shall not recognize any such Person as a holder.

“Holder Notice of Elective Redemption” shall have the meaning set forth in Section 7.05(a).

“Initial Member” shall have the meaning set forth in the recitals hereto.

“Initial Public Offering” shall mean the closing of a bona fide, firm commitment, underwritten public offering of the Issuer’s common equity securities, pursuant to an effective registration statement under the Securities Act; provided, however, that such common equity securities of the Issuer in such offering are (following consummation of such offering) registered on or listed for trading on, as applicable, an Eligible Exchange.

“Intermediate Subsidiary” shall mean any direct or indirect Subsidiary of Barnes&Noble that directly or indirectly holds any Membership Interests.

“Investment Agreement” shall mean the Investment Agreement dated as of April 27 2012, among Barnes&Noble, Morrison, Microsoft Corporation (solely for purposes of Section 3.06 thereof) and, following its formation and its execution of a joinder thereto, the Company.

“IPO Valuation” shall mean an amount equal to (i) the price per share of common equity interests of the Issuer paid by the public in an Initial Public Offering, multiplied by (ii) the total number of shares of such common equity interests outstanding immediately following such Initial Public Offering (excluding the number of shares of common equity interests issued for sale for the Issuer’s account in such Initial Public Offering) on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted or exchanged for such common equity interests of the Issuer and (2) all other Convertible Securities and Options with respect to such common equity interests (which shall include such Convertible Securities and Options with respect to Common Membership Interests that become convertible or exercisable with respect to such common equity interests) with a conversion or exercise price per share that is less than the price specified in sub-clause (i) had been fully exercised, converted or exchanged immediately prior to such Initial Public Offering (and the resulting securities fully converted into such common equity interests, if so convertible, but without any adjustment to the Conversion Price or Conversion Rate), as of such date, and the consideration paid for such exercise or conversion used by the Issuer to repurchase and retire common equity interests of the Issuer immediately prior to such issuance.

“Issuer” shall have the meaning set forth in Section 9.01(a).

“Joinder Agreement” shall mean an agreement, substantially in the form of Exhibit A, confirming the agreement of a Person to be bound by the terms and provisions of this Agreement.

“Junior Equity Interests” shall mean any Equity Interests of the Company (including Common Membership Interests) the holders of which have rights to any distribution or payment out of the assets of the Company upon a Liquidation Event ranking junior to the rights of the Series A Preferred Membership Interests.

“Launch Date” shall have the meaning set forth in the Commercial Agreement.

“Liquidation Event” shall mean any liquidation, dissolution or winding-up of the Company or Barnes&Noble, whether voluntary or involuntary.

“Liquidation Preference” shall have the meaning set forth in Section 7.03(a).

“Major Division” shall mean either of (i) the Company’s digital device and content business and (ii) the business currently conducted by Barnes & Noble College Booksellers, LLC.

“Manager” shall have the meaning set forth in Section 4.01(b).

“Market Disruption Event” shall mean any of the following events:
(i)    with respect to a security, any suspension of, or limitation imposed on, trading of such security by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of such security, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to such security or options contracts relating to such security on the Relevant Exchange; or

(ii)    with respect to a security, any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of such security, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, such security on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to such security on the Relevant Exchange.

“Member” shall mean the Initial Member, Morrison and any Additional Member until the Initial Member, Morrison or such Additional Member, as applicable, ceases to be a Member of the Company in accordance with the terms of this Agreement.

“Member Nonrecourse Liability” shall mean a “partner nonrecourse liability” as defined in Section 1.704-2(b)(4) of the Treasury Regulations.

“Membership Interests” shall mean the Common Membership Interests and the Series A Preferred Membership Interests or any other membership interests of the Company the Company is authorized to issue pursuant to Section 3.03(b).

“Morrison” shall have the meaning set forth in the preamble hereto.

“Morrison Consent” shall mean the written consent of the Morrison Party or Morrison Parties then holding a majority of Membership Interests held by all such Morrison Parties (which consent, except as provided in Section 4.03(g), may be given, withheld or made subject to such conditions as are determined by such Morrison Party or Morrison Parties in its or their sole discretion).

“Microsoft Corporation” shall have the meaning set forth in the preamble hereto.

“Morrison Notice of Redemption” shall have the meaning set forth in Section 7.05(a).

“Morrison Party” shall mean each of (i) Microsoft Corporation and (ii) any Subsidiary of Microsoft Corporation, in each case, so long as such entity holds Series A Preferred Membership Interests, or Common Membership Interests resulting from the conversion of Series A Preferred Membership Interests.

“Morrison Optional Redemption Date” shall have the meaning set forth in Section 7.05(a)(iii).

“Net Income” or “Net Loss” shall have the meaning set forth in Section 6.02(a).

“New Issuance Valuation” shall mean, in connection with an issuance of Additional Membership Interests, (i) the Additional Issuance Price in respect of such issuance, multiplied by (ii) the total number of Common Membership Interests outstanding immediately prior to such issuance. For the purposes of the above calculation, the total number of Common Membership Interests outstanding immediately prior to such issuance shall be calculated on a fully diluted basis (without giving effect to any adjustment under Section 3.05), as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests with a conversion or exercise price per Common Membership Interest that is less than the Additional Issuance Price had been fully converted, exercised or exchanged immediately prior to such issuance (and the resulting securities fully converted into Common Membership Interests, if so convertible, but without any adjustment to the Conversion Price or Conversion Ratio), as of such date, and the consideration paid for such conversion or exercise used by the Company to repurchase and retire Common Membership Interests immediately prior to such issuance.

“Options” shall mean, with respect to any security, rights, options or warrants to subscribe for, purchase or otherwise acquire either such security or Convertible Securities which are convertible into such security; provided that if such security is a Common Membership Interest, such security would, if issued following the date hereof, constitute Additional Membership Interests.

“Original LLC Agreement” shall have the meaning set forth in the recitals hereto.

“Parity Equity Interests” shall mean Equity Interests of the Company, the holders of which have rights to any distribution or payment out of the assets of the Company upon a Liquidation Event ranking equally to the rights of the Series A Preferred Membership Interests.

“Partial Sale” shall mean a Change of Control Sale effected with respect to Series A Preferred Membership Interests representing less than all the Series A Preferred Membership Interests held by the selling Member.

“Participation Notice” shall have the meaning set forth in Section 9.03(b).

“Patent Settlement and License Agreement” shall mean the Settlement and License Agreement dated as of April 27, 2012, among Barnes&Noble, barnesandnoble.com llc, Microsoft Corporation and Microsoft Licensing GP, which has been assigned to the Company effective as of the date hereof.

“Percentage Interest” with respect to any Member as of any date, shall mean the percentage determined by dividing (i) (A) the number of Common Membership Interests held by such Member on such date, plus (B) the number of Common Membership Interests into which any other Membership Interests held by such Member could then be converted, by (ii) (x) the total number of Common Membership Interests issued and outstanding, plus (y) the number of Common Membership Interests into which any other Membership Interests issued and outstanding could then be converted.

“Permitted Holder” shall mean (i) any Person that had filed a report on Schedule 13D with the SEC in respect of such Person’s beneficial ownership of Barnes&Noble’s then outstanding voting securities prior to April 29, 2012 and (ii) any Person a majority of the equity securities of which are beneficially owned by a Person described in clause (i).

“Person” shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Preferred Stock” shall have the meaning set forth in Section 9.01.

“Prime Rate” shall mean the “Prime Rate” as published in the Wall Street Journal on the first Business Day of each calendar month, which rate shall apply to the calculation of interest under Section 6.08 for that calendar month.

“Purchased Shares” shall have the meaning set forth in Section 3.05(c)(iii).

“Qualified Distribution” shall mean either of (i) the closing of a direct or indirect distribution to the holders of the stock of Barnes&Noble (by pro rata distribution or dividend, by exchange offer/“split-off” or by any comparable means) of all or a portion of the Membership Interests (or equity securities of an entity owned by a Beckett Entity holding Membership Interests) held immediately prior to such distribution by Beckett Entities; provided, however, that the Membership Interests (or other equity securities) so distributed are (upon consummation of such distribution), or continue to be, registered on or listed for trading on, as applicable, an Eligible Exchange; and (ii) any sale by Barnes&Noble of, or distribution to the holders of the stock of Barnes&Noble (by pro rata distribution or dividend, by exchange offer/“split-off” or by any comparable means) of, all or substantially all of its operations other than the Company.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of a security have the right to receive any cash, securities or other property or in which such security is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of such security entitled to receive such cash, securities or other property (whether such date is fixed by a board of managers or by statute, contract or otherwise).

“Redemption Amount” shall have the meaning set forth in Section 7.05(a).

“Register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of the date hereof among the Issuer and the Shareholders (as such term is defined in the Registration Rights Agreement) party thereto in the form of Annex B to the Investment Agreement.

“Relevant Exchange” shall have the meaning set forth in the definition of “Market Disruption Event”.

“Retail Sale Valuation” shall mean an amount equal to (i)(A) the arithmetic average of the VWAPs of a share of the common stock of Barnes&Noble on the principal securities exchange on which such common stock trades, for each of the ten consecutive full Trading Days commencing with, and including, the closing date of a transaction described in clause (ii) of the definition of “Qualified Distribution”, multiplied by (B) the total number of shares of common stock of Barnes&Noble outstanding immediately following such transaction on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted or exchanged for common stock of Barnes&Noble and (2) all other Convertible Securities and Options with respect to such common stock (which shall include such Convertible Securities and Options with respect to Common Membership Interests that become convertible or exercisable with respect to such common stock) with a conversion or exercise price per share that is less than the average described in sub-clause (A) had been fully exercised, converted or exchanged immediately prior to closing of such transaction (and the resulting securities fully converted into common stock of Barnes&Noble, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by Barnes&Noble to repurchase and retire common stock of Barnes&Noble immediately prior to such transaction, minus (ii) the amount of net cash (reflected as a positive amount) or net debt (reflected as a negative amount) on the balance sheet of Barnes&Noble immediately following the closing of such transaction.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933.

“Selling Significant Member” shall have the meaning set forth in Section 8.06(a).

“Senior Equity Interests” shall mean any Equity Interests of the Company the holders of which have rights to any distribution or payment out of the assets of the Company upon a Liquidation Event, or rights of redemption or rights upon distributions otherwise ranking senior to, or with preference or priority over, the rights of the Series A Preferred Membership Interests.

“Series A Preferred Membership Interests” shall mean the convertible Series A preferred limited liability company interests of the Company having the terms and conditions set forth in this Agreement and which shall be evidenced by certificates in the form of Exhibit B hereto.

“Service” shall mean the U.S. Internal Revenue Service.

“Significant Member” shall mean, as of any date, any Member holding 5% or more of the Common Membership Interests (on an as-converted basis) on such date.

“Spin-Off/Split-Off Valuation” shall mean an amount equal to (i) the arithmetic average of the VWAPs of a share of the common equity interests of the Issuer distributed to Members on the principal securities exchange on which such common equity interests trade, for each of the ten consecutive full Trading Days commencing with, and including the first day on which the common equity interests of the Issuer trade on an Eligible Exchange, multiplied by (ii) the total number of shares of common equity interests outstanding immediately following such Qualified Distribution on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted or exchanged for the common equity interests of the Issuer and (2) all other Convertible Securities and Options with respect to such common equity interests (which shall include such Convertible Securities and Options with respect to Common Membership Interests that become convertible or exercisable with respect to such common equity interests) with a conversion or exercise price per interest that is less than the average described in clause (i) had been fully exercised, converted or exchanged immediately prior to such Qualified Distribution (and the resulting securities fully converted into common equity interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Issuer to repurchase and retire Common Membership Interests immediately following such Qualified Distribution.

“Subscription Notice” shall have the meaning set forth in Section 5.03(b).

“Subsidiary” with respect to any Person, shall mean another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Successor Covenants” shall have the meaning set forth in Section 4.04.

“Tag Along Member” shall have the meaning set forth in Section 8.06(a)(ii).

“Tag Along Notice” shall have the meaning set forth in Section 8.06(a).

“Tag Along Portion” of a Member in a Tag Along Sale shall mean the product of:

(a) the aggregate number of Common Membership Interests (on an as-converted basis) proposed to be sold in a Tag Along Sale pursuant to Section 8.06(a), multiplied by

(b) a fraction, the numerator of which is the number of Membership Interests held by such Tag Along Member (on an as-converted basis), as the case may be, and the denominator of which is the aggregate number of Membership Interests (on an as-converted basis) then held by all Tag Along Members and Selling Significant Members participating in such Tag Along Sale.

“Tag Along Sale” shall mean a Selling Significant Member proposes to transfer any Common Membership Interests to any Person that is not a Member at such time (other than in connection with a Qualified Distribution).

“Tax Matters Member” shall have the meaning set forth in Section 6.09.

“Third Appraiser” shall have the meaning set forth in Section 7.06(b).

“Trading Day” shall mean a Business Day on which a Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer” shall mean any sale, assignment, transfer or other disposition, direct or indirect, by operation of law or otherwise.

“Treasury Regulations” shall mean the regulations, including proposed or temporary treasury regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final treasury regulations or other successor treasury regulations.

“Trigger Event” shall have the meaning set forth in Section 3.05(c)(v).

“Unfunded Taxes” shall have the meaning set forth in Section 7.02(a).

“VWAP” per share of a security on any Trading Day shall mean the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the Bloomberg page applicable to such security (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company or the Issuer, as the case may be) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or, if such volume-weighted average price is unavailable, the market price of one share of such security on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company or the Issuer, as the case may be) retained for such purpose by the Company or the Issuer, as the case may be).

SECTION 1.02.   Terms and Usage Generally. All references herein to an “Article”, “Section” or “Schedule” shall refer to an Article or a Section of, or a Schedule to, this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereto”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

Formation and Business of the Company

SECTION 2.01.   Admission of New Members; Formation. The Company shall continue as a Delaware limited liability company. This Agreement amends and restates the Original LLC Agreement in its entirety. Upon the effectiveness of this Agreement, the Members shall be those listed on Schedule A hereto. The Members hereby: (a) approve and ratify the filing of the Certificate of Formation; (b) confirm and agree to their status as Members; and (c) execute this Agreement for the purpose of establishing the rights, duties and relationship of the Members.

SECTION 2.02.   Company Name. The name of the Company is “[NEWCO], LLC”.

SECTION 2.03.   Purpose and Powers. The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, engaging in any act or activity for which limited liability companies may be formed under the Delaware Act. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in this Section 2.03.

SECTION 2.04.   Registered Agent and Office. The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is in care of, [●]. Such agent and such office may be changed from time to time by the Board of Managers.

SECTION 2.05.   Principal Place of Business. The principal place of business of the Company shall be located at [●], or such other address as the Board of Managers shall specify from time to time.

SECTION 2.06.   Authorized Persons. Each officer of the Company (and any agent as may from time to time be designated by any officer of the Company for such purpose) is hereby designated as an authorized person, within the meaning of the Act, to act individually or collectively, solely in connection with executing, delivering and causing to be filed, if and when approved by the Board of Managers, any amendments to, and/or restatements of, the Certificate of Formation adopted in accordance with the terms of this Agreement and, if and when approved by the Board of Managers, any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State or that are necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

SECTION 2.07.   Term. The term of the Company commenced on [●], 2012, with the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and shall continue perpetually unless the Company is dissolved pursuant to Section 9.02.

SECTION 2.08.   Books and Records. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in the detail and completeness customary and usual for businesses of the type engaged in by the Company.

ARTICLE III

Members

SECTION 3.01.    Members. (a) Upon the execution of this Agreement, the sole Members of the Company shall be the Initial Member and Morrison.

(b) After the date of this Agreement, a Person shall only be admitted as a Member (such Person, an “Additional Member”) if such Person is (i) a permitted transferee of a Membership Interest in accordance with Article VIII or (ii) issued Membership Interests in accordance with Section 5.02.

(c) The name and mailing address of each Member and the number of Membership Interests in such class of Membership Interests held by such Member shall be listed on Schedule A. An officer designated by the Board of Managers pursuant to Section 4.02 shall update Schedule A from time to time as necessary to accurately reflect changes in the Membership Interest of any Member to reflect the consummation of any action taken in accordance with this Agreement. Any amendment or revision to Schedule A made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. The Company shall provide the Members with any amendment or revision of Schedule A (including any subsequent amendments or revisions thereto) within three days of such amendment or revision.

SECTION 3.02.   Powers of Members. Members shall not have the authority to transact any business in the Company’s name or bind the Company by virtue of their status as Members. Members shall have those rights and powers granted to Members pursuant to this Agreement.

SECTION 3.03.   Membership Interests. (a) The Membership Interests shall for all purposes be personal property in accordance with Section 18-701 of the Delaware Act. No holder of a Membership Interest or Member shall have any interest in specific Company assets, including any assets contributed to the Company by such Member as part of any capital contribution. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

(b)   The total number of Membership Interests that the Company shall have the authority to issue is unlimited. Subject to the limitations set forth in this Agreement (including Sections 4.03 and 5.03), the Company may issue Common Membership Interests, Series A Preferred Membership Interests and any other Membership Interests (of existing classes or new classes) or Options or Convertible Securities with respect to Membership Interests of the Company (including creating additional classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board of Managers) as the Board of Managers may reasonably determine, subject to compliance with the provisions of this Agreement. Membership Interests may be divided into partial Membership Interests.

(c)   All Membership Interests shall be evidenced by certificates in accordance with Section 18-702 of the Delaware Act, substantially in the form of Exhibit B or such other form approved by the Board of Managers.

SECTION 3.04.   Conversion. (a) Each holder of Series A Preferred Membership Interests shall have the right, at the option of such holder, to convert its Series A Preferred Membership Interests at any time and from time to time, in whole or in part, into a number of Common Membership Interests determined by dividing the Liquidation Preference by the Conversion Price, determined as hereinafter provided, in effect on the date such Series A Preferred Membership Interests are so converted (such rate of conversion, the “Conversion Rate”). The price at which one Common Membership Interest shall be deliverable upon conversion of one Series A Preferred Membership Interest (the “Conversion Price”) shall initially be $1,000.00 per Common Membership Interest and the Conversion Rate shall initially be 1.000. Such initial Conversion Price and Conversion Rate shall be subject to adjustment as provided in Section 3.05.

(b)   Conversion Procedures and Effect of Conversion. To convert its Series A Preferred Membership Interests to Common Membership Interests, a holder of Series A Preferred Membership Interests shall (i) deliver written notice to the Company, stating that such holder wishes to convert its Series A Preferred Membership Interests into Common Membership Interests and specifying the number of Series A Preferred Membership Interests to be so converted, (ii) surrender to the Company certificates representing Series A Preferred Membership Interests to be converted at any time during usual business hours at the Company’s principal place of businesses or the offices of the Company’s duly appointed agent and (iii) pay any stock transfer, documentary, stamp or similar taxes required to be paid to effect the conversion. The Company shall promptly notify each Member of its receipt of such notice. Promptly after the receipt of such notice, an officer of the Company will amend Schedule A hereto to reflect the conversion and will deliver a certificate to each Member stating that such conversion has been effected, together with an amended copy of Schedule A hereto. Such conversion, to the extent permitted by applicable law, shall be deemed to have been effected as of the close of business on the date (the “Conversion Date”) on which the requirements of the first sentence of this Section 3.04(b) shall have been met by the holder electing to convert its Series A Preferred Membership Interests. Effective immediately prior to the close of business on the Conversion Date applicable to any Series A Preferred Membership Interests as to which such notice has been given, such Series A Preferred Membership Interests shall cease to be outstanding and such holder shall be deemed to hold the number of Common Membership Interests equal to (x) the number of Series A Preferred Membership Interests immediately prior to the close of business on the Conversion Date that such holder has elected to convert, multiplied by (y) the Conversion Rate in effect on such Conversion Date. Upon the conversion of any Series A Preferred Membership Interests into Common Membership Interests, such Common Membership Interests shall be duly authorized, validly issued and fully paid and nonassessable. Series A Preferred Membership Interests converted in accordance with this Section 3.04 shall be retired promptly after the acquisition by the Company thereof, and the certificates representing any such Series A Preferred Membership Interests surrendered to the Company shall be canceled and such Member shall be furnished with certificates in the form attached hereto as Exhibit B reflecting the Common Membership Interests.

(c)   Deemed Issuance of Additional Membership Interests. In the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities then entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Membership Interests issuable upon the exercise of such Option or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Membership Interests issued as of the time of such issue or, if such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Membership Interests are deemed to be issued:

(i)   no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Membership Interests upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)   if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Membership Interests issuable, upon the exercise, conversion or exchange thereof, the Conversion Price as adjusted upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities be further adjusted; provided, however, that no such adjustment of the Conversion Price for the Series A Preferred Membership Interests shall affect Common Membership Interests previously issued upon conversion of Series A Preferred Membership Interests;

(iii)   to the extent that such Options or Convertible Securities are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such Options or Convertible Securities upon the exercise of such Options or Convertible Securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such Options or Convertible Securities been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered;

(iv)   no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price on the date of adjustment upon the original issue of such Options or Convertible Securities before giving effect to the adjustment for such issuance; and

(v)    in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made under Section 3.05 based on the deemed issuance as provided in clause (iii) above.

 SECTION 3.05. Anti-Dilution Adjustments.

(a)   Adjustments for Dividends, Distributions, Subdivisions and Combinations of Common Membership Interests. The issuance of Common Membership Interests as a dividend or distribution to all or substantially all holders of Common Membership Interests, or a subdivision or combination of Common Membership Interests or a reclassification of Common Membership Interests into a greater or lesser number of Common Membership Interests or a similar action, in which event the Conversion Rate will be adjusted (with a corresponding adjustment to the Conversion Price) based on the following formula:

CR1	=	CR0 x (OS1 / OS0)

CR0	=
the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification or a similar action

CR1	=
the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification or a similar action

OS0	=
the number of Common Membership Interests outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification or similar action

OS1	=
the number of Common Membership Interests that would be outstanding immediately after, and as a result of, the completion of such event (including, for the avoidance of doubt, a number of Common Membership Interests equal to OS0 in the event of a dividend or distribution that does not involve the surrender or exchange of Common Membership Interests).

Any adjustment made pursuant to this clause (i) shall be effective immediately prior to the open of business on the Business Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date in the case of a subdivision, combination or reclassification or similar action. If any such event is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board of Managers announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(b)   Adjustment for Issuance of Additional Membership Interests. (i) In the event the Company issues, or is deemed to issue pursuant to Section 3.04(c), Additional Membership Interests at a New Issuance Valuation less than $1,700,000,000, each holder of Series A Preferred Membership Interests may elect by written notice to the Company for the Conversion Price in respect of its Series A Preferred Membership Interests to be reduced effective as of the date of such issuance to a Conversion Price (calculated to the nearest cent) equal to the lowest Additional Issuance Price for which such Additional Membership Interests were issued; provided, however, that if the lowest Additional Issuance Price for such Additional Membership Interests is less than $705.88 (adjusted for any subdivision, combination or reclassification of, or similar action with respect to, Common Membership Interests pursuant to Section 3.05(a)) per Additional Membership Interest, then the Conversion Price shall be adjusted to equal $705.88 (adjusted for any subdivision, combination or reclassification of, or similar action with respect to, Common Membership Interests pursuant to Section 3.05(a)).

(ii)   In the event of an Initial Public Offering that results in an IPO Valuation that is less than $1,700,000,000, each holder of Series A Preferred Membership Interests may elect for the Conversion Price to be reduced on the date of such Initial Public Offering, concurrently with the consummation of the Initial Public Offering, to a Conversion Price (calculated to the nearest cent) equal to the quotient of (A) the IPO valuation of the Issuer, divided by (B) the total number of Common Membership Interests outstanding immediately following such Initial Public Offering on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests had been fully exercised or converted immediately prior to such Initial Public Offering (and the resulting securities fully converted into Common Membership Interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Company to repurchase and retire Common Membership Interests immediately prior to such Initial Public Offering; provided, however, that if the IPO Valuation is less than $1,200,000,000, then the Conversion Price shall be adjusted to equal (x) $1,200,000,000 divided by (y) the total number of Common Membership Interests outstanding immediately following such Initial Public Offering on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests had been fully exercised or converted immediately prior to such Initial Public Offering (and the resulting securities fully converted into Common Membership Interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Company to repurchase and retire Common Membership Interests immediately prior to such Initial Public Offering.

(iii)   In the event of a Qualified Distribution of the type described in clause (i) of the definition thereof that results in a Spin-Off/Split-Off Valuation that is less than $1,700,000,000, each holder of Series A Preferred Membership Interests may elect for the Conversion Price to be reduced on the date of such Qualified Distribution, concurrently with the consummation of such Qualified Distribution, to a Conversion Price (calculated to the nearest cent) equal to the quotient of (A) the Spin-Off/Split-Off Valuation and (B) the total number of Common Membership Interests outstanding immediately following such Qualified Distribution on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests had been fully exercised or converted immediately prior to such Qualified Distribution (and the resulting securities fully converted into Common Membership Interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Company to repurchase and retire Common Membership Interests immediately prior to such Qualified Distribution; provided, however, that if the Spin-Off/Split-Off Valuation is less than $1,200,000,000, the Conversion Price shall equal (x) $1,200,000,000 divided by (y) the total number of Common Membership Interests outstanding immediately following such Qualified Distribution on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests had been fully exercised or converted immediately prior to such Qualified Distribution (and the resulting securities fully converted into Common Membership Interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Company to repurchase and retire Common Membership Interests immediately prior to such Qualified Distribution.

(iv)   In the event of a Qualified Distribution of the type described in clause (ii) of the definition thereof that results in a Retail Sale Valuation that is less than $1,700,000,000, each holder of Series A Preferred Membership Interests may elect for the Conversion Price to be reduced on the date of such Qualified Distribution, concurrently with the consummation of such Qualified Distribution, to a Conversion Price (calculated to the nearest cent) equal to the quotient of (A) the Retail Sale Valuation and (B) the total number of Common Membership Interests outstanding immediately following such Qualified Distribution on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests had been fully exercised or converted immediately prior to such Qualified Distribution (and the resulting securities fully converted into Common Membership Interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Company to repurchase and retire Common Membership Interests immediately prior to such Qualified Distribution; provided, however, that if the Retail Sale Valuation is less than $1,200,000,000, the Conversion Price shall equal (x) $1,200,000,000 divided by (y) the total number of Common Membership Interests outstanding immediately following such Qualified Distribution on a fully diluted basis, as if (1) all Series A Preferred Membership Interests had been converted to Common Membership Interests and (2) all other Convertible Securities and Options with respect to Common Membership Interests had been fully exercised or converted immediately prior to such Qualified Distribution (and the resulting securities fully converted into Common Membership Interests, if so convertible), as of such date, and the consideration paid for such exercise or conversion used by the Company to repurchase and retire Common Membership Interests immediately prior to such Qualified Distribution.

(c)   Adjustments Following an Initial Public Offering or Qualified Distribution. Following the earlier to occur of an Initial Public Offering and a transaction described in clause (i) of the definition of Qualified Distribution, the conversion rate and the conversion price with respect to any Preferred Stock will be subject to adjustment, without duplication, under the following circumstances:

(i)   the dividend, distribution or other issuance to all or substantially all holders of Company Common Stock of rights (other than a distribution of rights issued pursuant to a stockholders rights plan, to the extent such rights are attached to shares of Company Common Stock (in which event the provisions of Section 3.05(c)(iv) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Company Common Stock for a period expiring 60 days or less from the date of issuance thereof, at less than the Current Market Price as of the Record Date for such issuance, in which event the conversion rate will be increased (with a corresponding adjustment to the conversion price) based on the following formula:

CR1	=	CR0 x [(OS0 + X) / (OS0 + Y)]

CR0	=	the conversion rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1	=	the new conversion rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0	=	the number of shares of Company Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X=		the total number of shares of Company Common Stock issuable pursuant to such rights, options or warrants

Y=
the number of shares of Company Common Stock equal to the aggregate price payable to exercise rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance

For purposes of this clause (i), in determining whether any rights, options or warrants entitle the holders to purchase the Company Common Stock at less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Issuer receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (i) shall become effective immediately prior to the open of business on the Trading Day immediately following the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the conversion rate shall be readjusted, effective as of the date the board of directors (or equivalent) of the Issuer publicly announces its decision not to issue such rights, options or warrants, to the conversion rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered.

(ii)   the Issuer or one or more of its Subsidiaries make purchases of Company Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 3.05(c)(iii)) by the Issuer or a Subsidiary of the Issuer for all or any portion of the Company Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Company Common Stock validly tendered or exchanged exceeds the Closing Price of the Company Common Stock on the Trading Day prior to the last day (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), in which event the conversion rate will be increased based (with a corresponding adjustment to the conversion price) on the following formula:

CR1	=	CR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

CR0	=	the conversion rate in effect immediately prior to the close of business on the Expiration Date

CR1	=	the new conversion rate in effect immediately after the close of business on the Expiration Date

FMV	=
the Fair Market Value as of the Expiration Time of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Time (“Purchased Shares”)

OS1	=
the number of shares of Company Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), excluding any Purchased Shares

OS0	=	the number of shares of Company Common Stock outstanding immediately before the Expiration Time, including any Purchased Shares

SP1	=	the arithmetic average of the VWAP of a share of Company Common Stock for each of the 10 consecutive full Trading Days ending on the Trading Day immediately succeeding the Expiration Date

Any adjustment made pursuant to this clause (iii) shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date. In the event that the Issuer or any of its Subsidiaries is obligated to purchase Company Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

(iii)    the Issuer shall, by dividend or otherwise, distribute to all or substantially all holders of its Company Common Stock (subject to an exception for cash in lieu of fractional shares) shares of any class of capital stock (other than Company Common Stock to which Section 3.05(a) applies), evidences of its indebtedness, assets, other property or securities or rights, options or warrants to acquire capital stock or other securities, but excluding (A) dividends or distributions referred to in Section 3.05(a) hereof, (B) rights, options or warrants referred to in Section 3.05(c)(i) hereof or distributed in connection with a stockholder rights plan (in which event the provisions of Section 3.05(c)(iv) to the extent applicable shall apply), (C) dividends or distributions paid exclusively in cash, or (D) Distribution Transactions as to which the provision set forth below in this Section 3.05(c)(iii) shall apply (any of such shares of capital stock, indebtedness, assets, property or rights, options or warrants to acquire Company Common Stock or other securities, hereinafter in this Section 3.05(c)(iii) called the “Distributed Property”), then, in each such case the conversion rate shall be adjusted (with a corresponding adjustment to the conversion price) based on the following formula:

CR1	=	CR0 x [SP0 / (SP0 - FMV)]

CR0	=	the conversion rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1	=	the new conversion rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0	=	the Current Market Price of a share of Company Common Stock as of the Record Date for such dividend or distribution

FMV	=	the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Company Common Stock on the Record Date for such dividend or distribution

With respect to an adjustment pursuant to this Section 3.05(c)(iii) in connection with a Distribution Transaction (which for the avoidance of doubt does not include a Qualified Distribution), the conversion rate in effect immediately prior to the effective date of the Distribution Transaction shall be adjusted (with a corresponding adjustment to the conversion price) based on the following formula:

CR1	=	CR0 x [(FMV + MP0) / MP0]

CR0	=	(x) the Exchange Ratio, multiplied by (y) the conversion rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1	=	the new conversion rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV	=
(x) the Distribution Ratio, multiplied by (y) the arithmetic average of the VWAPs of a share of the capital stock or similar equity interest distributed to holders of Company Common Stock on the principal United States securities exchange on which such capital stock or equity interest trades, for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction (such arithmetic average, the “Distributed Company VWAP”)

MP0	=
(x) the Exchange Ratio, multiplied by (y) the arithmetic average of the VWAPs of a share of Company Common Stock for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction (such arithmetic average, the “Distributing Company VWAP”)

(iv)    If the Issuer has a stockholder rights plan in effect with respect to the Company Common Stock on the date of conversion of such Preferred Stock to Company Common Stock, upon conversion of any shares of Preferred Stock to Company Common Stock, holders of such shares will receive, in addition to the shares of Company Common Stock, the rights under such rights plan relating to such Company Common Stock, unless, prior to such date, the rights have (A) become exercisable or (B) separated from the shares of Company Common Stock (the first of such events to occur being the “Trigger Event”), in either of which cases the Conversion Rate will be adjusted (with a corresponding adjustment to the Conversion Price), effective automatically at the time of such Trigger Event, as if the Issuer had made a distribution of such rights to all holders of the Company Common Stock as described in Section 3.05(c)(i) (without giving effect to the 60-day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 3.05(c)(i)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Issuer for shares of Company Common Stock, the conversion rate shall be appropriately readjusted (with a corresponding adjustment to the conversion price) as if such stockholder rights had not been issued, but the Issuer had instead issued the shares of Company Common Stock issued upon such exchange as a dividend or distribution of shares of Company Common Stock subject to Section 3.05(a). Notwithstanding the preceding provisions of this paragraph, no adjustment shall be required to be made to the Conversion Rate with respect to any holder of such Preferred Stock which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such holder who receives such Preferred Stock in such transfer after the time such holder becomes, or its affiliate or associate becomes, an “acquiring person.”

In the event of a transaction described in clause (ii) of the definition of Qualified Distribution is consummated prior to an Initial Public Offering or a transaction described in clause (i) of the definition of Qualified Distribution, corresponding adjustments will apply thereafter.

(d)    Effectiveness of Adjustments. Any adjustment made pursuant to this Section 3.05 shall be effective immediately prior to the open of business on the date the event giving rise to the adjustment is to occur (or, in the case of Section 3.05(c), the Record Date for the event giving rise to the adjustment). If any such event is declared but does not occur, the Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) shall be readjusted, effective as of the date the Board of Managers notifies the Members (or holders of Preferred Stock, as the case may be) that such event shall not occur, to the Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) that would then be in effect if such event had not been declared.

(e)   Calculation of Adjustments. All adjustments to the Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) shall be calculated by the Company or the Issuer, as the case may be, to the nearest cent. No adjustment to the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1/10,000th of a Series A Preferred Membership Interest of the Conversion Rate or to Conversion Price (or the conversion rate and the conversion price, as the case may be); provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any adjustment not made because of this sentence will be made upon any conversion.

(f)   Successive Adjustments. After an adjustment to the Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) under this Section 3.05, any subsequent event requiring an adjustment under this Section 3.05 shall cause an adjustment to each such Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) as so adjusted.

(g)   Notice of Adjustments. Whenever the Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) is to be adjusted as provided under this Section 3.05, the Company or the Issuer, as the case may be, shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company or the Issuer, as the case may be, is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) (i) compute the adjusted applicable Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) in accordance with this Section 3.05 and (ii) prepare and provide a written notice to the Members (or holders of Preferred Stock, as the case may be) of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be) was determined and setting forth the adjusted applicable Conversion Rate and Conversion Price (or the conversion rate and the conversion price, as the case may be).

(h)   No Fractional Shares. No fractional shares of Company Common Stock will be delivered to a holder upon conversion of such holder’s Preferred Stock. In lieu of fractional shares of Company Common Stock otherwise issuable, holders of Preferred Stock will be entitled to receive an amount in cash equal to the fraction of a share of Company Common Stock, multiplied by the Closing Price of the Company Common Stock on the Trading Day immediately preceding the record date applicable to the conversion of such Preferred Stock. In order to determine whether the number of shares of Company Common Stock to be delivered to a holder of Preferred Stock upon the conversion of such holder’s shares of Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Preferred Stock of such holder that are being converted on any Conversion Date.

(i)   Adjustment for Reorganization Events. (i) In the event of:

(A) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which Common Membership Interests (but not Series A Preferred Membership Interests) are changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(B) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Company, in each case pursuant to which Common Membership Interests (but not Series A Preferred Membership Interests) are converted into cash, securities or other property; or

(C) any statutory exchange of securities of the Company with another Person (other than in connection with a merger, consolidation or other similar business combination);

(each of which is referred to as a “Reorganization Event”) each Series A Preferred Membership Interest outstanding immediately prior to such Reorganization Event will, without the consent of the holders thereof (unless otherwise required by Section 4.03 or 4.04) and subject to Section 3.05(i)(v), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property) that the holder of such Series A Preferred Membership Interests would have received in such Reorganization Event had such holder converted its Series A Preferred Membership Interests into the applicable number of Common Membership Interests immediately prior to the effective date of the Reorganization Event.

(ii)   Exchange Property Election. In the event that the holders of Common Membership Interests have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property that the holders of Series A Preferred Membership Interests shall be entitled to receive shall be determined by the holders of a majority of the outstanding Series A Preferred Membership Interests on or before the earlier of (A) the deadline for elections by holders of Common Membership Interests and (B) two Business Days before the anticipated effective date of such Reorganization Event. The number of units of Exchange Property for each Series A Preferred Membership Interest converted following the effective date of such Reorganization Event shall be determined from among the choices made available to the holders of the Common Membership Interests and based on the number of Common Membership Interests into which such holder would be entitled to convert its Series A Preferred Membership Interests as of the effective date of the Reorganization Event, determined as if the references to “number of Common Membership Interests” in this Agreement were to “units of Exchange Property.”

(iii)   Successive Reorganization Events. The above provisions of this Section 3.05(i) shall similarly apply to successive Reorganization Events and the applicable provisions of this Section 3.05, as the case may be, shall apply to any Common Membership Interests or Company Common Stock, as the case may be, received by the holders of the Common Membership Interests in any such Reorganization Event.

(iv)   Reorganization Event Notice. The Company (or any successor) shall, no less than 20 Business Days prior to the occurrence of any Reorganization Event, provide written notice to the Members of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 3.05(i).

(v)   The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (A) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Membership Interests into the Exchange Property in a manner that is consistent with and gives effect to this Section 3.05(i), and (B) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Membership Interests into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, or in the case of a Reorganization Event described in Section 3.05(i)(i)(B), an exchange of Series A Preferred Membership Interests for the stock of the Person to whom the Company’s assets are sold, transferred, leased, conveyed or transferred, with the same rights, power and preferences, including as to liquidation and redemption, as the Series A Preferred Membership Interests and subject to the Successor Covenants in accordance with Section 4.04.

(vi)   Notwithstanding anything in this Agreement to the contrary, this Section 3.05(i) shall not apply to any transaction under Section 9.01.

(j)   Section 3.05(b) shall terminate immediately following the earlier to occur of an Initial Public Offering and a Qualified Distribution.

SECTION 3.06.   Voting Rights. (a) Subject to Section 4.03, Members shall have voting rights in connection with (i) the designation and removal of Managers in accordance with Section 4.01(b), (ii) the dissolution of the Company in accordance with Section 9.02 and (iii) any amendment of this Agreement in accordance with Section 10.11 and any other matters submitted to a vote of the Members by the Board of Managers. Holders of a Series A Preferred Membership Interests shall be entitled to vote with the holders of the Common Membership Interests on all matters submitted to a vote of holders of Common Membership Interests (together with any other class of series of Membership Interests then entitled to vote with the Common Membership Interests), as provided below. The Members shall vote together as a single class on all matters on which they are entitled to vote. Each Member holding Common Membership Interests shall be entitled to one vote for each Common Membership Interest held by such Member (and a partial vote for any partial Common Membership Interest). Each Member holding Series A Preferred Membership Interests shall be entitled to the number of votes equal to the number of Common Membership Interests (and a partial vote for any partial Common Membership Interests) into which all Series A Preferred Membership Interests held of record by such Member could then be converted pursuant to Section 3.04 on the date any vote is taken. The Company shall provide written notice to all Members of any meeting at which a vote will be held at least five Business Days prior thereto, which notice shall describe the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail. At any meeting of the Members, the presence, in person or by proxy, of Members holding a majority of the outstanding Common Membership Interests (on an as-converted basis) shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of votes cast shall be the act of the Members. If any business considered, action taken or matter voted on was not described in the written notice provided to all Members of such meeting, within three Business Days of such meeting the Company shall provide written notice to the Members describing in reasonable detail such business consideration taken or matter voted on. Any action permitted or required to be taken by the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by Members holding a majority of the outstanding Common Membership Interests (on an as-converted basis). Within three Business Days of taking of action by Members without a meeting by less than unanimous written consent, the Company shall provide written notice of the taking of such action to those Members who have not consented in writing to the taking of such action, which notice shall describe the actions taken in reasonable detail.

SECTION 3.07.   Liability of Members, Managers, Etc. (a) Except to the extent provided in the Delaware Act, none of the Members or any Manager shall have any personal liability for the debts, obligations or liabilities of the Company.

(b)   To the fullest extent permitted by applicable law (including Section 18-1101 of the Delaware Act), notwithstanding any other provision of this Agreement or otherwise of applicable law, including any in equity or at law, no Member, Manager, officer or employee of the Company (collectively, the “Covered Persons”), shall have any fiduciary duty to the Company, the Members or the Managers (or any other person or entity bound by this Agreement) by reason of this Agreement or in its capacity as a Covered Person, except that the Members and Managers shall be subject to the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by applicable law (including Section 18-1101 of the Delaware Act), no Member or Manager shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company, any Member, Manager or any other person or entity bound by this Agreement for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Member in its capacity as a Member or Manager except that (i) a Member or Manager shall be liable for any act or omission that constitutes fraud or a bad faith violation of the implied contractual covenant of good faith and fair dealing and (ii) a Member shall be liable for any breach by such Member of the covenants and express obligations set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Member or Manager otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Member or Manager. A Member or Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters which such Member or Manager reasonably believes are within such Person’s professional or expert competence.

(c)   (i) Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member of the Company (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Member or in any other capacity while serving as a Member, shall be indemnified and held harmless by the Company if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 3.07(e) with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Managers. This Section 3.07(c)(i) shall not apply to any action by or in the right of the Company. In addition, no Member shall be entitled to be indemnified if any such expense, liability or loss was caused by a breach by such Member of the covenants and express obligations set forth in this Agreement.

(ii)   The Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Indemnitee, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(d)   The right to indemnification conferred in Section 3.07(c) shall include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that an advancement of expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 3.07(d) or otherwise. Such undertaking shall be an unlimited, unsecured general obligation of an Indemnitee, and shall be accepted without reference to such Indemnitee’s ability to make repayment. The rights to indemnification and to the advancement of expenses conferred in Section 3.07(c) and this Section 3.07(d) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to fall within the definition of “Indemnitee” and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any repeal or modification of any of the provisions of this Section 3.07 shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

(e)   If a claim under Section 3.07(c) or 3.07(d) is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard for indemnification set forth in Sections 3.07(c) and 3.07(d). Neither the failure of the Company (including its Board of Managers, independent legal counsel, or its Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct for entitlement to indemnification, nor an actual determination by the Company (including its Board of Managers, independent legal counsel, or its Members) that the Indemnitee has not met the standard of conduct for entitlement to indemnification, shall create a presumption that the Indemnitee has not met such standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 3.07 or otherwise shall be on the Company. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a Member, Manager or officer acted in such a manner as to make him or her ineligible for indemnification.

(f)   The rights to indemnification and to the advancement of expenses conferred in this Section 3.07 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, this Agreement, any other agreement, any vote of Managers or otherwise. However, no person shall be entitled to indemnification by the Company by virtue of the fact that such person is actually indemnified by another entity, including an insurer.

(g)   The Company may maintain insurance, at its expense, to protect itself and any Member, Manager, director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(h)    The Company shall from time to time enter into indemnification agreements with Managers and officers in substantially the form attached hereto as Exhibit C.

(i)      The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to the advancement of expenses to any person or entity not mandatorily entitled to indemnification under this Section 3.07 and grant rights to indemnification and to the advancement of expenses in addition to those granted in this Section 3.07 to any person or entity mandatorily entitled to indemnification under this Section 3.07, in each case as long as such person or entity has met the standard of conduct set forth in the first sentence of Section 3.07(b).

ARTICLE IV

Governance

SECTION 4.01.   Board of Managers. (a) The Company shall have a board of managers (the “Board of Managers”). The Members hereby designate the Board of Managers as the managers (within the meaning of the Delaware Act) of the Company, with exclusive rights and responsibilities to direct the business of the Company. The Board of Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware.

(b)   The Board of Managers shall be comprised of [●] members (each, a “Manager”). As of the date of this Agreement, the Managers are [●]. Thereafter, each of the Managers shall be designated and removed at any time by the holders of Membership Interests (voting or consenting in accordance with Section 3.06(a)). A Manager shall hold office until his or her successor is designated or until his or her earlier death, resignation or removal.

(c)   Any Manager may attend a meeting of the Board of Managers in person, by telephone or any other electronic communication device. At any meeting of the Board of Managers, the presence, in person or by proxy, of a majority of the Managers shall constitute a quorum. A Manager entitled to vote at any meeting of the Board of Managers may authorize another Person, including another Manager, to act in place of that Manager by proxy. The Board of Managers may act by written consent in lieu of a meeting in accordance with Section 18-404 of the Delaware Act.

(d)    At any meeting of the Board of Managers, any action taken by the Board of Managers shall require the approval of a majority of the Managers present, in person or by proxy, at such meeting. Each Manager shall be entitled to one vote.

SECTION 4.02.   Officers. The officers of the Company as of the date of this Agreement shall continue to act in such capacity. Thereafter, the Board of Managers may from time to time appoint (and subsequently remove) individuals to act on behalf of the Company as “officers” or “agents” of the Company within the meaning of Section 18-407 of the Delaware Act to conduct the day-to-day management of the Company with such general or specific authority as the Board of Managers may specify.

SECTION 4.03.   Matters Requiring Morrison Consent. For so long as Morrison Parties hold in aggregate at least 150,000 Series A Preferred Membership Interests (excluding, for the avoidance of doubt, any Series A Preferred Membership Interests previously converted to Common Membership Interests), none of the following actions shall be taken by the Board of Managers, the Company or any Subsidiary of the Company (whether by merger, consolidation, reorganization or otherwise) without prior Morrison Consent:

(a)   declaring, paying or making any Distributions by the Company to Members, other than Distributions to Members expressly contemplated by Section 7.02 of this Agreement (including any Distribution upon liquidation pursuant to Section 9.03);

(b)   the Company, on the one hand, and any Member or Affiliate of a Member or a Permitted Holder, on the other hand, entering into any material agreement or other material transaction except (i) as contemplated in connection with the Company Formation Transactions (including ongoing commercial relationships (so long as in compliance with the Separation Principles (as defined in the Investment Agreement)), (ii) for Distributions by the Company to Members in accordance with this Agreement, (iii) for issuances of Equity Securities by the Company in accordance with this Agreement, (iv) subject to the rights of holders of Series A Preferred Membership Interests under Section 5.03, for any investment in Common Membership Interests of the Company by Barnes&Noble (or any of its Affiliates, officers, directors or any Permitted Holder) at a New Issuance Valuation not less than the greater of (A) $1,500,000,000 and (B) the highest New Issuance Valuation in respect of an issuance of Additional Membership Interests issued to any third-party purchaser (other than a Morrison Party), (v) any Equity Incentive Reimbursement Issuances, (vi) for trade receivables and payables arising out of the transactions described in clause (i) hereof and (vii) compensation arrangements (including equity incentive compensation) with officers and employees of the Company and its Subsidiaries; provided that Morrison Consent with respect to matters described in this Section 4.03(b) which are entered into in the ordinary course of the business of the Company (other than equity issuances described in clause (iv) hereof) shall not be unreasonably withheld, conditioned or delayed and that such Morrison Consent shall be deemed given if Morrison Parties entitled to give such Morrison Consent have not responded to a request for such consent by the close of business on the 10th Business Day following the date of such request.

(c)   any amendment to, or waiver of, any provision of this Agreement or the organizational documents of the Company’s Subsidiaries, or, subject to Section 9.01, any change of legal form of the Company, if such amendment, waiver or change would adversely affect the rights or preferences of, or the restrictions provided for the benefit of, Members holding the Series A Preferred Membership Interests (excluding any amendment to the extent necessary to effect the creation or issuance of Equity Interests permitted to be issued under this Agreement);

(d)   any voluntary bankruptcy filing, dissolution, liquidation or winding up of the Company or any of its respective direct or indirect Subsidiaries;

(e)   subject to Section 9.01, any authorization, designation or issuance of (i) Senior Equity Interests; or (ii) Parity Equity Interests having a liquidation preference in an amount in excess of $250,000,000 in aggregate;

(f)   the redemption, purchase or acquisition of any (x) equity securities of the Company or any Subsidiary of the Company which are held by a person other than a Subsidiary of the Company or (y) any options, warrants or other rights to acquire such securities, other than: (A) redemptions, purchases or other acquisitions of shares of such securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; (B) as a result of an exchange or conversion of any class or series of such securities, for any other class or series of such securities; (C) the purchase of fractional interests in shares of such securities pursuant to the conversion or exchange provisions of such security or the security being converted or exchanged; or (D) distributions of such securities or rights to purchase such securities (subject to the other restrictions set forth in this Agreement);

(g)   the incurrence by the Company or any of its Subsidiaries of indebtedness for borrowed money, other than (i) trade debt incurred in the ordinary course of business, (ii) indebtedness incurred under a revolving credit facility in the ordinary course of business to fund working capital and (iii) other indebtedness for borrowed money in an outstanding principal amount not in excess of $1,000,000,000; provided that the Company may incur indebtedness for borrowed money without the prior consent of Morrison Parties entitled to give such Morrison Consent if the Company in writing first offered Microsoft Corporation by written notice the opportunity to provide such indebtedness to the Company and Microsoft Corporation has elected not to provide such indebtedness to the Company or has not responded to such offer by the close of business on the 10th Business Day following the date of such offer; or

(h)   (i) the distribution (by way of dividend, share distribution, exchange, redemption, recapitalization or similar transaction) of securities of any entity holding a significant portion of the assets and business of a Major Division, including by way of spin-off, split-off or other distribution transaction; or (ii) the sale, transfer, lease or other disposition of all or substantially all of the assets constituting a Major Division, in each case other than a distribution, sale, transfer, lease or other disposition that constitutes a Change of Control or is a transaction pursuant to Section 9.01.

SECTION 4.04.   Successor Covenants. Upon the occurrence of an event described in Section 9.01 (and, in the case of covenants set forth in Section 4.03, so long as Morrison Parties hold in aggregate at least 150,000 shares of Preferred Stock (excluding, for the avoidance of doubt, any Preferred Stock converted to Company Common Stock)), the covenants set forth in Section 4.03 and the restrictions on transfer set forth in Section 8.01, 8.02 and 8.04 shall be included in any certificate of incorporation (or equivalent governing documents) of an Issuer as terms of Preferred Stock with respect to Morrison Parties and each other as a holder thereof and shall in any event continue to be in effect with the same terms set forth in Section 4.03 except with such modifications as are necessary for such covenants to apply to the Issuer with the same effect that such covenants apply to the Company and such restrictions apply to holders of the Series A Preferred Membership Interests (the “Successor Covenants”).

SECTION 4.05.   Termination. Sections 4.03(a), (b), (d), (f), (g) and (h), or the corresponding provisions of the Successor Covenants, shall terminate immediately prior to the earlier to occur of an Initial Public Offering and a Qualified Distribution.

SECTION 4.06.   Equity Incentive Reimbursement Issuances. Any reimbursement by NewCo of the cost of equity compensation of NewCo employees in the form of Barnes&Noble equity awards shall be required to take the form of Equity Incentive Reimbursement Issuances.

ARTICLE V

Capital Contributions; New Issuances; Preemptive Rights

SECTION 5.01.   Capital Contributions. Pursuant to the Company Formation Transactions, on or prior to the date hereof, the Initial Member will have made an initial Capital Contribution to the Company in exchange for the issuance by the Company of Membership Interests to the Beckett Member as set forth on Schedule A. Pursuant to the Investment Agreement, on or prior to the date hereof, Morrison will have made a Capital Contribution to the Company in exchange for the issuance by the Company of Membership Interests as set forth on Schedule A.

SECTION 5.02.   New Issuances of Equity Capital. Subject to the terms of this Agreement (including Section 4.03 and 5.03), the Board of Managers may determine the form, timing and terms of any new issuance of Membership Interests of the Company to any Person, or any sale or granting of options to purchase Membership Interests of the Company, and will notify the Members of such decision. Any such Person subscribing to any issuance of Membership Interests or exercising any option to purchase Membership Interests shall be required to become a party to this Agreement as a Member, and shall have all the rights and obligations of a Member hereunder, by executing a Joinder Agreement in the form of Exhibit A or in such other form that is satisfactory to the Board of Managers.

SECTION 5.03.   Preemptive Rights. (a) At any time after the date hereof that the Company proposes to issue or sell any Equity Interests to any Person (including any Member) (other than: (i) in connection with any Initial Public Offering or Qualified Distribution, (ii) pursuant to any present or future employee, officer or director benefit plan or program of or assumed by the Company or any of its Subsidiaries, (iii) in connection with any merger, consolidation, acquisition for stock, business combination or any similar extraordinary transaction, (iv) the issuance of Common Membership Interests as a dividend or distribution to all or substantially all holders of Common Membership Interests, or a subdivision or combination of Common Membership Interests or a reclassification of (or similar action with respect to) Common Membership Interests into a greater or lesser number of Common Membership Interests) or (v) Equity Incentive Reimbursement Issuances, each holder of Series A Preferred Membership Interests at such time shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such Equity Interests are proposed to be offered (or, to the extent such Equity Interests are offered for consideration (or the exercise price of which is to be paid in consideration) other than cash, the cash equivalent thereof) an amount of Equity Interests up to the aggregate amount of Equity Interests to be offered or sold (including those to be sold to the holders of Series A Preferred Membership Interests pursuant to this Section 5.03) multiplied by such holder’s Percentage Interest; provided that if a holder of Series A Preferred Membership Interests is entitled to and elects to adjust the Conversion Price upon any issuance of Equity Interests pursuant to Section 3.05(b)(i), such holder shall not be entitled to preemptive rights under this Section 5.03 in respect of such issuance.

(b)   In the event the Company proposes to offer or sell Equity Interests that are subject to this Section 5.03, it shall give each holder of Series A Preferred Membership Interests at such time written notice (a “Subscription Notice”) of its intention, describing the type of such Equity Interest, price (or range of prices), anticipated amount of such Equity Interests, timing, and other terms upon which the Company proposes to issue or sell the same, no later than two Business Days after the Company proposes to pursue such issuance or sale. Each such holder shall have 15 Business Days from the date of receipt of a Subscription Notice to notify the Company in writing (a “Participation Notice”) that it intends to exercise its rights provided in this Section 5.03 and, the amount of such Equity Interests such holder desires to purchase, up to the maximum amount calculated pursuant to Section 5.03(a). Such Subscription Notice shall constitute a nonbinding indication of interest of the holder of Series A Preferred Membership Interests to purchase the amount of such Equity Interests so specified at the price and other terms set forth in the Company’s notice to it. The failure of a holder of Series A Preferred Membership Interests to respond within such 15-Business Day period shall be deemed to be a waiver of such holder’s rights under this Section 5.03 only with respect to the offering described in the applicable Subscription Notice.

(c)   If a holder of Series A Preferred Membership Interests exercises its rights provided in this Section 5.03, the closing of the purchase of the Equity Interests with respect to which such right has been exercised shall take place within 90 days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory approvals). The Company and each holder of Series A Preferred Membership Interests exercising its rights under Section 5.03 will use commercially reasonable efforts to secure any regulatory approvals or other consents, and to comply with any law or regulation necessary in connection with the issuance, sale and purchase of, such Equity Interests.

(d)   In the event that a holder of Series A Preferred Membership Interests fails to exercise its rights provided in this Section 5.03 within such 10-Business Day period or, if so exercised, a holder of Series A Preferred Membership Interests is unable to consummate such purchase within the time period specified in Section 5.03(c) because of such holder’s failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled (during the period of 90 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the Equity Interests covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the Equity Interests not elected to be purchased pursuant to this Section 5.03 by such holder or which such holder is unable to purchase because of such failure to obtain any such consent or approval, at a price no less than that offered to the holders of Series A Preferred Membership Interests, and otherwise upon terms no more favorable to the purchasers of such securities than were specified in the Company’s Subscription Notice to the holders of Series A Preferred Membership Interests. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of 10 Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 270 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Equity Interests or entered into an agreement to sell the Equity Interests within such 90-day period (or sold and issued Equity Interests in accordance with the foregoing within 90 days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed 270 days from the date of such agreement), the Company shall not thereafter offer, issue or sell such Equity Interests without first offering such securities to holders of Series A Preferred Membership Interests in the manner provided in this Section 5.03.

(e)   In the case of the issuance or sale of Equity Interests that are subject to this Section 5.03 for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Managers; provided, however, that such fair value as determined by the Board of Managers shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)   This Section 5.03 shall terminate immediately prior to, and shall not apply to, the earlier to occur of an Initial Public Offering and a Qualified Distribution.

ARTICLE VI

Capital Accounts; Allocations of Profit and Loss; Tax Matters

SECTION 6.01.   Initial Capital Accounts. (a) The Company shall establish a capital account (a “Capital Account”) for each Member, which shall be maintained and adjusted as provided in this Article VI. Each Member’s initial Capital Account is set forth on Schedule B.

(b)   Adjustments to Capital Accounts. The initial Capital Account of a Member shall be (i) increased by the amount of (A) cash and the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to) and (B) any Net Income allocated to such Member under Section 6.02 and any other items of income and gain allocated to such Member under Section 6.02; and (ii) decreased by the amount of (A) cash and the fair market value of any property distributed by the Company to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to) and (B) any Net Loss allocated to such Member under Section 6.02 and any other items of deduction or loss allocated to such Member under Section 6.02.

(c)   Revaluations. Upon the occurrence of any event specified in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Tax Matters Member shall cause the Capital Accounts to be adjusted in accordance with that Section of the Treasury Regulations to reflect the fair market value of the Company’s assets at the time of such occurrence.

(d)   Transfers of Interests. If any Membership Interest is Transferred, the transferee shall succeed to the portion of the transferor’s Capital Account attributable to that Membership Interest.

(e)   General 704(b) Authority. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with those Treasury Regulations. The Company, after consultation with the Tax Matters Member, is authorized to make reasonable adjustments in the allocation of the income, gain, loss, deduction and credit of the Company to the minimum extent necessary to comply with Section 704(b) of the Code (including any adjustments to any item thereof required as a result of (i) any amendment to the Code or the Treasury Regulations or (ii) the adjustment of any tax item by the Service); provided, however, that no such adjustment shall be made if it would materially change the economic rights and obligations of the Members otherwise set forth in this Agreement.

SECTION 6.02.   Allocations of Book Income and Loss. (a) Calculation of Net Income and Net Loss. (i) General. “Net Income” or “Net Loss”, as appropriate, shall equal, for any taxable period, the taxable income or tax loss of the Company for such period for U.S. Federal income tax purposes, as determined by taking into account any separately stated items, increased by the amount of any tax-exempt income of the Company during such period and decreased by the amount of any expenditures described in Section 705(a)(2)(B) of the Code (taking into account Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations) of the Company during such period; provided, however, that Net Income or Net Loss shall be computed excluding any item of income, gain, loss or deduction allocated pursuant to Section 6.02(c) or (d).

(ii)   Contributed Property. With respect to any property contributed by a Member to the Company at a time when the property’s adjusted tax basis differs from its fair market value, and with respect to all property of the Company after any adjustment to the Capital Accounts pursuant to Section 6.01(c), Net Income or Net Loss (and the constituent items of income, gain, loss and deduction) shall be computed in accordance with the principles of Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations and the “traditional method” of Section 1.704-3(b) of the Treasury Regulations.

(iii)   Distributed Property. With respect to any property distributed by the Company to a Member at a time when the property’s adjusted book basis differs from its fair market value, Net Income or Net Loss (and the constituent items of income, gain, loss and deduction) shall be computed in accordance with the principles of Section 1.704-1(b)(2)(iv)(e) of the Treasury Regulations.

(b)   General Allocations. (i) Allocations of Net Income. Net Income for any taxable period shall be allocated in the following order and amounts:

(A) First, if any Net Loss shall have been previously allocated to Members pursuant to Section 6.02(b)(ii)(E), to such Members in an amount equal to, and in proportion to, such Net Losses not previously taken into account under this paragraph (A);

(B) Second, if any Net Loss shall have been previously allocated to Members pursuant to Section 6.02(b)(ii)(D), to such Members in an amount equal to, and in proportion to, such Net Losses not previously taken into account under this paragraph (B);

(C) Third, if any Net Loss shall have been previously allocated to Members holding Series A Preferred Membership Interests pursuant to Section 6.02(b)(ii)(C), to such Members in an amount equal to, and in proportion to, such Net Losses not previously taken into account under this paragraph (C);

(D) Fourth, if any Net Loss shall have been previously allocated to Members holding Common Membership Interests pursuant to Section 6.02(b)(ii)(B), to such Members in an amount equal to, and in proportion to, such Net Losses not previously taken into account under this paragraph (D);

(E) Fifth, to the Members in proportion to their Percentage Interests.

(ii)   Allocations of Net Loss. Net Loss for any taxable period shall be allocated in the following order and amounts:

(A)   First, if any Net Income shall have been previously allocated to Members under Section 6.02(b)(i)(E), to such Members in an amount equal to, and in proportion to, such Net Income not previously taken into account under this paragraph (A);

(B)   Second, to the Members holding the Common Membership Interests, in proportion to their respective Percentage Interests; provided, however, that Net Loss shall not be allocated to any Member under this paragraph (B) to the extent such allocation would cause (or increase) an Adjusted Capital Account Deficit for such Member, and any Net Loss not allocated to any such Member by operation of this proviso shall be allocated to the other Members holding Common Membership Interests, in proportion to their respective Percentage Interests and consistent with the principles of this paragraph (B) until the Adjusted Capital Account Balance of each Member holding Common Membership Interests equals zero;

(C)   Third, to the Members holding Series A Preferred Membership Interests, in proportion to their respective Percentage Interests; provided, however, that Net Loss shall not be allocated to any Member under this paragraph (C) to the extent such allocation would cause (or increase) an Adjusted Capital Account Deficit for such member, and any Net Loss not allocated to any such Member by operation of this proviso shall be allocated to the other Members holding Series A Preferred Membership Interests, in proportion to their respective Percentage Interests and consistent with the principles of this paragraph (C) until the Adjusted Capital Account Balance of each Member holding Series A Preferred Membership Interests equals zero;

(D)   Fourth, to the Members to the extent, and in the proportion that, such Members bear the economic risk of loss for any liabilities of the Company within the meaning of the Treasury Regulations promulgated under Section 752 of the Code, excluding liabilities described in Section 1.752-2(c) of the Treasury Regulations; and

(E)   Fifth, to the Members in proportion to their Percentage Interests.

(c)   Regulatory Allocations. Notwithstanding anything to the contrary in Section 6.02(b), the Company shall make allocations of items of income, gain, loss or deduction of the Company as set forth in paragraphs (i), (ii) and (iii) of this Section 6.02(c) (the “Regulatory Allocations”).

(i)   Minimum Gain Chargeback. Items of income and gain shall be allocated among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Sections 1.704-2(f) and 1.704-2(i)(4) of the Treasury Regulations.

(ii)   Allocation of Deductions Attributable to Member Nonrecourse Liabilities. Any nonrecourse deductions attributable to a Member Nonrecourse Liability shall be allocated among the Members that bear the economic risk of loss for that liability in accordance with the ratios in which such Members share such economic risk of loss and in a manner consistent with the requirements of Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j)(1) of the Treasury Regulations.

(iii)   Qualified Income Offset. The Company shall specially allocate items of income and gain when and to the extent required to satisfy the “qualified income offset” requirement Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(iv)   Offsetting Allocations. If a Regulatory Allocation is made to a Member, to the extent possible, such Member shall be allocated items of income, gain, loss and deduction of the Company so that the Regulatory Allocations, taken together with such other allocations, shall have the same effect on such Member as if the Regulatory Allocations had not been made. In exercising its discretion to allocate items under this Section 6.02(c)(iv), the Company shall take into account future Regulatory Allocations under Section 6.02(c)(i) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.02(c)(ii).

(d)   Additional Allocations. (i) Notwithstanding anything to the contrary in this Agreement, Net Loss (or, if necessary, individual items of deduction or loss) shall be allocated to Morrison, or in the case when Morrison has Transferred its interests to a Morrison Party pursuant to Section 8.04, to such Morrison Party, in an amount equal to the aggregate operational cost expenses paid by Morrison (or any of its Affiliates) to the Company pursuant to Section 7.4 of the Commercial Agreement. In addition, the operational cost expenses paid by Morrison (or any of its Affiliates) to the Company pursuant to Section 7.4 of the Commercial Agreement shall be treated as contributions to the Company by Morrison, or in the case when Morrison has Transferred its interests to a Morrison Party pursuant to Section 8.04, by such Morrison Party, for purposes of Section 6.01(b)(i)(A).

(ii)    Except as provided in Section 6.02(c), and notwithstanding Section 6.02(b), for the taxable period in which a liquidation of the Company occurs, all items of income, gain, deduction or loss of the Company for such taxable period shall be allocated such that the balance in each Member’s Capital Account as of the date of liquidation equals, as nearly as possible, the amount to be distributed to that Member pursuant to Section 7.03.

(iii)   Except as provided in Section 6.02(c), and notwithstanding Section 6.02(b), in the case of a Change of Control Sale, all items of income, gain, deduction or loss of the Company shall be allocated such that the balance of the selling Member’s Capital Account as of the date of the Change of Control Sale equals, as nearly as possible, the Change of Control Payment. In the case of a Partial Sale, the selling Member’s Capital Account shall be bifurcated based on the percentage of the selling Member’s Interests sold in the Partial Sale, and all items of income, gain, deduction or loss of the Company shall be allocated such that such percentage of the selling Member’s Capital Account equals, as nearly as possible, the Change of Control Payment. In addition, the Change of Control Payment received by a selling Member in a Partial Sale shall be treated as a distribution for purposes of Section 6.01(b)(ii)(A).

SECTION 6.03.   Allocations of Taxable Income and Loss. The Company’s ordinary income and losses, capital gains and losses, and other tax items as determined for U.S. Federal income tax purposes (and each item of income, gain, deduction and loss entering into the computation thereof) shall be allocated among the Members in the same proportions as the corresponding “book” items are allocated under Section 6.02. Notwithstanding the foregoing sentence, U.S. Federal income tax items relating to any property contributed or deemed contributed (including in connection with a revaluation under Section 6.01(c)) by a Member to the Company shall be allocated among the Members in accordance with Section 704(c) of the Code and the “traditional method” of Section 1.704-3(b) of the Treasury Regulations, as applicable, to take into account any difference between the fair market value and the tax basis of such property as of the date of such contribution (or deemed contribution). Items described in this Section 6.03 shall neither be credited nor charged to Capital Accounts.

SECTION 6.04.   Excess Nonrecourse Liabilities. The “excess nonrecourse liabilities” (as defined in Section 1.752-3(a)(3) of the Treasury Regulations) of the Company shall be allocated among the Members in proportion to their Percentage Interests.

SECTION 6.05.   Allocations in Respect of Transferred Membership Interests. If any Membership Interests are Transferred during a taxable period, the tax items attributable to those Membership Interests for that year shall be allocated between the transferor and transferee based upon the number of days each such Person holds those Membership Interests during the period or in any other manner that is permitted under Section 706 of the Code, agreed by the transferor and transferee, and approved by the Tax Matters Member.

SECTION 6.06.   Elections. Except as otherwise expressly provided herein (including Section 6.10), all elections required or permitted to be made by the Company under applicable tax law, and all decisions with respect to the calculation of its income or loss under applicable tax law, shall be made in such manner as may be determined by the Tax Matters Member; provided that (i) the Company shall make the election described in Section 754 of the Code at the request of any Member and (ii) subject to the final sentence of Section 6.10, the Company shall not make any other tax election that would be materially adverse to Morrison without prior Morrison Consent, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.07.   Fiscal Year. The fiscal year of the Company for accounting purposes shall be each year ending on the Saturday closest to the last day of April. The taxable year of the Company shall be the taxable year of the Beckett Member.

SECTION 6.08.   Withholding. Notwithstanding anything contrary herein, the Company and the Tax Matters Member are authorized to take any and all actions that they determine to be necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under applicable law. Without limiting the generality of the foregoing, the Tax Matters Member may cause the Company to withhold any amount that it determines is required to be withheld or paid from any amounts otherwise distributable to any Member hereunder and any such withheld amount shall be deemed to have been distributed to such Member for purposes of this Agreement. In the event that the Tax Matters Member causes the Company to withhold or pay tax in respect of any Member for any period in excess of the amount otherwise distributable to such Member for such period, such excess shall be treated as a recourse loan to such Member that shall bear interest at a variable rate equal to the Prime Rate and shall be payable by such Member to the Company on demand.

SECTION 6.09.   Tax Matters Member. With respect to any taxable period, Barnes&Noble shall act as the “tax matters partner” (the “Tax Matters Member”) of the Company within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state, local or foreign tax law. All reasonable out-of-pocket expenses incurred by the Tax Matters Member while acting in such capacity shall be paid or reimbursed by the Company. Barnes&Noble may resign as the Tax Matters Member, in which case it shall be replaced by a Person chosen by the Members, voting as a single class, to serve as the Tax Matters Member. The Tax Matters Member shall keep the other Members reasonably informed as to any material tax inquiries, examinations or proceedings relating to the Company and shall submit to the other Members, for their review and comment, any settlement or compromise offer with respect to any material disputed item of income, gain, loss, deduction or credit of the Company. The Tax Matters Member shall not settle or contest a dispute with respect to any material item of income, gain, loss, deduction or credit of the Company in a forum which will require a Member to pay any material amount of tax liabilities associated with such dispute before the final resolution of such dispute without the written consent of such Member, which shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.10.   Partnership Status. It is the intent of the Company and the Members that the Company be classified as a partnership for U.S. Federal, state and local tax purposes, and neither the Company nor any Member shall file any tax return, make any election or take any other action or position inconsistent with that intention. With respect to any Subsidiary of the Company that is organized under the laws of the United States or any state thereof, neither the Company nor such Subsidiary shall take any action that would result in such Subsidiary becoming an association taxable as a corporation for U.S. Federal income tax purposes. Notwithstanding the preceding two sentences, no action that would be prohibited by either of such two sentences shall be prohibited if the action is in connection with an Initial Public Offering or a Qualified Distribution.

SECTION 6.11.   Restoration of Negative Capital Account; Return of Capital. (a) A Member with a negative balance in its Capital Account shall have no obligation to the Company to restore such negative balance.

(b)   No Member shall be entitled to withdraw any part of its Capital Contributions or demand distributions of any amount in its Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided herein or as required under the Delaware Act as then in effect and which requirement the Members may not waive. No Member shall be entitled to the return of any part of its Capital Contribution. No Member shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Member.

SECTION 6.12.   Tax Information. The Company shall timely cause to be prepared all U.S. Federal, state, local and foreign tax returns (including information returns) required to be filed by the Company and its Subsidiaries and, after review and approval of such tax returns by the Tax Matters Member, shall cause such tax returns to be timely filed. Upon the reasonable request of any Member, the Company shall provide such Member with access to such tax returns that have been so filed. With respect to each taxable period of the Company, no later than 30 days before the due date for the Company’s U.S. Federal income tax return for that year (taking into account any applicable extensions), the Company shall send to each Member a copy of such Member’s U.S. Internal Revenue Service Schedule K-1 with respect to such tax return. The Company shall provide to each Member such information with respect to the operations of the Company and its Subsidiaries as is reasonably requested by such Member to file any required U.S. Federal, state, local and foreign tax returns of such Member or its Affiliates.

ARTICLE VII

Distributions; Liquidation Events; Redemption

SECTION 7.01.   Distributions. Subject to Sections 4.03(a) and 7.03 and Sections 18-607 and 18-804 of the Delaware Act and other applicable law, the Board of Managers may declare Distributions to the Members in proportion to their Percentage Interests, at such times as it deems appropriate, in its sole discretion.

SECTION 7.02.   Tax Distributions. (a) Notwithstanding Section 7.01, if the Company has net taxable income for U.S. Federal income tax purposes for any taxable period, the Company shall determine the Unfunded Taxes, if any, of each Member. “Unfunded Taxes” of any Member shall equal the excess of (i) the product of (A) the highest marginal U.S. Federal statutory income tax rate applicable to corporations plus three percent and (B) the excess, if any, of (1) the aggregate net taxable income allocated to such Member in the current and all preceding taxable periods over (2) the aggregate net taxable loss allocated to such Member in all preceding taxable periods over (ii) all cash Distributions to such Member in the current and all preceding taxable periods.

(b)   The Company shall identify the Member with the highest amount of Unfunded Taxes. The Company shall distribute to such Member an amount equal to its Unfunded Taxes and shall distribute to each other Member an amount such that all distributions made under this Section 7.02(b) are to the Members in proportion to their Percentage Interests.

(c)   Distributions under Section 7.02(b), if any, shall be made to the Members within 45 days after the end of the applicable taxable period of the Company.

(d)   Any amounts distributed to a Member pursuant to Section 7.02(b) shall reduce, on a dollar-for-dollar basis until fully recovered, the amount of any Distribution to which such Member is otherwise entitled under this Agreement.

SECTION 7.03.   Liquidation Events. (a) In the event of a Liquidation Event, the holders of Series A Preferred Membership Interests shall be entitled, out of assets legally available therefor (subject to creditors’ reserves for payments to creditors in accordance with Section 9.03(b)), before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Equity Interests, and subject to the rights of the holders of any Senior Equity Interests and Parity Equity Interests upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution in an amount equal to $1,000 (together with any Distribution to which a Series A Preferred Membership Interest is entitled under Section 7.01 which has not yet been paid) for each Series A Preferred Membership Interest of such holder then outstanding (such amount, the “Liquidation Preference”). The holders of Series A Preferred Membership Interests shall not be entitled to any further payments with respect to any Membership Interests in the event of any such Liquidation Event, other than what is expressly provided for in this Section 7.03; provided, however, that in the event of a Liquidation Event involving Barnes&Noble, each holder of Series A Preferred Membership Interests may elect with respect to each Series A Preferred Membership Interest to receive the Liquidation Preference or continue to hold such Series A Preferred Membership Interest.

(b)   If the assets of the Company are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 7.03(a) to the holders of Series A Preferred Membership Interests and all holders of Parity Equity Interests having pari passu rights as to liquidation, the amounts distributed to the holders of Series A Preferred Membership Interests and all such Parity Equity Interests shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c)   Following the distribution to holders of Series A Preferred Membership Interests described in Section 7.03(a), the Board of Managers pursuant to Section 9.03 will distribute any remaining proceeds of the liquidation of the Company to holders of Junior Equity Interests in proportion to their Percentage Interests (including Members holding Common Membership Interests).

SECTION 7.04.   Change of Control Sale. (a) In the event of a Change of Control, the Company shall provide notice of the Change of Control to each holder of Series A Preferred Membership Interests on the effective date of the Change of Control (the “Change of Control Effective Date”), and each holder of outstanding Series A Preferred Membership Interests shall have the option, during the period beginning on the Change of Control Effective Date and ending on the date that is 30 Business Days after the Change of Control Effective Date, to require the Company to purchase (a “Change of Control Sale”), out of funds legally available therefor (subject to creditors’ reserves for payments to creditors in accordance with 9.03(b)), before any distribution or payments may be made to or set aside for the holders of any Junior Equity Interests, any or all of its Series A Preferred Membership Interests at a purchase price per Series A Preferred Membership Interest, payable in cash, equal to the greater of (i) 101% multiplied by the Liquidation Preference and (ii) the amount which would have been received by such holder per Series A Preferred Membership Interest if the Series A Preferred Membership Interests of such holder then outstanding had been converted into Common Membership Interests pursuant to Section 3.04 immediately prior to such Change of Control (a “Change of Control Payment”).

(b)   Change of Control Sale Procedure. To exercise a Change of Control Sale option, a holder of Series A Preferred Membership Interests must, no later than 5:00 p.m. New York City time, on the date by which such option must be exercised surrender to the Company (or the Company’s duly appointed agent), the certificates representing the Series A Preferred Membership Interests to be sold and indicate that it is exercising its Change of Control Sale option.

(c)   Delivery upon Change of Control Sale. Upon a Change of Control Sale, the Company shall deliver or cause to be delivered by mail or wire transfer to each holder exercising a Change of Control Sale option the Change of Control Payment with respect to each Series A Preferred Membership Interests surrendered.

(d)   Unsold Series A Preferred Membership Interests. If a holder of Series A Preferred Membership Interests does not elect to exercise the Change of Control Sale option pursuant to this Section 7.04 with respect to all of its Series A Preferred Membership Interests, the Series A Preferred Membership Interests held by it and not surrendered for settlement will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

(e)   Partial Exercise of Change of Control Sale. In the event of a Partial Sale, upon such Partial Sale, the Company shall countersign and deliver to such selling Member, at the expense of the Company, a certificate evidencing the Series A Preferred Membership Interests held by such selling Member as to which a Partial Sale was not effected.

SECTION 7.05.   Redemption. (a) Redemption at the Option of Series A Preferred Membership Interests. (i) If there is (A) a termination of the Commercial Agreement based on a NewCo Material Default (as defined therein) or (B) a termination of the Patent Settlement and License Agreement under Section 5.2(a) thereof based on a refusal to pay royalty payments due thereunder which also constitutes a NewCo Material Default (as such term is defined in the Commercial Agreement) by the Company under the Commercial Agreement that would entitle Microsoft Corporation to terminate the Commercial Agreement, the Morrison Party or Morrison Parties then holding a majority of Membership Interests held by Morrison Parties may elect to require the Company to redeem the outstanding Series A Preferred Membership Interests held by Morrison Parties for cash at a price equal to the greater of (x) 101% multiplied by the Liquidation Preference and (y) the amount which would have been received by such holder per Series A Preferred Membership Interest if the Series A Preferred Membership Interests of such holder then outstanding had been converted into Common Membership Interests pursuant to Section 3.04 immediately prior to the occurrence of the event triggering the right to elect redemption (the “Redemption Amount”); provided that if such cash redemption is not permitted by the terms of the agreements governing the Company’s or Barnes&Noble’s third-party indebtedness for borrowed money then in effect, any such election may instead, at the option of such Morrison Party or Morrison Parties entitled to such election, require the Company to redeem all the Series A Preferred Membership Interests for an amount of Common Membership Interests with a Fair Market Value equal to the Redemption Amount.

(ii)   Barnes&Noble hereby agrees that during the period ending on the earlier of (A) the 12-month anniversary of the Launch Date or (B) the date of the earlier to occur of an Initial Public Offering and a Qualified Distribution, upon such election during such period to require the Company to redeem the Series A Preferred Membership Interests pursuant to Section 7.05(a)(i), Barnes&Noble shall take all action necessary (which may include providing additional funds to the Company) to cause the Company to effect any redemption required pursuant to Section 7.05(a).

(iii)   To elect pursuant to this Section 7.05(a) to require the Company to redeem the outstanding Series A Preferred Membership Interests held by the Morrison Party or Morrison Parties entitled to such election shall deliver written notice (a “Morrison Notice of Redemption”) to the Company on a date no later than 20 Business Days following the date of the event giving rise to such right of redemption, stating that it wishes to redeem its Series A Preferred Membership Interests pursuant to this Section 7.05(a) and describing the basis for such right of redemption under this Section 7.05(a). The Company shall thereafter promptly notify the Morrison Parties of the date on which such redemption is to occur (the “Morrison Optional Redemption Date”), such Morrison Optional Redemption Date falling no more than five months after the receipt by the Company of the Morrison Notice of Redemption. No later than 5:00 p.m. New York City time on the Morrison Optional Redemption Date applicable to such redemption, the relevant Morrison Parties shall surrender to the Company certificates representing all Series A Preferred Membership Interests owned by the Morrison Parties in exchange for payment by the Company to the Morrison Parties of the Redemption Amount. Promptly after such redemption, an officer of the Company will amend Schedule A hereto to reflect the redemption and will deliver a certificate to each Member stating that such redemption has been effected, together with an amended copy of Schedule A hereto. Effective immediately prior to the close of business on the Morrison Optional Redemption Date applicable to such redemption, such Series A Preferred Membership Interests shall cease to be outstanding. Such Series A Preferred Membership Interests redeemed in accordance with this Section 7.05 shall be retired promptly after the acquisition by the Company thereof, and the certificates representing any such Series A Preferred Membership Interests surrendered to the Company shall be canceled.

(b)   Redemption at the Option of the Company. (i) The Company shall have the right at any time after the fifth anniversary of the Launch Date to redeem all but not less than all of the Series A Preferred Membership Interests (but not any Common Membership Interests issued upon the conversion of the Series A Preferred Membership Interests, including upon a conversion following notice of redemption but prior to the redemption being effected) at a price equal to the Redemption Amount.

         (ii)   Redemption Procedure. In order to effect a redemption at the option of the Company pursuant to this Section 7.05(b), the Company shall provide notice of such redemption to each holder of Series A Preferred Membership Interests (a “Company Notice of Redemption”). The redemption date applicable to such redemption, and selected by the Company (the “Company Optional Redemption Date”), shall be no less than 30 days and no greater than 60 days after the date on which the Company delivers the Company Notice of Redemption to holders of the Series A Preferred Membership Interests. In addition to any information required by applicable law or regulation, the Company Notice of Redemption shall state, as appropriate:

(A) the Company Optional Redemption Date;

(B) the redemption price; and

(C) the instructions each holder of Series A Preferred Membership Interests must follow with respect to the redemption, including the method for surrendering the certificates for the Series A Preferred Membership Interests to be redeemed for payment of the redemption price.

(c)   Effectiveness of Redemption. In the case of a redemption pursuant to Section 7.05(b), if the Company Notice of Redemption has been duly given, and if on or after the date that is no more than 30 calendar days prior to the Company Optional Redemption Date applicable to such redemption all funds necessary for such redemption have been deposited by the Company in trust for the benefit of the applicable holders of Series A Preferred Membership Interests with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500,000,000 and selected by the Company, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any Series A Preferred Membership Interest so called for redemption has not been surrendered, on and after the Company Optional Redemption Date, all Series A Preferred Membership Interests so called for redemption shall no longer be deemed outstanding and all rights with respect to such Series A Preferred Membership Interests shall forthwith on such Company Optional Redemption Date applicable to such redemption cease and be terminated, except for the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the Company Optional Redemption Date applicable to such redemption shall, to the extent permitted by law, be released to the Company, after which time holders of the Series A Preferred Membership Interests so called for redemption shall look only to the Company for payment of the redemption price of such Series A Preferred Membership Interests.

SECTION 7.06.   Morrison Put. (a) If on the date following the fifth anniversary of the Launch Date, the Company has not completed an Initial Public Offering or Qualified Distribution, the Morrison Party or Morrison Parties then holding a majority of Membership Interests held by Morrison Parties shall have the right by written notice to the Company to elect to require the Company to purchase their Series A Preferred Membership Interests within five months of delivery of written notice to the Company of such election at a price equal to the fair market value of such Series A Preferred Membership Interests as determined under the appraisal procedures described in Section 7.06(b).

(b)   Appraisal Procedures.  Appraisal of the Series A Preferred Membership Interests for purposes of Section 7.06(a) shall be conducted pursuant to the following procedures: (i) each of Microsoft Corporation and the Company shall appoint an independent nationally recognized investment bank or appraiser (each, an “Appraiser”), (ii) each Appraiser shall independently make a determination of the fair market value of the Series A Preferred Membership Interests for purposes of the definition of Qualified Distribution or Section 7.06, as the case may be, (iii) (A) if the higher value determined by such Appraisers is no greater than 110% of the lower value determined by such Appraisers, then the fair market value for purposes of this Section 7.06, as the case may be, shall be the average of the two values determined by such Appraisers and (B) otherwise, such Appraisers shall jointly agree on a third independent nationally recognized investment bank or appraiser (the “Third Appraiser”), which shall perform its own determination of the fair market value of the Series A Preferred Membership Interests, and the determination of the Appraiser that is the closest to the determination of the Third Appraiser shall be the fair market value of the Series A Preferred Membership Interests.

ARTICLE VIII

Transfer of Membership Interests; Tag-Along Rights; Drag-Along Rights

SECTION 8.01.   Transfer of Membership Interests Generally. Except for a Transfer specifically permitted by this Agreement, a Member may not, directly or indirectly, Transfer any Membership Interests held by such Member without the written consent of the other Members; provided that a Morrison Party may, directly or indirectly, Transfer any Membership Interests with the written consent of Barnes&Noble and without the need to obtain the written consent of any other Member; provided, further, that a transfer of equity interests that results in Morrison ceasing to be a Subsidiary of Microsoft Corporation shall be deemed to be a Transfer of the Membership Interests owned by Morrison. To the fullest extent permitted by applicable law, any purported Transfer of Membership Interests in breach of this Agreement shall be null and void, and neither the Company nor the Members shall recognize the same. Any Member who Transfers or attempts to Transfer any Membership Interests except in compliance herewith shall be liable to, and shall indemnify and hold harmless, the Company and the other Members for all costs, expenses, damages and other liabilities resulting therefrom.

SECTION 8.02.   Effect of Permitted Transfer. Any Transfer of a Membership Interest that complies with this Agreement shall be effective to assign the right to become a Member, and, without the need for any action or consent of any other Person, a transferee of such Membership Interest shall automatically be admitted as a Member upon its execution of a Joinder Agreement. As a condition to the Company’s obligation to effect a Transfer permitted hereunder, any transferee of Membership Interests shall be required to become a party to this Agreement as a Member, and shall have all the rights and obligations of a Member hereunder, by executing a Joinder Agreement in the form of Exhibit A or in such other form that is satisfactory to the Board of Managers.

SECTION 8.03.   Securities Law Matters. Each Member understands that the Company has not registered the Membership Interests under any United States Federal or state securities or blue sky laws. No Member shall Transfer any Membership Interest at any time if such action would constitute a violation of any United States Federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Membership Interests under any such laws or a breach of any undertaking or agreement of a Member entered into pursuant to such laws or in connection with obtaining an exemption thereunder, and, prior to any Initial Public Offering or Qualified Distribution, the Company shall not Transfer upon its books any Membership Interests unless prior thereto the Company has received (or the Board of Managers has waived in writing the requirement that the Company receive) evidence reasonably satisfactory to the Company that such transaction is in compliance with this Section 8.03. Any certificate representing a Membership Interest shall bear appropriate legends restricting the sale or other Transfer of such Membership Interest in accordance with applicable United States Federal or state securities or blue sky laws and in accordance with the provisions of this Agreement.

SECTION 8.04.   Transfers by Morrison. (a) Permitted Transfers to Subsidiaries of Microsoft Corporation. A Morrison Party may at any time Transfer all or any part of its Membership Interests to any Person that is Microsoft Corporation or a Subsidiary of Microsoft Corporation; provided, however, that if at any time subsequent to such Transfer any such Subsidiary of Microsoft Corporation ceases to be a Subsidiary of Microsoft Corporation, then such Person shall automatically cease to be a Member and all Membership Interests held by such Person shall be deemed to be automatically Transferred to Microsoft Corporation or such other Person that is a Subsidiary of Microsoft Corporation as may be designated by Microsoft Corporation.

(b)   Permitted Transfers after Initial Public Offering or Qualified Distribution and Five Years. Morrison Parties may (i) following the earlier to occur of an Initial Public Offering and a Qualified Distribution, Transfer (A) on or prior to the third anniversary of the Launch Date, not more than 180,000 in aggregate of their Series A Preferred Membership Interests (or Common Membership Interests resulting from the conversion of such number of Series A Preferred Membership Interests) and (B) following the third anniversary of the Launch Date, not more than 240,000 in aggregate of their Series A Preferred Membership Interests (or Common Membership Interests resulting from the conversion of such number of Series A Preferred Membership Interests) and (ii) following the fifth anniversary of the Launch Date, Transfer all or any part of their Membership Interests to any Person.

SECTION 8.05.   Transfers by Beckett Entity. Any Beckett Entity may at any time Transfer all or any part of its Membership Interests to any Person.

SECTION 8.06.   Tag Along; Drag Along. (a) Tag Along Rights. If a Significant Member (a “Selling Significant Member”) proposes to transfer any Membership Interests in a Tag Along Sale, any other Significant Member may, at its option, elect to exercise its rights under this Section 8.06(a).

(i)   In the event of a proposed Tag Along Sale, the Selling Significant Member shall deliver to each other Significant Member: (A) a written notice of the terms and conditions of such Tag Along Sale (a “Tag Along Notice”) and offer the other Significant Members the opportunity to participate in such Tag Along Sale on the same terms and conditions, subject to the same agreements and for the same consideration, as the Selling Significant Member, (B) the purchase agreement (or similar instrument of transfer), including all attachments and schedules, that is the subject of such Tag Along Sale and (C) a summary of the material terms of any other proposed contemporaneous or related commercial or similar arrangements between the Selling Significant Member (or any Affiliate of the Selling Significant Member, other than the Company and any direct or indirect Subsidiary of the Company) and the proposed transferee in such Tag Along Sale, subject to customary confidentiality agreements.

(ii)   From the date of the delivery of all of the information described in Section 8.06(a)(i)(B) and (C), until the date that is 15 Business Days thereafter (the “Tag Along Election Period”), each other Significant Member shall have the right, exercisable by written notice delivered by any Significant Member exercising its right to participate in the Tag Along Sale (a “Tag Along Member”) to the Selling Significant Member within such Tag Along Election Period, to have included in the Tag Along Sale the number of Common Membership Interests as is specified in such notice, and each Tag Along Member shall be required to convert Series A Preferred Membership Interests into the number of Common Membership Interests necessary (along with any Common Membership Interests already held by such Tag Along Member) to meet its Tag Along Portion which conversion may be conditioned on the consummation of the Tag Along Sale; provided, however, that if the aggregate number of Membership Interests proposed to be sold by the Selling Significant Member and any Tag Along Members in the Tag Along Sale exceeds the number of Membership Interests (on an as-converted basis) that can be sold on the terms and conditions set forth in the Tag Along Notice, then only the Tag Along Portion of Membership Interests (on an as-converted basis) held by the Selling Significant Member and each Tag Along Member shall be sold pursuant to the Tag Along Sale. All out-of-pocket costs and expenses incurred by each Tag Along Member in connection with a Tag Along Sale shall be paid by each respective Tag Along Member. In connection with any Tag Along Sale, the closing of the sale of Membership Interests held by any Selling Significant Member and the closing of the sale of Membership Interests held by each Tag Along Member shall each occur on the same date.

(iii   Notwithstanding the foregoing, any Selling Significant Member that delivers a Tag Along Notice pursuant to this Section 8.06(a) may at any time prior to consummation of a Tag Along Sale terminate the proposed sale and the related tag along rights of each Tag Along Member with respect to such proposed sale.

(b) Drag Along. If one or more Beckett Entities proposes to effect a Drag Along Sale, such Beckett Entities may, at their option, require all other holders of Membership Interests to transfer in such Drag Along Sale their respective Drag Along Portion of the Membership Interests then held by such other holders on the same terms and conditions, subject to the same agreements and for the same consideration, as such Beckett Entities pursuant to the terms of this Section 8.06(b), in each case, subject to Section 7.04.

(i)   In the event of a proposed Drag Along Sale, the Beckett Entities that are parties to such sale (or Barnes&Noble on their behalf) shall provide to each other holder of Membership Interests not later than the 30th day prior to the proposed Drag Along Sale: (A) a written notice of the terms and conditions of such Drag Along Sale (a “Drag Along Notice”) together with a statement asserting each such holder’s obligation to participate in such Drag Along Sale on the same terms and conditions, subject to the same agreements and for the same consideration, as such Beckett Entity, (B) the purchase agreement (or similar instrument of transfer), including all attachments and schedules, that is the subject of such Drag Along Sale and (C) a summary of the material terms of any other proposed contemporaneous or related commercial or similar arrangements between any Beckett Entity (or any Affiliate of Barnes&Noble, other than the Company and any direct or indirect Subsidiary of the Company) and the proposed transferee in such Drag Along Sale, subject to customary confidentiality agreements.

(ii)   Each holder of Membership Interests that receives a Drag Along Notice shall be required to participate in the Drag Along Sale on the terms and conditions set forth in the Drag Along Notice (subject to this Section 8.06(b)(ii)) and, if any such Drag Along Sale involves a merger or consolidation, each holder of Membership Interests that receives a Drag Along Notice with respect to such Drag Along Sale shall be required to vote in favor of or consent in writing to such merger or consolidation; provided, however, that notwithstanding anything to the contrary contained herein, no such holder shall be subject to the provisions of this Section 8.06(b) if in the Drag Along Sale such holder: (A) is required to make any representations or warranties in such Drag Along Sale other than as to such holder’s ownership and authority to sell, free of liens, claims and encumbrances, the Membership Interests proposed to be sold by such holder, and as to the due authorization, execution, delivery and enforceability of the definitive documents entered into by such holder in connection with such Drag Along Sale; (B) is required to be subject to an obligation for indemnification or other liability that (X) relates to the representations, warranties or covenants made by any other holder of Membership Interests and relating to such holder’s ownership of Membership Interests or (Y) is in excess of either (I) the aggregate purchase price that such holder actually receives in such transaction or (II) the obligation for indemnification or other liability applicable to the Beckett Entities in the Drag Along Sale (as appropriately adjusted for the relative portion of the Drag Along Sale that is represented by the Drag Along Portion); or (C) is subject to any obligations that are different and adverse (taking into account the relative positions of any such holder to any Beckett Entities in such transaction) as compared to any Beckett Entities in such transaction or is subject to any non-compete or non-solicit or similar covenant. All out of pocket costs and expenses incurred by any holder in connection with a Drag Along Sale shall be paid by such holder. In connection with any Drag Along Sale, the closing of the sale of Membership Interests held by any Beckett Entity and the closing of the sale of Membership Interests held by any holder of Membership Interests that receives a Drag Along Notice shall each occur on the same date.

(iii)   Notwithstanding the foregoing, any Beckett Entity that delivers a Drag Along Notice pursuant to this Section 8.06(b) may at any time prior to consummation of a Drag Along Sale terminate the proposed sale and any concomitant drag along obligations of other holders of Membership Interests.

(c)   This Section 8.06 shall terminate immediately prior to the earlier to occur of an Initial Public Offering and a Qualified Distribution.

(d)   Any Drag Along Sale shall in any event be consummated within 180 days from the date of the Drag Along Notice (the “Drag Along Sale Period”); provided that if the consummation of any Drag Along Sale has not been consummated by the end of such 180-day period due to required regulatory approvals or consents necessary to consummate such Drag Along Sale, such Drag Along Sale Period shall be extended for up to an additional 180 days.

SECTION 8.07.   Lock-Up Agreements. In connection with the Initial Public Offering, the holder(s) of Series A Preferred Membership Interests will agree to enter into customary lock-up agreements (which shall be equivalent to the lock-up agreements entered into by the Beckett Member).

ARTICLE IX

Certain Other Matters

SECTION 9.01.   Initial Public Offering and Qualified Distribution. (a) Without the need for any action or consent of any Member, the Board of Managers shall have the right to authorize an Initial Public Offering. In connection with any such Initial Public Offering or a Qualified Distribution, and upon the request of the Board of Managers, each of the Members hereby agrees that it will take such action and execute such documents to the extent reasonably necessary to effect such Initial Public Offering or Qualified Distribution, including taking such actions and executing such documents to the extent reasonably necessary to (i) amend this Agreement, (ii) contribute, exchange or Transfer its respective Membership Interests to an existing or newly-formed corporation (which may include the Issuer (as defined below)) or the assets of the Company to the Issuer, (iii) convert the Company to a corporation in accordance with Section 18-216 of the Delaware Act and terminate this Agreement, (iv) in the case of a Qualified Distribution described in clause (i) of the definition thereof, permit Barnes&Noble to comply with its obligations under its Certificate of Designations filed on August 18, 2011, in connection therewith, or (v) in the case of a transaction described in clause (ii) of the definition of “Qualified Distribution”, effect a restructuring of the Company, which may include a transaction between the Company and Barnes&Noble after the closing of such transaction, for the purpose of enabling holders of Membership Interests to convert those interests into pro rata shares of Barnes&Noble or a successor thereto representing the economic interests of such holders in the Company (such entity, in any such case (including in the case of the Company), the “Issuer”); provided that in connection with the occurrence of an event described in either clause (ii) or (iii) of this Section 9.01(a), the Members will be entitled to receive Company Common Stock in exchange for their Common Membership Interests in the same proportions as their Common Membership Interests immediately prior to such Initial Public Offering or Qualified Distribution and each holder of Series A Preferred Membership Interests will be entitled to receive in exchange for its Series A Preferred Membership Interests convertible preferred stock of the Issuer (“Preferred Stock”) with the same rights as to liquidation, conversion and redemption reflected in a certificate of designations for the Preferred Stock as the Series A Preferred Membership Interests, which is subject to the Successor Covenants in accordance with Section 4.04, and subject to the rights of any holder of Barnes&Noble’s Senior Convertible Redeemable Series J Preferred Stock, which is (subject to and after application of any applicable adjustments under Sections 3.05(b)(ii), (iii) or (iv)) convertible into Company Common Stock in the same proportion as the Series A Preferred Membership Interests held by such holder of Series A Preferred Membership Interests to Common Membership Interests immediately prior to the conversion of the Series A Preferred Membership Interests of such holder to Preferred Stock; provided, further, that no Member shall be required to take any action under this Section 9.01(a) without its consent to the extent such action would have a disproportionate and adverse effect on such Member relative to any other Member. In the case that the Company is not the Issuer, upon the occurrence of the events described in this Section 9.01, the Company shall cause the Issuer to execute and deliver an agreement to assume the obligations of the Company under the Registration Rights Agreement.

(b)   In connection with any Initial Public Offering or Qualified Distribution, and upon the request of the Board of Managers, each of the Members hereby agrees that it will reasonably cooperate to achieve the tax objectives of the Company (as determined by the Board of Managers in good faith), including providing reasonable and customary representations to counsel or to a taxing authority to support an opinion of counsel or a private letter ruling.

SECTION 9.02.   Dissolution. The Company shall dissolve upon the first to occur of the following: (a) subject to any applicable Morrison Consent requirements of Section 4.03(d), the approval of the Members then holding a majority of the outstanding Membership Interests to dissolve the Company; (b) at any time there are no Members unless the Company is continued without dissolution in accordance with the Delaware Act; and (c) the entry of a decree of dissolution under Section 18-802 of the Delaware Act. The Company shall terminate when all its assets, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in Article VII and the Certificate of Formation shall have been canceled in the manner required by the Delaware Act.

SECTION 9.03.   Liquidation. (a) Subject to the applicable Morrison Consent requirements of Section 4.03(d), following dissolution pursuant to Section 9.02, all the business and affairs of the Company shall be liquidated and wound up. The Board of Managers shall act as liquidating trustee and wind up the affairs of the Company pursuant to this Agreement.

(b)   The proceeds of the liquidation of the Company will be distributed (i) first, to creditors of the Company (including Members who are creditors), to the extent otherwise permitted by law in satisfaction of all the Company’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof) and (ii) second, to each Member in accordance with Section 7.03.

SECTION 9.04.   Resignation. Other than by Transferring in accordance with this Agreement all its Membership Interests, a Member may not withdraw or resign from the Company.

SECTION 9.05.   Morrison Information Rights. (a) Quarterly Financial Statements. The Company shall deliver to Microsoft Corporation, within 60 calendar days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year):

(i)   an unaudited balance sheet as at the end of such quarter; and

(ii)   an unaudited income statement and statement of cash flows for such quarter and fiscal year to date;

for the Company and its Subsidiaries (on a consolidated basis), excluding footnotes thereto, setting forth in each case, in comparative form, the financial statement for the corresponding period in the previous fiscal year (provided that such comparative financial statements need only be included for the quarterly periods beginning after the first quarter ending after one full fiscal year has occurred following the Closing Date), all prepared in accordance with GAAP (applicable to non-public companies) consistently applied and Barnes&Noble’s published accounting policies, subject to changes resulting from normal year-end adjustments (that are not expected to be material in amount or significance).

(b)   Annual Financial Statements. The Company shall deliver to Microsoft Corporation, within 90 days after the end of each fiscal year of the Company:

(i)   an unaudited balance sheet as at the end of such year; and

(ii)   an unaudited income statement and statement of cash flows for such year;

for the Company and its Subsidiaries (on a consolidated basis), including any footnotes thereto, prepared in accordance with GAAP (applicable to non-public companies) consistently applied and Barnes&Noble’s published accounting policies (except as otherwise disclosed in the footnotes).

(c)   Other Information. The Company shall deliver to Morrison (i) summaries of topics covered at meetings of the Board of Managers, (ii) approved minutes of all meetings of the Board of Managers and (iii) information directly related to Morrison’s investment as reasonably requested by Morrison; provided, however, that (x) the Company shall have the right to redact information from the information provided under this Section 9.05(c) that (a) the Board of Managers determines in good faith constitutes competitively sensitive information; (b) relates to the Company’s or Barnes&Noble’s negotiation of the terms of Morrison’s investment in the Company or relates to the Commercial Agreement or Patent Settlement and License Agreement or other commercial relationships between the Company and Microsoft Corporation; or (c) the Board of Managers determines in good faith would (1) violate law or any contract with a third party to disclose or (2) be inconsistent with its fiduciary duties under applicable law or this Agreement to disclose and (y) with respect to any materials and minutes described in Section 9.05(c)(i) and (ii), (A) Microsoft Corporation shall ensure that only employees of Microsoft Corporation whose principal function for Microsoft Corporation is its investment, legal, accounting and tax activities and who are not engaged in its eCommerce or software businesses as the exclusive persons who on behalf of Microsoft Corporation are entitled to receive such materials (the “Recipients”); and (B) Microsoft Corporation shall cause the Recipients to comply with the following requirements: (1) the Recipients may not disclose or distribute such materials and minutes to any other person or entity (whether or not within Microsoft Corporation); and (2) the Recipients may only use such materials and minutes solely in connection with monitoring Morrison’s investment in the Company.

(d)   Termination. The provisions of this Section 9.05 shall terminate upon the later to occur of (i) an Initial Public Offering or a Qualified Distribution and (ii) Morrison Parties holding in the aggregate less than 5% of the Company’s (or the Issuer’s) outstanding equity interests.

(e)   Limitation on Other Rights. The rights of Morrison under this Section 9.05 are to the exclusion of any other rights to information that may be available under the Delaware Act (including pursuant to Section 18-305 of the Delaware Act) or common law in their capacities as Members of the Company.

SECTION 9.06.   Change of Control Notice. So long as Morrison Parties hold in the aggregate at least 150,000 Series A Preferred Membership Interests or Common Membership Interests resulting from the conversion of such number of Series A Preferred Membership Interests, the Company shall provide written notice to Morrison as promptly as reasonably practicable if the Company or Barnes&Noble receives a proposal that would reasonably be expected to result in, or enters into discussions with respect to, a Change of Control of the Company.

SECTION 9.07.   Obligations with respect to Certain Qualified Distributions. Prior to undertaking a transaction of the type described in clause (ii) of the definition of Qualified Distribution, Barnes&Noble and NewCo shall take such actions as are necessary to permit the Series A Preferred Membership Interests to become exchangeable following completion of such transaction for a pro rata share of Barnes&Noble's common stock. In connection with a transaction of the type described in clause (ii) of the definition of Qualified Distribution, Barnes&Noble shall make proper provision for its pre-Qualified Distribution shareholders to be entitled to the benefits of Barnes&Noble’s assets other than the Company and its Subsidiaries, after making proper provision for liabilities of Barnes&Noble not related to the Company or its Subsidiaries, including, if applicable, segregating such assets and liabilities or otherwise allocating them solely for the benefit of such shareholders.

ARTICLE X

Miscellaneous

SECTION 10.01.   Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(A)   if given to the Company, to the following address (and fax number):

[NewCo] LLC
c/o Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011
Attention:    Eugene V. DeFelice
              Vice President, General Counsel & Secretary
                                 Fax: (212) 463-5683

(B)   if given to any Member, to the person and at the address (and, if applicable, fax number) set forth opposite its name on Schedule A, or at such other address (and, if applicable, fax number) as such Member may hereafter designate by written notice to the Company.

All such notices shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one Business Day after deposit with a commercial overnight carrier, with written verification of receipt, or (iv) five Business Days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 10.01.

SECTION 10.02.   Waiver. Failure or delay by any party hereto to enforce any covenant, duty, agreement, term or condition of this Agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 10.03.   Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

SECTION 10.04.   Parties in Interest. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and assigns, and their legal representatives. No Member may assign this Agreement or any of its rights, interests or obligations in connection with a Transfer of Membership Interests hereunder except to the extent such rights, interests and obligations relate to Membership Interests and the Transfer of such Membership Interests is provided for or contemplated herein. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Members or their respective permitted successors or assigns or, to the extent provided by this Agreement, the Members’ respective Affiliates, any rights or remedies under or by reason of this Agreement. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Members, the Company or any of the Company’s Affiliates, and no creditor who makes a loan to any Member, the Company or any of the Company’s Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s profits, losses, Distributions, capital or property other than as a secured creditor.

SECTION 10.05.   Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 10.06.   Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

SECTION 10.07.   Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

SECTION 10.08.   Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 10.09.   Governing Law. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Delaware Act, the provisions of this Agreement shall control and take precedence. To the fullest extent permitted by applicable law, each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of this Agreement shall be brought only in the state or United States Federal courts located in the State of New York, in the borough of Manhattan. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any such action or proceeding by the mailing of such documents by registered United States mail, postage prepaid, if to the Company, to the address of its principal place of business, and if to any Member, to the respective address for such Member set forth on Schedule A.

SECTION 10.10.   Confidentiality. Each Member expressly acknowledges that such Member may receive confidential and proprietary information relating to the Company (including pursuant to Section 9.06), including information relating to the Company’s financial condition and business plans, and that the disclosure of such confidential information to a third party would cause irreparable injury to the Company. Except with the prior written consent of the Company, no Member shall disclose any such information to a third party (other than on a “need to know” basis to any Affiliate or any employee, agent, representative or contractor of such Member or its Affiliates (each of whom shall be directed to maintain the confidentiality of such information)), and each Member shall use reasonable efforts to preserve the confidentiality of such information. The obligations of a Member under this Section 10.10 shall survive the termination of this Agreement or cessation of a Member’s status as a Member for a period of five years. Information exchanged between Members shall be non-confidential unless exchanged pursuant to a separate confidentiality agreement executed between such Members. Notwithstanding the foregoing, a Member shall not be bound by the confidentiality obligations in this Section 10.10 with respect to any information that is currently or becomes: (a) required to be disclosed by such Member pursuant to applicable law, including Federal or state securities laws, regulation or a domestic national securities exchange rule (but in each case only to the extent of such requirement); (b) required to be disclosed in order to protect such Member’s interest in the Company or enforce such Member’s rights under this Agreement (but in each case only to the extent of such requirement and only after consultation with the Company to the extent reasonably practicable); (c) publicly known or available in the absence of any improper or unlawful action on the part of such Member; (d) known or available to such Member via legitimate means other than through or on behalf of the Company or the other Members.

SECTION 10.11.   Amendments. Subject to the applicable Morrison Consent requirements of Section 4.03(c), this Agreement may be amended or waived from time to time by an instrument in writing signed by the Members holding a majority of the outstanding Membership Interests; provided that Morrison Consent will also be required to effect any amendment or waiver of the provisions set forth in Section 4.03 or this Section 10.11 or any amendment or waiver that would have a disproportionate and adverse effect on any Morrison Party relative to any other Member.

SECTION 10.12.   Absence of Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

BECKETT MEMBER

by
Name:
Title:

MORRISON INVESTMENT HOLDINGS, INC.

by:
Name:
Title:

Solely for purposes of Sections 6.09 and 7.05(a)(ii),
BARNES & NOBLE, INC.

By
Name:
Title:

Solely for purposes of Section 9.05(c),
MICROSOFT CORPORATION

By
Name:
Title:

SCHEDULE A

Members, Percentage Interests and Membership Interests

Member		Number of Common Membership Interests

[Beckett Member]		1,400,000
122 Fifth Avenue New York, NY 10011 Attention: Eugene V. DeFelice Vice President, General Counsel & Secretary Fax: (212) 463-5683
	Total	1,400,000

		Number of Series A Preferred Membership Units

Morrison Investment Holdings, Inc.		300,000
[●] Attention: [●] [●] Fax: [●]

	Total	300,000

SCHEDULE B

Capital Accounts as of the Closing Date

Member	Capital Account
[Beckett Member]	$1,400,000,000

Morrison Investment Holdings, Inc.	$300,000,000

Total	$1,700,000,000

EXHIBIT A

Form of Joinder Agreement

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Limited Liability Company Agreement of [NEWCO] (the “Company”) dated as of [•], 2012, a copy of which is attached hereto and is incorporated herein by reference (the “LLC Agreement”), by the undersigned (the “Additional Member”). By execution and delivery of this Joinder Agreement, the Additional Member agrees as follows:

SECTION 1.   Acknowledgment. The Additional Member acknowledges that such Additional Member is acquiring [Common] [Series A Preferred] Membership Interests (as defined in the LLC Agreement) in the Company subject to the terms and conditions of the LLC Agreement.

SECTION 2.   Agreement. The Additional Member (a) agrees that all Membership Interests in the Company acquired by such Additional Member shall be bound by and subject to the terms of the LLC Agreement and (b) hereby adopts the LLC Agreement with the same force and effect as if it were originally a party thereto.

SECTION 3.   Notice. Any notice required to be provided by the LLC Agreement shall be given to the Additional Member at the address listed beside such Additional Member’s signature below.

SECTION 4.   Governing Law. This Joinder Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

Executed and dated ___this day of _____ ______.

Additional Member:

Address for Notices:

EXHIBIT B

CERTIFICATE FOR LIMITED LIABILITY COMPANY INTERESTS IN
[NEWCO] LLC

[COMMON MEMBERSHIP INTERESTS][SERIES A PREFERRED MEMBERSHIP INTERESTS]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF. ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW).

Class___________________
Certificate Number______________                                                                                 _________ Units

[NewCo] LLC, a Delaware limited liability company (the “Company”), hereby certifies that ____________ (together with any assignee of this Certificate, the “Holder”) is the registered owner of ____units of limited liability company interests in the Company of the class listed above. The rights, powers, preferences, restrictions and limitations of the limited liability company interests in the Company are set forth in, and this Certificate and the limited liability company interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company dated as of _____________________, as the same may be amended or restated from time to time (the “Limited Liability Company Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the limited liability company interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business. Transfer of any or all of the limited liability company interests in the Company evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of the endorsed Certificate, accompanied by the completed Application for Transfer of Interests, which is on the reverse side of this Certificate.

This Certificate and the limited liability company interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

[NEWCO] LLC

Dated:	By:
Name:
Title:

(REVERSE SIDE OF CERTIFICATE)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (print or type name of transferee), __________________ (insert Social Security or other taxpayer identification number of transferee), the following specified limited liability company interests in the Company: ______________ (identify the interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints __________________________ and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated: __________________________                                            Signature:_____________________________
                                                                   (Transferor)

                                                                  Address: ________________________

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the limited liability company interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance reasonably satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the limited liability company interests in the Company described above. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a substitute member shall be effective as of the registration of the Transfer in the books and records of the Company on ___________________.

Name of Transferee (Print) _______________________________________________
Dated: __________________________                                             Signature:_____________________________
                                                                    (Transferee)

                                                               Address: _________________________

The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record in the books and records of the Company the admission of the Applicant as a substitute member.

[NEWCO] LLC

By:
Name:
Title:

EXHIBIT C
FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT dated as of [●] (this “Agreement”), between [NewCo] LLC, a Delaware limited liability company (the “Company”), and [●] (“Indemnitee”).

RECITALS

A.   It is important to the Company that it attract and retain as managers and officers the most capable persons available.

B.    Indemnitee is a manager and/or officer of the Company.

C.           The Delaware Limited Liability Company Act expressly provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, the Company may indemnify its managers and officers.

C.           The Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) provides that the Company shall from time to time enter into indemnification agreements with managers and officers of the Company.

E.    In recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of the LLC Agreement, any change in the composition of the Company’s Board of Managers (the “Board”), any acquisition or business combination transaction relating to the Company or any change in the Company’s stockholders), the Company wishes to provide on the terms and subject to the conditions set forth in this Agreement for the indemnification of and the advancing of Expenses (as defined in Section 1(c)) to Indemnitee and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, the parties hereby agree as follows:

1.   Certain Definitions. In addition to terms defined elsewhere herein, the following terms shall have the meanings ascribed to them below when used in this Agreement:

(a)           A “Change in Control” shall have occurred with respect to the Company if (i) prior to any Initial Public Offering or Qualified Distribution (as such terms are defined in the LLC Agreement), a Change of Control (as such term is defined in the LLC Agreement) shall have occurred and (ii) following any Initial Public Offering or Qualified Distribution, (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more “Permitted Holders” (as such term is defined in the LLC Agreement), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (including taking into account all such equity interests that such “person” or “group” has the right to acquire pursuant to any option right); or (B) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (1) who were members of that board or equivalent governing body on the first day of such period, (2) whose election or nomination to that board or equivalent governing body was approved (which need not include having been recommended) by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (3) whose election or nomination to that board or other equivalent governing body was approved (which need not include having been recommended) by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

(b)   “Claim” means any Proceeding, whether instituted, made or conducted by the Company or any other Person, to which Indemnitee is a party or is otherwise involved (including as a witness) by reason of the fact that (i) Indemnitee is or was a manager and/or officer of the Company or (ii) Indemnitee is or was serving at the request of the Company as a manager, director, officer, employee and/or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(c)   “Expenses” means any and all attorneys’ and experts’ fees and all other costs, expenses and obligations (including travel expenses, court costs, retainers, transcript costs, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) actually and reasonably incurred or suffered by or on behalf of Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim.

(d)   “Indemnifiable Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes and amounts paid or payable in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) relating to, resulting from or arising out of any Claim.

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(e)   “Independent Legal Counsel” means an attorney or law firm that is experienced in matters of corporate law and that shall not have otherwise performed services for the Company or Indemnitee within the last five years other than serving as independent legal counsel for purposes of determining the rights, including the indemnification rights, of Indemnitee hereunder or under the LLC Agreement, or for purposes of determining similar rights of other indemnitees under similar indemnification agreements or the LLC Agreement.

(f)   “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity or other entity.

(g)   “Proceeding” means any threatened, asserted, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

(h)   “Reviewing Party” means (i) if Indemnitee is a current manager or officer of the Company, (A) such member or members of the Board who are not and were not party to or otherwise involved in (including as witnesses) the Claim in respect of which indemnification is being sought, (B) a committee of such members of the Board, designated by a majority vote of such members of the Board or (C) Independent Legal Counsel; or (ii) if Indemnitee is not a current manager or officer of the Company, any person specified in clause (i) or such other person or body as may be selected by the member or members of the Board who are not and were not party to or otherwise involved in (including as witnesses) the Claim in respect of which indemnification is being sought.

2.    Service by Indemnitee. Indemnitee shall serve and continue to serve as a manager and/or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed to the Board or duly appointed as an officer of the Company, and until such time as Indemnitee is removed from the Board or removed from his or her office, as the case may be, as permitted by law or the Company’s certificate of formation or LLC Agreement now or hereafter in effect, or until such time as Indemnitee tenders a resignation in writing.

3.    Basic Indemnification Arrangement; Advancement of Expenses.

(a)   The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Indemnifiable Losses actually and reasonably incurred in connection with a Claim. The Company shall provide such indemnification in full as soon as practicable after request is made by Indemnitee in accordance with Section 4 hereof, but in any event no later than 60 days after receiving a written request from Indemnitee.

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(b)   If so requested by Indemnitee, the Company shall advance to Indemnitee within 20 days of such request any and all Expenses which Indemnitee determines are reasonably likely to be payable in connection with a Claim (an “Advancement of Expenses”). In accordance with such request, the Company shall either (i) pay such Expenses on Indemnitee’s behalf, or (ii) reimburse Indemnitee for such Expenses. Subject to Sections 3(c) and 3(d)(ii), Indemnitee’s right to an Advancement of Expenses is absolute, payable in advance of any disposition of a Claim, and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c)   Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or Advancement of Expenses hereunder with respect to any Claim (or portion thereof) brought or made by Indemnitee against: (i) the Company, except for (A) any Claim (or portion thereof) in respect of this Agreement and/or Indemnitee’s rights hereunder, (B) any Claim (or portion thereof) to establish or enforce a right to indemnification under (1) any statute or law, (2) any other agreement with the Company or (3) the Company’s certificate of formation or LLC Agreement now or hereafter in effect and (C) any counter-claim or cross-claim brought or made by Indemnitee against the Company in any Claim (or portion thereof) brought by or in the right of the Company against him; or (ii) any other Person, unless approved by the Board.

(d)   Notwithstanding the foregoing, (i) the indemnification obligations of the Company under this Section 3 shall be subject to the condition that the Reviewing Party shall have determined, in accordance with Section 4 hereof, that Indemnitee is entitled to indemnification under applicable law and this Agreement, and (ii) to the extent required by the laws of the State of Delaware, the obligation of the Company to make an Advancement of Expenses under this Section 3 shall be subject to the condition that if, when, and to the extent that it is determined in a final decision from which there is no further right to appeal (a “Final Adjudication”) that Indemnitee is not entitled to be indemnified hereunder in accordance with applicable law, the Company shall be reimbursed by Indemnitee (who hereby agrees to reimburse the Company in accordance with this Section 3(d)) within 20 days of such Final Adjudication for all such Expenses theretofore advanced (it being understood that Indemnitee’s foregoing agreement to reimburse shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Advancement of Expenses if it is determined by a Final Adjudication that Indemnitee is not entitled to indemnification hereunder in accordance with applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that indemnification of Indemnitee would not be prohibited under applicable law, any determination made by the Reviewing Party that Indemnitee would be prohibited from being indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Advancement of Expenses unless and until a Final Adjudication is made with respect thereto. Any required repayment of Advancement of Expenses on the part of Indemnitee shall be unsecured and interest-free. If there has been no determination by the Reviewing Party within 60 days after written request is presented to the Company or if the Reviewing Party determines that the Company would be prohibited from indemnifying Indemnitee under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor.

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4.   Procedure for Determination of Entitlement to Indemnification.

(a)   To obtain indemnification hereunder, following a Final Adjudication of the applicable Claim, Indemnitee shall submit to the Company a written request therefor, along with such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification hereunder; provided, however, that no deficiency in any such request, documentation or information shall adversely affect Indemnitee’s rights to indemnification or Advancement of Expenses hereunder. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board and the Reviewing Party in writing that Indemnitee has requested indemnification (or, if the Company does not at that time have a Secretary, the Board shall, promptly upon receipt of such a request for indemnification, advise the Reviewing Party in writing of such request for indemnification).

(b)   Upon a written request by Indemnitee pursuant to the first sentence of Section 4(a) hereof, a determination, if required by the laws of the State of Delaware, with respect to Indemnitee’s entitlement thereto shall be made by the Reviewing Party. If the Reviewing Party is Independent Legal Counsel, such determination shall be made in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is determined that Indemnitee is entitled to indemnification hereunder, the Company shall make payment to Indemnitee as soon as practicable but in any event no later than 60 days after receiving Indemnitee’s written request for indemnification. Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure by court order or other similar legal requirement and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs and expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the Reviewing Party making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom.

5.   Change in Control. The Company agrees that if a Change in Control shall have occurred with respect to the Company, then, upon written request of Indemnitee, the Reviewing Party with respect to all matters thereafter arising concerning rights of Indemnitee to indemnification hereunder or under any provision of the Company’s certificate of formation or LLC Agreement now or hereafter in effect shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

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6.   Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify Indemnitee against and, if requested by Indemnitee, shall within 20 days of such request advance to Indemnitee in accordance with Section 3(b), any and all additional Expenses paid or incurred by Indemnitee in connection with any Claim asserted or brought by Indemnitee for (a) indemnification or Advancement of Expenses by the Company hereunder or under any other agreement or any provision of the Company’s certificate of formation or LLC Agreement now or hereafter in effect and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, provided that it is determined by a Final Adjudication that Indemnitee is entitled to indemnification, Advancement of Expenses or insurance recovery, as the case may be, under applicable law.

7.   Partial Indemnity, Success on the Merits, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Loss or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8.   Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

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9.   Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. For purposes of any determination of Indemnitee’s entitlement to indemnification or Advancement of Expenses hereunder, Indemnitee shall be presumed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Claim, to have also had no reasonable cause to believe his or her conduct was unlawful, if it is determined by the Reviewing Party that Indemnitee’s actions were based on reliance in good faith (A) on the records or books of account of the Company or another enterprise, including financial statements, (B) on information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, (C) on the advice of legal counsel for the Company or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), (D) on information or records given or reports made by an independent certified public accountant selected with reasonable care by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof), or (E) on information, opinions or statements given or reports made by any other person selected with reasonable care by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof) as to matters Indemnitee reasonably believes are within such person’s professional or expert competence. For purposes of this Section 9, the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a manager, director, officer, employee or agent. The provisions of this Section 9 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other manager, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

10.   Non-Exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s certificate of formation and LLC Agreement now or hereafter in effect, the substantive laws of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee shall be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided hereunder as of the date hereof, Indemnitee shall be deemed to have such greater right hereunder. No amendment to the Company’s certificate of formation or LLC Agreement now or hereafter in effect shall be effective vis-à-vis Indemnitee to the extent the effect of such amendment would be to deny, diminish or encumber Indemnitee’s right to indemnification hereunder or under any Other Indemnity Provision.

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11.   Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any manager or officer of the Company. If, at the time of receipt of notice of a Claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the Claim to the insurers in accordance with the procedures set forth in the respective policies.

12.   Subrogation. In the event of payment hereunder, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors). Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

13.   No Duplication of Payments. The Company shall not be liable hereunder to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Other Indemnity Provisions or otherwise) of the amounts otherwise indemnifiable hereunder.

14.   Defense of Claims. The Company shall be entitled to participate in the defense of any Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee hereunder for any amounts paid in settlement of any Claim effected by Indemnitee without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Claim to which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably delay, condition or withhold its or his or her consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release.

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15.   Successors and Binding Agreement.

(a)   The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization (including the conversion or reorganization of the Company into a corporation) or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee and his or her counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization (including the conversion or reorganization of the Company into a corporation) or otherwise (and such successor shall thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b)   This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c)   This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

16.   Continuation of Indemnity. This Agreement shall be unaffected by Indemnitee ceasing serve as a manager or officer of the Company or ceasing to serve at the request of the Company as a manager, director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and shall continue for so long as Indemnitee may have any liability or potential liability by virtue of his or her service in such capacity, including the final termination of all pending Claims in respect of which Indemnitee is granted rights of indemnification or Advancement of Expenses hereunder and of any Claims commenced by Indemnitee pursuant to this Agreement relating thereto, whether or not he or she is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification or Advancement of Expenses can be provided hereunder.

17.   Notices. For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company or, if the Company does not at that time have a Secretary, the Board) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

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18.   Governing Law; Submission to Jurisdiction. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE. ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR BROUGHT TO ENFORCE RIGHTS HEREUNDER SHALL BE FILED IN AND LITIGATED SOLELY BEFORE THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE EXCLUSIVE JURISDICTION OF ANY OTHER STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE), AND EACH PARTY TO THIS AGREEMENT: (A) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (B) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT. FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINAL. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

19.   Validity. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

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20.   Amendments, Etc. No provision of this Agreement may be waived, amended or discharged unless such waiver, amendment or discharge is executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other similar or dissimilar provisions hereof, nor shall such waiver constitute a continuing waiver.

21.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.   Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings of sections and paragraphs in this Agreement are for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof. Wherever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Wherever the word “hereunder” is used in this Agreement, it shall mean “under this Agreement.” Words denoting gender shall include all genders.

23.   Miscellaneous. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

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IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

[NEWCO] LLC
by

Name:
Title:

[INDEMNITEE]
by

Name:
Title:

ANNEX B

REGISTRATION RIGHTS AGREEMENT
OF
[NEWCO] LLC

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EXHIBITS

Exhibit A	Form of Shareholder Joinder to Registration Rights Agreement
Exhibit B	Form of Issuer Joinder to Registration Rights Agreement
Exhibit C	Shareholders Party to the Registration Rights Agreement

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REGISTRATION RIGHTS AGREEMENT dated as of [●], 2012 (this “Agreement”) among [NewCo] LLC (the “Company”) and the Shareholders party hereto as listed on the signature pages, including any Permitted Transferees (collectively, the “Shareholders” and individually, a “Shareholder”). Capitalized terms used herein have their respective meanings as set forth in Section 1.01.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Defined Terms

SECTION 1.01   Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. As used in this definition, the term “control” (including with correlative meanings, “controls”, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership, limited liability company or other ownership interests, by contract or otherwise.

“Board of Managers” shall have the meaning set forth in the LLC Agreement.

“Business Day” shall have the meaning set forth in the LLC Agreement.

“Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

“Company Common Stock” shall mean the common stock (or other equity interests) of the Company or, if applicable, the Issuer following an Initial Public Offering or Qualified Distribution.

“Effectiveness Period” shall have the meaning set forth in Section 2.05.

“Governmental Entity” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnified Party” shall have the meaning set forth in Section 3.01(d).

“Indemnifying Party” shall have the meaning set forth in Section 3.01(d).

“Initial Public Offering” shall have the meaning set forth in the LLC Agreement.

“Inspectors” shall have the meaning set forth in Section 2.04(k).

“Investment Agreement” shall mean the Investment Agreement between Parent, Morrison and Microsoft Corporation, dated as of April 27, 2012.

“Issuer” shall have the meaning set forth in the LLC Agreement.

“Joinder Agreement” has the meaning set forth in Section 6.01(b).

“LLC Agreement” shall mean the Amended and Restated LLC Agreement of the Company, dated as of [●], 2012.

“Morrison” shall mean Morrison Investment Holdings, Inc., a Nevada corporation.

“Microsoft Corporation” shall mean Microsoft Corporation, a Washington corporation.

“Permitted Transferee” shall mean (A) Morrison, (B) any Person to whom Morrison may transfer its Membership Interests pursuant to the LLC Agreement, (C) Microsoft Corporation or (D) any Person that is (directly or indirectly) wholly owned by Microsoft Corporation; provided, however, that, in the case of a transfer to a Person that is (directly or indirectly) wholly owned by Microsoft Corporation pursuant to Section 8.04(a) of the LLC Agreement, if at any time subsequent to such transfer, such transferee ceases to be wholly owned (directly or indirectly) Microsoft Corporation, then such Person shall automatically cease to be a Permitted Transferee and Shareholder for purposes of this Agreement and any Company Common Stock held by such Person shall be deemed to be automatically transferred back to Microsoft Corporation or such other Person that is (directly or indirectly) wholly owned by Microsoft Corporation as designated by Microsoft Corporation.

“Parent” shall have the meaning set forth in the Investment Agreement.

“Person” shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Preferred Stock” shall mean the Preferred Stock of the Issuer delivered in exchange for the Series A Preferred Membership Interests (as defined in the LLC Agreement) pursuant to Section 9.01 of the LLC Agreement.

“Qualified Distribution” shall have the meaning set forth in the LLC Agreement.

“Records” shall have the meaning set forth in Section 2.04(k).

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“Register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registrable Securities” shall mean the shares of Company Common Stock issued or issuable upon conversion of the Company’s Preferred Stock or otherwise beneficially owned (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) by a Shareholder and any other securities issued or issuable with respect to any such securities by way of share split, share dividend, recapitalization, merger, exchange or similar event or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities may be sold without any restriction under the Securities Act, (iii) such securities shall have been otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities or (iv) such securities are no longer outstanding; provided, however, that Registrable Securities held by a Shareholder will not cease to be Registrable Securities by reason of clause (ii) of this definition for so long as such Registrable Securities continue to be held by a Permitted Transferee.

“Registration Expenses” shall mean, with respect to any registration, (i) all expenses incurred by the Issuer in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Issuer, blue sky fees and expenses, road show expenses and (ii) fees and expenses of the Issuer’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and any other special experts retained by the Issuer; provided that Registration Expenses shall not include any Selling Expenses.

“Registration Statement” means any registration statement that is required to register the resale of the Registrable Securities under this Agreement, and including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.

“Requesting Shareholder” shall have the meaning set forth in Section 2.01(a).

“Representative” shall mean, with respect to any person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such person.

“Scheduled Black-Out Period” shall mean the period from and including the 10th Business Day preceding the last day of a fiscal quarter of the Issuer to and including the 3rd Business Day after the day on which the Issuer publicly releases its earnings for such fiscal quarter.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933.

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“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities and all fees and expenses, in each case, of any Requesting Shareholder (other than such fees and expenses included in Registration Expenses).

“Shareholder” has the meaning set forth in the Preamble hereto.

“Shareholder Indemnified Person” shall have the meaning set forth in Section 3.01(a).

“Subsidiary” shall have the meaning set forth in the Investment Agreement.

“Suspension Period” shall have the meaning set forth in Section 2.01(d).

“Underwriter Cutback” shall have the meaning set forth in Section 2.01(a).

SECTION 1.02   Terms and Usage Generally. All references herein to an “Article”, “Section” or “Schedule” shall refer to an Article or a Section of, or a Schedule to, this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereto”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and assigns, in each case as permitted under this Agreement. All references to “$” mean the lawful currency of the United States of America. Each of the parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

Registration Rights

SECTION 2.01   Demand Offering. (a) Subject to the terms and conditions of this Agreement, including Section 4.01(a), at any time following an Initial Public Offering or Qualified Distribution, Morrison or a Permitted Transferee to which Morrison has assigned its rights hereunder pursuant to Section 5.01, as the case may be (such requesting Shareholder, whether under Section 2.01 or 2.02, shall be referred to herein as the “Requesting Shareholder”), may on one occasion request the Issuer to register under the Securities Act all or any portion of the Registrable Securities held by such Requesting Shareholder for sale in the manner specified in such request, provided that the aggregate offering price, as such amount is determined on the cover page of the registration statement, shall not be less than $25,000,000. Such request shall specify the intended method of disposition thereof by the Requesting Shareholder, including whether (i) the registration requested is for an underwritten offering and (ii) the registration statement covering such Registrable Securities shall be on Form S-3 (subject to Section 2.01(c)). If the Issuer is requested to file a registration on Form S-3 and the Issuer is then so eligible, the Issuer shall use commercially reasonable efforts to cause the registration statement to be automatically effective if so requested by the Requesting Shareholder. In the event that any registration pursuant to this Section 2.01 shall be, in whole or in part, an underwritten public offering of Company Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Issuer therein (an “Underwriter Cutback”). The Requesting Shareholder may revoke a request pursuant to this Section 2.01; provided, that such request shall count as the Requesting Shareholder’s demand request referred to in Section 2.01(b) unless (i) such request is in response to a material adverse change regarding the Issuer or (ii) the Requesting Shareholder reimburses the Issuer for all out-of-pocket expenses (including Registration Expenses) incurred by the Issuer relating to such registration statement; provided further that if the Requesting Shareholder revokes a demand pursuant to this Section 2.01(a) within 24 hours after notice in writing to the Requesting Shareholder of an Underwriter Cutback, (x) such request shall not count as its demand request pursuant to Section 2.01(b) and (y) the Requesting Shareholder will not be responsible to reimburse the Issuer for any of its out-of-pocket expenses, including Registration Expenses. No demand registration shall be deemed to have occurred, and any request delivered in connection therewith shall not count as the Requesting Shareholder’s demand request referred to in Section 2.01(b), if the size of the offering is reduced in connection with an Underwriter Cutback such that less than 50% of the Registrable Securities of such Shareholder sought to be included in such registration are included.

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(b)   Following receipt of any request under this Section 2.01, the Issuer shall use reasonable best efforts to register as promptly as reasonably practicable under the Securities Act, for public sale in accordance with the method of disposition specified in such request from the Requesting Shareholder, the number of shares of Registrable Securities specified in such request. If such method of disposition shall be an underwritten public offering, the Requesting Shareholder may designate the managing underwriter or co-managing underwriter of such offering, subject to the approval of the Issuer, which approval shall not be unreasonably withheld or delayed. The Issuer’s obligation to effect the demand registration pursuant to this Section 2.01 shall be deemed satisfied only when a Registration Statement covering all shares of Registrable Securities specified in the Requesting Shareholder’s request, for sale in accordance with the method of disposition specified by the Requesting Shareholder, shall have become effective and, (i) (x) if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto and (y) in any other case, such registration statement shall have remained effective throughout the Effectiveness Period and (ii) the offering of the Registrable Securities pursuant to such Registration Statement is not subject to a stop order, injunction, or similar order or requirement of the SEC during such period.

(c)   From and after the date of the Initial Public Offering or Qualified Distribution, the Issuer shall use its commercially reasonable efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto. The demand registration pursuant to this Section 2.01 shall be on Form S-3 or any similar short-form registration statement, if available. In the event the Issuer fails to qualify, the Issuer shall be required to effect demand registrations pursuant to this Section 2.01 on Form S-1 or any successor thereto to the same extent as the Issuer would be required to effect demand registrations on
Form S-3.

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(d)   Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall be entitled, by providing written notice to the Requesting Shareholder, to require the Requesting Shareholder to suspend the use of the prospectus for sales of Registrable Securities under the registration statement for a reasonable period of time not to exceed 60 consecutive days or 90 days in the aggregate in any 12-month period (a “Suspension Period”) if the Board of Managers determines in good faith and if the Issuer gives written notice that such use would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Issuer that would materially interfere with such transaction or negotiations or (ii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Issuer, provided that, if at the time of receipt of such notice the Requesting Shareholder shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Issuer shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such shares. Such notice shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. Immediately upon receipt of such notice, the Requesting Shareholder shall discontinue the disposition of Registrable Securities under such registration statement and prospectus relating thereto until such Suspension Period is terminated. The Issuer agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Requesting Shareholder of such termination. After the expiration of any Suspension Period and without any further request from the Requesting Shareholder, the Issuer shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If a Suspension Period occurs during the Effectiveness Period for a registration statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 2.01(d). If the Issuer notifies the Requesting Shareholder of a Suspension Period with respect to a registration statement requested pursuant to Section 2.01, (i) the Requesting Shareholder may by notice to the Issuer withdraw such request without such request counting as the Requesting Shareholder’s demand request under Section 2.01(b) and (ii) the Requesting Shareholder will not be responsible to reimburse the Issuer for any of its out-of-pocket expenses, including Registration Expenses.

(e)   The Issuer shall be entitled to include in any registration statement referred to in this Section 2.01, for sale in accordance with the method of disposition specified by the Requesting Shareholder, Company Common Stock to be sold by the Issuer for its own account (to the extent that the inclusion of such securities by the Issuer shall not adversely affect the offering), and shall not, without the prior consent of the Requesting Shareholder, be entitled to include securities held by any persons other than the Requesting Shareholder. The Registrable Securities of any Requesting Shareholder shall have priority for inclusion in any firm commitment underwritten offering, ahead of all Registrable Securities held by other holders included in such offering, in any Underwriter Cutback.

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SECTION 2.02   Piggyback Registration. Subject to the terms and conditions of this Agreement, if the Issuer at any time following an Initial Public Offering or Qualified Distribution proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give prompt written notice to Shareholders of its intention to do so (such notice to be given not less than 10 Business Days prior to the anticipated filing date of the related registration statement). Upon the written request of a Requesting Shareholder, received by the Issuer within 10 Business Days after the giving of any such notice by the Issuer, to register any of its Registrable Securities, the Issuer will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Issuer, all to the extent required to permit the sale or other disposition by such Requesting Shareholder of such Registrable Securities so registered. In the event that any registration pursuant to this Section 2.02 shall be, in whole or in part, an underwritten public offering of Company Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced pursuant to an Underwriter Cutback. In the event that the managing underwriter or co-managing underwriters on behalf of all underwriters limits the number of shares to be included in a registration pursuant to this Section 2.02 then the Issuer will include in such registration (i) first, securities proposed by the Issuer to be sold for its own account or for the account of such other security holder, as applicable, and (ii) second, (A) shares of Registrable Securities requested to be included by a Requesting Shareholder pursuant to this Section 2.02, (B) securities requested to be included by any other holders of Registrable Securities and (C) any securities proposed to be registered for the account of any other Person who by virtue of agreements with the Issuer are entitled to include securities in a registration subject to this Agreement, pro rata, based on the number of Registrable Securities beneficially owned by a Requesting Shareholder and each such other holder of Registrable Securities and such other Persons. Notwithstanding the foregoing provisions, the Issuer may withdraw any registration statement referred to in this Section 2.02 without thereby incurring any liability to any Requesting Shareholder.

SECTION 2.03   Expenses of Registration. Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Issuer. In addition, the Issuer shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit, the fees and expenses incurred in connection with the listing of the Company Common Stock to be registered on any securities exchange on which similar securities issued by the Issuer are then listed and rating agency fees and the fees and expenses of any person, including special experts, retained by the Issuer. All Selling Expenses with respect to Registrable Securities of a Requesting Shareholder incurred in connection with any registration hereunder shall be borne by such Requesting Shareholder. All Selling Expenses relating to Registrable Securities registered on behalf of the holders of Registrable Securities shall be borne by such holders included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

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SECTION 2.04   Procedures for Registration. If and whenever the Issuer is required by the provisions of Sections 2.01 or 2.02 to effect the registration of any shares of Registrable Securities under the Securities Act, the Issuer will, as expeditiously as possible:

(a)   prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the Effectiveness Period;

(b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with a Requesting Shareholder or its Affiliates’ intended method of disposition set forth in such registration statement for such period;

(c)   furnish to the Requesting Shareholder and the underwriters such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement; and the Issuer hereby consents to the use of such Registration Statement and each amendment or supplement thereto by the Requesting Shareholder and the underwriters in connection with the offering and sale, subject to this Agreement, of the Registrable Securities covered by such Registration Statement and any such amendment or supplement thereto;

(d)   use commercially reasonable efforts to register or qualify (or exempt from such registration or qualification) the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as any Requesting Shareholder or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request; provided, however, that the Issuer shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)   use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Company Common Stock is then listed;

(f)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

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(g)   immediately notify the Requesting Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Requesting Shareholder prepare and furnish to the Requesting Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)   if the offering is underwritten and at the request of the Requesting Shareholder, use commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Issuer for the purposes of such registration, addressed to the underwriters and to the Requesting Shareholder, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial or statistical data contained therein) and (ii) a letter dated such date from the independent public accountants retained by the Issuer, addressed to the underwriters and to the Requesting Shareholder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Issuer included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) with respect to such registration as such underwriters or the Requesting Shareholder may reasonably request;

(i)   use commercially reasonable efforts to cooperate with the Requesting Shareholder in the disposition of the Registrable Securities covered by such registration statement;

(j)   in connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Requesting Shareholder or any of its legal counsel; participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Issuer; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Issuer and (ii) the Issuer may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information; and

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(k)   upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Issuer, the Issuer shall, in connection with the preparation and filing of each registration statement registering Registrable Securities, make available for inspection by any Requesting Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Requesting Shareholder or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable any of the Inspectors to exercise its due diligence responsibility. Records that the Issuer determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Issuer and allow the Issuer, at is expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(l)   reasonably cooperate to make available, at mutually agreeable times and upon reasonable notice, members of senior management to participate in a customary “road show” with potential purchasers of Registrable Securities (taking into account the needs of, and potential disruption to, NewCo’s businesses) to make investor presentations; and

(m)   otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Requesting Shareholder in the disposition of its Registrable Securities in accordance with the terms of this Agreement. Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and facilitating such Registrable Securities to be in such denominations and registered in such names as the Requesting Shareholder or underwriters request.

The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 120 days after the effective date thereof (the “Effectiveness Period”). The Issuer shall be required to maintain the effectiveness of the registration statement with respect to the registration of any shares of Registrable Securities for the Effectiveness Period, provided, however, that the Effectiveness Period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Issuer or an underwriter of the Issuer pursuant to the provisions of this Agreement or, in the case of any registration statement requested pursuant to Section 2.01, equal to the number of days included in any Scheduled Black-out Period. In connection with each registration hereunder, the Requesting Shareholder will timely furnish to the Issuer in writing such information with respect to themselves and the proposed distribution by them as reasonably necessary in order to assure compliance with Federal and applicable state securities laws. In connection with each registration pursuant to Sections 2.01 or 2.02 covering an underwritten public offering, the Issuer and the Requesting Shareholder agree to enter into customary agreements (including an underwriting or similar agreement) with the managing underwriter or co-managing underwriters selected in the manner herein provided, as the case may be, in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Issuer’s size and investment stature and take all such other actions reasonably necessary to facilitate the disposition of such Registrable Securities. The Issuer will use commercially reasonable efforts to make available to its security holders, as promptly as reasonably practicable, an earnings statement (which need not be audited) covering the period of 12 months commencing upon the first disposition of Registrable Securities pursuant to a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder.

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SECTION 2.05   Suspension of Sales. (a) Upon receipt of notice from the Issuer pursuant to Section 2.04(g), each Requesting Shareholder shall immediately discontinue disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Requesting Shareholders (i) have received copies of a supplemented or amended prospectus or prospectus supplement pursuant to Section 2.04(g) or (ii) are advised in writing by the Issuer that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Issuer, the Requesting Shareholder shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in the Requesting Shareholder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. If the Issuer shall give such notice with regards to any registration statement requested pursuant to Section 2.01, the Effectiveness Period in respect of such registration statement shall be extended by the number of days during the period from and including the date such notice is given by the Issuer to the date when the Issuer shall have (i) made available to the Requesting Shareholder a supplemented or amended prospectus or prospectus supplement pursuant to Section 2.04(g) or (ii) advised the Requesting Shareholder in writing that the use of the prospectus and, if applicable, prospectus supplement may be resumed.

(b)   Notwithstanding anything to the contrary in this Agreement, during any Scheduled Black-out Period each Requesting Shareholder shall immediately suspend or discontinue disposition of Registrable Securities until the termination of such Scheduled Black-out Period; provided that (i) a Scheduled Black-out Period shall not prevent a Requesting Shareholder from making a demand under Section 2.01 or electing to participate in any piggyback registration under Section 2.02 or relieve the Issuer from its obligation to file (but not its obligation to cause to be declared effective) a registration statement pursuant to this Agreement and (ii) a Scheduled Black-out Period shall not apply to any Requesting Shareholder in any piggyback registration under Section 2.02 to the extent the Issuer has waived the Scheduled Black-out Period with respect to any registered offering of Registrable Securities for its own account or for the account of any other person, which offering gives rise to such piggyback registration. The Effectiveness Period in respect of any registration statement requested pursuant to Section 2.01 shall be extended by the number of days included in any Scheduled Black-out Period.

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SECTION 2.06   Free Writing Prospectuses. No Shareholder shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Issuer; provided that a Requesting Shareholder may use any free writing prospectus prepared and distributed by the Issuer.

SECTION 2.07   Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities is effective, if a Requesting Shareholder delivers a notice to the Issuer (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then, the Issuer shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

ARTICLE III

Indemnification

SECTION 3.01   Indemnification. (a) Notwithstanding any termination of this Agreement, the Issuer shall indemnify and hold harmless (including the advancement of expenses (subject to customary reimbursement agreements), including expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals, incurred prior to any assumption of the defense of such Claim by the Issuer) each Shareholder and its respective Affiliates, and each of their respective officers, directors, employees, agents, partners, members, stockholders, Representatives and Affiliates, and each person or entity, if any, that controls a Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents, partners, members, stockholders, Representatives and Affiliates and employees of each such controlling person (each, a “Shareholder Indemnified Person”) against any and all losses, claims, damages, actions, liabilities, costs and expenses (including expenses related to the investigation, defense and settlement of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), arising out of, directly or indirectly resulting from, or relating to any Claim instituted, commenced or brought by any Governmental Entity, stockholder of the Issuer or any other person (other than (i) a Claim by any Shareholder or any Affiliate of any Shareholder (except in the case of any action to enforce its rights under this Section 3.01) or (ii) a direct Claim by the Issuer and its Subsidiaries (for the avoidance of doubt, a derivative Claim brought by or on behalf of the Issuer or its Subsidiaries is not such a direct Claim)) based on, resulting from, or relating to this Agreement or the transactions contemplated by this Agreement and enforcement of this Section 3.01, except that the Issuer will not be required to indemnify any Shareholder Indemnified Person for Losses resulting from its gross negligence, willful misconduct or willful and material breach of this Agreement.

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(b)   Notwithstanding any termination of this Agreement, the Issuer shall indemnify and hold harmless each Shareholder Indemnified Person against any and all Losses arising out of, resulting from, or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein (or any documents incorporated therein by reference) or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Issuer or authorized by it in writing for use by such Shareholder or any amendment or supplement thereto; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer shall not be liable to such Shareholder or such Shareholder’s Shareholder Indemnified Person in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any issuer free writing prospectus prepared by the Issuer or authorized by it in writing for use by such Shareholder or any amendment or supplement thereto, in reliance upon and in conformity with information regarding such Shareholder or its plan of distribution or ownership interests which such Shareholder furnished in writing to the Issuer for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any issuer free writing prospectus, but only to the extent that such untrue statements or omissions are based solely upon information furnished in writing to the Issuer by such Shareholder expressly for use therein, (ii) offers or sales effected by or on behalf of such Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not prepared by the Issuer or authorized in writing by the Issuer, or (iii) the failure by such Shareholder to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable Law to be delivered or made available to such purchaser at the time of sale or contract); provided that the Issuer shall have delivered to such Shareholder such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to Section 2.04(d) no later than the time of contract of sale in accordance with Rule 159 under the Securities Act. Reimbursements payable pursuant to the indemnification contemplated by this Section 3.01(b) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(c)   Notwithstanding any termination of this Agreement, each Shareholder named as a selling stockholder in a registration statement pursuant to this Article III shall indemnify and hold harmless the Issuer and its officers, directors, employees, agents, Representatives and Affiliates and each person or entity, if any, that controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling person against any and all Losses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (or any documents incorporated therein by reference) or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statements or omissions are based solely upon information furnished in writing to the Issuer by such Shareholder expressly for use therein. Reimbursements payable pursuant to the indemnification contemplated by this Section 3.01 will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

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(d)   If any Claim shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 3.01, except to the extent that such failure shall have materially prejudiced the Indemnifying Party. In case any such Claim is brought against an Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to participate in, and to the extent that it shall elect, promptly after receiving the aforesaid notice from such Indemnified Party, assume the defense in such proceeding, including (x) in the case of an indemnification claim pursuant to Sections 3.01(b) or (c), the employment of counsel reasonably satisfactory to the Indemnified Party, (y) in the case of an indemnification claim pursuant to Section 3.01(a), the employment of counsel chosen by the Indemnified Party reasonably satisfactory to the Indemnifying Party, and the payment of all fees and expenses incurred in connection with such defense. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel (in accordance with this Section 3.01(d) reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel in each jurisdiction) at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any Loss (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed so long as the Indemnifying Party has complied, and continues to comply, with all of its covenants and obligations under this Agreement), effect any settlement or consent to entry of any judgment of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement (x) includes an unconditional release, in form and substance reasonably satisfactory to the Indemnified Party, of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not result in any limitation or restriction upon any Shareholder’s exercise of all rights, privileges and preferences applicable to it as a holder of Company Common Stock and its rights under this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that to the extent a Claim is made against any Shareholder Indemnified Person which may be indemnifiable pursuant to Section 3.01(a), the Shareholder Indemnified Person will be entitled to retain its regular outside counsel to review and produce documents, electronic files and other materials in response to document requests in connection with any Claim for which a Shareholder Indemnified Person may be entitled to indemnification pursuant to Section 3.01(a), and make determinations with respect to and prosecute issues related to confidential information of the Shareholder Indemnified Persons. The Issuer will pay directly the reasonable fees and expenses of such counsel in connection with any such Claim.

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SECTION 3.02   Contribution. If the indemnification provided for in Sections 3.01(b) or 3.01(c) is unavailable to an Indemnified Party with respect to any Losses, or is insufficient to hold the Indemnified Party harmless as contemplated therein (other than pursuant to the exceptions to indemnification provided for in Sections 3.01(b) or 3.01(c)), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such statement or omission. The Issuer and each Shareholder agree that it would not necessarily be just and equitable if the amount of contribution pursuant to this Section 3.02 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.02. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Shareholder Indemnified Person shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by the Shareholders under the relevant registration statement exceeds the amount of any damages that such a Shareholder Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

ARTICLE IV

Lock-Up; Agreement to Furnish Information

SECTION 4.01   Lock-up Agreement. (a) Each Shareholder agrees that it will not transfer or otherwise make any short sale of, grant any option for the purchase of, or enter into any new hedging or similar transaction with the same economic effect as a sale with respect to, including a sale pursuant to Rule 144 under the Securities Act, any securities of the Issuer held by such Shareholder (other than those included in the registration) for a period specified by the representatives of the managing underwriters or co-managing underwriters of securities of the Issuer not to exceed 10 days prior and 120 days following any registered public sale of securities by the Issuer in which the Issuer gave such Shareholder an opportunity to participate in accordance with Section 2.02; provided that executive officers and directors of the Issuer and other holders of the Company Common Stock participating in such offering enter into similar agreements and only as long as and to the extent such persons remain subject to such agreement (and are not fully released from such agreement) for such period. Each Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by the Representatives of the underwriters or co-managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.

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(b)   Agreement to Furnish Information. In addition, if requested in writing by the Issuer or the managing underwriters or co-managing underwriters of Company Common Stock (or other securities of the Issuer), each Requesting Shareholder shall provide such documents and instruments as may be reasonably required by the Issuer or the managing underwriters or co-managing underwriters in connection with the filing of a registration statement on the date specified in such writing and the completion of any public offering of the Registrable Securities pursuant to this Agreement (including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”)). If the Issuer has not received, on or before the Business Day before the specified filing date, the Requested Information from each Requesting Shareholder (provided the written request therefor is received by any such Requesting Shareholder not less than 10 Business Days before the filing date), the Issuer may file the registration statement without including Registrable Securities of such Requesting Shareholder. The failure to so include in any registration statement the Registrable Securities of such Requesting Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Issuer to such Requesting Shareholder.

(c)    Rule 144 Reporting. With a view to making available to the Shareholders the benefits of certain rules and regulations of the SEC which may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; (iii) so long as any Shareholder owns Registrable Securities, furnish to such Shareholder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Company Common Stock without registration. Upon the request of any holder of Registrable Securities, the Issuer shall deliver to such holder a written statement as to whether it has complied with such requirements.

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ARTICLE V

Transfer and Termination of Registration Rights

SECTION 5.01   Transfer of Registration Rights. (a) No Shareholder shall have the right to transfer any right, remedy, obligation or liability arising under this Agreement, other than to a Permitted Transferee.

(b)    Following any transfer or assignment made pursuant to Section 5.01(a) in connection with the transfer by a Shareholder of a portion of its Registrable Securities to a Permitted Transferee, except in the case of such Shareholder’s demand registration right under Section 2.01 which may only be transferred in whole and not in part, the Shareholder shall retain all rights, remedies, obligations and liabilities under this Agreement with respect to the remaining portion of its Registrable Securities.

SECTION 5.02   Termination of Registration Rights. This Agreement (other than Section 2.03 and Article III) will terminate on the date on which all shares of Company Common Stock subject to this Agreement cease to be Registrable Securities.

ARTICLE VI

Miscellaneous

SECTION 6.01   Binding Effect; Issuer Joinder; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns; provided that in the case the Company is not the Issuer, the Company shall cause the Issuer to execute and deliver to the Company and each Shareholder an agreement to be bound by this Agreement in the form of Exhibit B hereto and shall thenceforth succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Agreement, and the Company shall be released from its obligations under this Agreement, and this Agreement shall cease to be of further effect on the Company. Any Shareholder that ceases to own beneficially any Registrable Securities shall cease to be subject to the terms hereof (other than (i) the provisions of Article III applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Registrable Securities and (ii) this Article VI).

(b)    Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any transfer of Registrable Securities or otherwise, except in accordance with Section 5.01. Upon transfer of any right, remedy, obligation or liability pursuant to Section 5.01, any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Issuer an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a “Shareholder”.

(c)    Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the provisions of Article III shall inure to the benefit of the persons referred to in that article.

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SECTION 6.02   Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a)    if given to the Issuer, to the following address and fax number (or such other address and fax number set forth in an Issuer Joinder Agreement):

[NewCo] LLC
c/o Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011

Attn:   Eugene V. DeFelice
    Vice President, General Counsel & Secretary

Facsimile No.: (212) 463-5683

With a Copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Attn:   Scott A. Barshay, Esq.
    Andrew R. Thompson, Esq.

Facsimile: (212) 474-3700

(b)    if given to any Shareholder, at the address for such Shareholder set forth in Exhibit C hereto or otherwise provided to the Issuer as set forth below.

All such notices shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iv) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 6.02.

Any person that becomes a Shareholder after the date hereof shall provide its address, fax number and email address to the Issuer.

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SECTION 6.03   Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

SECTION 6.04   Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Issuer and the holders of at least a majority of the Registrable Securities held by the parties hereto at the time of such proposed amendment or modification, provided that no such amendment or modification shall adversely affect the interests of any holder of Registrable Securities hereunder disproportionately to other holders of Registrable Securities without the written consent of such holder.

SECTION 6.05 Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF SUCH STATE.

(b) Specific Enforcement. THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

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(c)    Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, SO LONG AS ONE OF SUCH COURTS SHALL HAVE SUBJECT MATTER JURISDICTION OVER SUCH SUIT, ACTION OR PROCEEDING, AND THAT ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON, (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW, AND NOTHING IN THIS SECTION 6.05(c) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d)    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.05(d).

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SECTION 6.06   Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 6.07   Entire Agreement. Except as specifically provided in this Agreement, this Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

SECTION 6.08   Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 6.09   Future Registration Rights. From and after the date of this Agreement, the Issuer shall not enter into any agreement with any holder or prospective holder of any securities of the Issuer giving such holder or prospective holder registration rights the terms of which are more favorable than or senior to the registration rights granted to the Shareholders hereunder unless it offers corresponding registration rights to the Shareholders hereunder; provided that this Section 6.09 shall not apply to any registration rights granted to Parent or its Subsidiaries (or their respective successors).

21

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

[NEWCO] LLC

by

Name:
Title:

[ ]

by

Name:
Title:

EXHIBIT A

[FORM OF SHAREHOLDER JOINDER TO REGISTRATION RIGHTS AGREEMENT]

This SHAREHOLDER JOINDER AGREEMENT (this “Shareholder Joinder Agreement”) is made as of the date written below by the undersigned in accordance with the Registration Rights Agreement dated as of [•], 2011 (as the same may be amended from time to time, the “Registration Rights Agreement”), among [NewCo] LLC or any other Issuer joined thereto and the Shareholders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

SECTION 1.   Acknowledgment. The undersigned acknowledges that it is becoming a party to the Registration Rights Agreement.

SECTION 2.   Agreement. The undersigned (a) agrees that it shall be bound by and subject to the terms of the Registration Rights Agreement as a “Permitted Transferee” of a Shareholder thereto, (b) shall have all the rights and obligations of a Shareholder and a Permitted Transferee thereunder as if it had executed the Registration Rights Agreement as if it were originally a party thereto, and (c) hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement (including, without limitation, Section 6.01 thereof).

Executed and dated this ___ day of ______ _________.

[NAME OF JOINING SHAREHOLDER],

by

Name:
Title:

Address for Notices: [Address] [Fax number]

EXHIBIT B

[FORM OF ISSUER JOINDER TO REGISTRATION RIGHTS AGREEMENT]

This ISSUER JOINDER AGREEMENT (this “Issuer Joinder Agreement”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of [ ], 2012, a copy of which is attached hereto and is incorporated herein by reference (the “Registration Rights Agreement”), by the undersigned. By execution and delivery of this Issuer Joinder Agreement, the undersigned agrees as follows:

SECTION 1.   Acknowledgment. The undersigned acknowledges that it is becoming a party to the Registration Rights Agreement.

SECTION 2.   Agreement. The undersigned (a) agrees that it shall be bound by and subject to the terms of the Registration Rights Agreement as the “Issuer” and (b) shall have all the rights and obligations of the Issuer thereunder as if it had executed the Registration Rights Agreement as if it were originally a party thereto, and (c) hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement (including, without limitation, Section 6.01 thereof).

Executed and dated this ___ day of ______ _________.

[NAME OF ISSUER],

by

Name:
Title:

Address for Notices: [Address] [Fax number]

EXHIBIT C

SHAREHOLDERS PARTY TO THE REGISTRATION RIGHTS AGREEMENT

For each Shareholder:

[Name of Shareholder]
[Address]
[Fax Number]

[Name of Shareholder]
[Address]
[Fax number]

ANNEX C

B&N/NewCo
Overview of Material Separation Principles

Overview. The separation would involve Barnes & Noble, Inc. (“B&N”) separating its digital device, college bookstore and nook.com businesses (including barnesandnoble.com llc) into a separate legal entity (“NewCo”). Following the separation, NewCo would conduct the digital device, digital content, college bookstore and nook.com businesses. B&N would continue to conduct its current retail and eCommerce businesses (through the website barnesandnoble.com) and would retain the assets and liabilities not separated into NewCo (including, without limitation, the Barnes & Noble trademark). As part of the separation, B&N employees who currently conduct B&N’s eCommerce business would transfer to NewCo along with the infrastructure relating to such eCommerce business, and NewCo would provide services to B&N in connection with B&N’s eCommerce business. Subsequent to the separation, an IPO, spin-off or split-off of NewCo may occur or B&N may sell all or a portion of its assets other than its interest in NewCo.

NewCo Balance Sheet. NewCo’s balance sheet following separation is expected to reflect the following:

•
Working capital as of the date of separation relating to the digital device business and college bookstore business would be on NewCo’s balance sheet; this working capital includes, without limitation, the inventory of Nook devices (including refurbished devices) and accessories held in B&N stores, the B&N distribution system and with third-party logistics providers and the inventory of the college business, in each case, as of the date of separation;

•	NewCo would be separated on a cash-free basis;

•
Trade accounts receivable, trade accounts payable, purchase commitments, prepaid expenses and accruals, in each case, as of the date of separation arising out of the digital device and college bookstore businesses would be on NewCo’s balance sheet;

•
The current B&N credit facility will remain in place until such time as it may be either amended or replaced by separate facilities for B&N and NewCo. In the interim, the current B&N facility may be modified to provide for separate borrowing bases for B&N and NewCo. B&N and NewCo intend to establish separate facilities at or prior to the separation and will work diligently to establish those separate facilities, such that NewCo will not be responsible or liable following the separation for indebtedness of B&N. For the avoidance of doubt, no indebtedness shall be incurred under any such separate NewCo facility prior to or at the time of the separation. The net proceeds from the Morrison investment would be maintained in a separate account to fund NewCo working capital needs. B&N will propose that the bank group not have a lien against this account;

•	The seller note issued in connection with the purchase of the college bookstore business would remain with B&N;

•
All intercompany receivables and payables between B&N and its subsidiaries, on the one hand, and the digital devices and college bookstore businesses, on the other hand, would be unwound as of the date of separation without cash settlement, except that intercompany payables relating to college bookstore inventory which are actually included in the NewCo business as of the date of separation would not be unwound and would be part of NewCo’s balance sheet; and1

•
Other than indebtedness (including, without limitation, the intercompany payables with respect to the college bookstore business referred to in the immediately preceding bullet) described in these separation principles, NewCo will not have any indebtedness at the time of the separation.

NewCo would not participate in the B&N cash management system following separation.

Other Assets and Liabilities. In addition to the matters described above, NewCo would receive assets from B&N and assume liabilities of B&N primarily related to B&N’s digital device, digital content, eCommerce and college bookstore businesses, including, without limitation:

•	Digital device manufacturing and development work and rights;

•	App software development work and rights;

•
Intellectual property associated solely with the digital device, digital content and college bookstore businesses (including related patents, the Nook trademark, copyrights and licenses for digital content and a license for use of (but not ownership of) the Barnes & Noble name and trademark, but only including certain urls, such as book.com, nook.com and nookstudy.com);

•
Customer data originating in B&N’s digital device and college bookstore businesses and rights to maintain digital lockers for digital customers, in each case, subject to applicable restrictions under privacy policies and applicable law and regulation;

•	Rights to sell digital content;

•	Litigation and claims arising out of or relating to the businesses, assets and liabilities to be transferred to NewCo;

1 The college business is very cyclical, and the amount of inventory and related debt varies significantly depending on the time of year. The principle is that the inventory and related payables will transfer to NewCo.

2

•	Obligations under the leases for the Palo Alto and 9th Avenue offices;

•	Obligations with respect to third-party channel partner returns, price protection agreements with third-party channel partners, rebates and offsets of rebates from suppliers;

•	Obligations under device warranties (including pre-separation device warranties); and

•	Obligations under the settlement and patent license agreement from and after the date of separation.

The transfer of assets and liabilities to NewCo are expected to be made as of the date of separation but are subject to receipt of third-party consents. For assets and liabilities for which B&N does not receive such consent prior to the date of separation, B&N and NewCo would seek to implement arrangements to allow NewCo to the maximum extent reasonably practicable to obtain the benefits and bear the burdens of such assets and liabilities until such consent is obtained. Any costs associated with obtaining such third-party consents or any amendments, modifications or waivers of existing contracts in connection with the transfers contemplated by these separation principles will be borne by NewCo. Any increase in costs as a result of any replacement contract entered into in connection with the separation will be borne by the party entering into such contract. To the extent that the data transfers described above are prohibited or restricted by a privacy policy or applicable law or regulation, the parties shall work together in good faith to try to develop and implement appropriate and permissible mechanisms to permit such transfers, which may include disclosure and opt-in mechanisms.

Substantially all the employees of B&N who as of the date of separation are engaged primarily in B&N’s non-retail digital device, digital content and college bookstore businesses (and the associated liabilities) would transfer to NewCo. B&N employees who currently conduct B&N’s eCommerce business would become part of NewCo.

To the maximum extent possible, B&N would retain all net operating losses.

Material Commercial Relationships. In connection with the separation, B&N and NewCo expect to enter into material commercial relationships covering the subjects described below.

•
Sale of Digital Devices in B&N’s Retail Stores: B&N would continue to sell NewCo’s devices and device accessories and provide service and accept returns in B&N’s retail stores. B&N would cover the costs of employees (including, for example, management incentives related to device sales) and retail space in connection with the foregoing. The material terms relating to such sales are set forth on Annex I.

•
Website Referrals: The B&N website would display NewCo digital content with links that refer to the NewCo website for users attempting to purchase that content through the B&N website. NewCo would make “affiliate payments” to B&N based on sales of content to users not purchasing through a device to which the [***] commission on content sales described in Annex I applies.

3

•
Loyalty Programs: For members who signed up for the existing loyalty program under terms which specifically provided for a discount on digital devices, NewCo would continue to honor those discounts and would reimburse B&N for the costs of those discounts on devices purchased from B&N. Otherwise, NewCo would have discretion as to whether to honor the B&N loyalty program.

•
Gift Cards: B&N and NewCo would continue to honor pre-separation gift cards and B&N would reimburse NewCo for any merchandise purchased from NewCo using a pre-separation gift card. NewCo gift cards would be honored post-separation by B&N for NewCo merchandise, with NewCo bearing the costs of redemption of those gift cards.

•
Extended Warranties: NewCo would maintain relationships with extended warranty providers and create and maintain service contracts for digital device customers. B&N would reimburse NewCo on a pass-through cost basis for this service.

•
College Use of B&N Systems: NewCo would have the right to use B&N’s book acquisition systems (IMM, SSIM and BookMaster) to purchase trade books (including use of B&N’s distribution facilities in connection therewith) and B&N’s eplanner and merchandising systems, in each case, in the conduct of the college bookstore business. NewCo would be billed a per-unit fee of $[***] for such services. Freight in connection with such purchases would be billed to college bookstores on a pass-through cost basis.

•
Data Sharing: B&N and NewCo may choose to share customer data for various purposes including, without limitation, to provide customer service and marketing. All such sharing shall be subject to applicable restrictions under privacy policies and applicable law and regulation. To the extent that data sharing the parties wish to undertake is prohibited or restricted by privacy policies or applicable law or regulation, the parties shall work together in good faith to try to develop and implement appropriate mechanisms to permit such sharing, which may include disclosure and opt-in mechanisms.

•	Showroom Agreements: The existing showroom agreements would remain at B&N.

Other than with respect to extended warranties and college trade book purchases (which are anticipated to be for a longer term, these relationships are anticipated to have a five-year term.

B&N and NewCo may at or prior to the completion of the separation work out additional details with respect to the transactions and relationships between B&N and NewCo so long as such transactions and relationships are not inconsistent in any way with these separation principles and a committee of the Board of B&N that consists solely of independent directors (which may include an already existing committee of the B&N Board) determines that such transactions and relationships are in the best interests of the equityholders of NewCo in their capacity as equityholders and not inconsistent in any way with these separation principles. B&N will consult with Microsoft prior to taking any such actions. B&N and NewCo cannot enter into new transactions and relationships that are inconsistent in any way with these separation principles.

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Transition Services.

•
Call Centers: NewCo and B&N would share call center facilities at the existing Lyndhurst call center facility with NewCo subletting a portion of the call center facility (based on relative call volume) and paying its pro rata share of the total costs of the call center (based on relative call volume). B&N would continue to provide customer service for NewCo’s college bookstore business for a per-call fee to NewCo of $[***].

•
Distribution Centers and Fulfillment Services: B&N would provide NewCo with continued access to its distribution centers following separation, in each case at cost to B&N, [***], until NewCo can complete its transition to a third-party logistics provider. B&N would also provide fulfillment services to NewCo (i) from the date of the separation until August 31, 2012, for a per unit processing fee of $[***] and (ii) from September 1, 2012 to November 30, 2013, following NewCo’s transition to a third-party logistics provider, at a cost per month to be agreed by the parties or if no cost is agreed, based on actual cost but subject to a cap of a per unit processing fee of $[***].

•
IT: B&N would provide IT infrastructure, systems and support to NewCo on a transitional basis, including, for example, Oracle, payroll systems, merchandising systems, e-mail, data warehouses and customer databases. These services will be provided on a pass-through cost basis.

•
eCommerce: B&N employees who currently conduct B&N’s eCommerce business would become part of NewCo, along with the infrastructure relating to such eCommerce business. NewCo would provide services to B&N in connection with B&N’s eCommerce business on a pass-through cost basis, including, for example, website application development, product data, QA, project management and search personalization.

•	SAP and Shared Platforms: NewCo would charge B&N on a pass-through cost basis for using SAP and other shared platforms.

•
Datacenters: NewCo would have access to the Westbury and Monroe datacenters on a transitional basis and would bear its share of the pass-through costs of such datacenters (determined based on servers and disks housed in the datacenters). Costs subject to allocation under this principle would not include the costs of any datacenter that either party may establish which the other party does not use.

5

•
Equity Compensation: While NewCo has the right to establish equity incentive plans, it is currently anticipated that equity incentive compensation to NewCo employees following the separation and prior to the time NewCo’s stock is traded on a public market would be provided in the form of equity incentive grants by B&N. NewCo would reimburse B&N for the cost of all such grants post-separation.

•
HR: B&N would provide HR functions and services, including, for example, payroll, benefits administration and general human resources services, to NewCo on a transitional basis on a pass-through cost basis.

•
Shared Office Space: NewCo and B&N would share certain office space under either a sublease or license arrangement for a transitional period. The costs of such shared office space would be determined based on relative headcount within the shared office space. B&N may also continue to provide credit support for real estate used by NewCo until that credit support can be replaced. NewCo’s college bookstore business would continue to sublease its headquarters office space from B&N on the current terms.

•	Finance: B&N would provide certain finance, tax, treasury and accounting services on a transitional basis on a pass-through cost basis.

•
Legal: The internal and external legal costs (including corporate secretary costs) would be allocated between B&N and NewCo. Where such costs are identified in good faith by B&N as relating to B&N or NewCo, they would be allocated to such party. In all other cases, they would be allocated based on headcount.

For purposes of these separation principles, except as otherwise specified above “pass-through cost” with respect to a service means the direct cost to the party providing such service plus an allocation of the employee overhead (salary and benefit costs) of such providing party based on the time expended by the employees of such party in providing such service as determined by the providing party in good faith. In the event that a party providing a transition service is required to incur additional out-of-pocket expenses to provide such transition service, the recipient of such transition service will reimburse the party providing such transition service for such expenses. These transition service agreements are anticipated to have a term of five years, subject to the right of the party receiving the transition service to terminate early.

General Separation Arrangements. B&N and NewCo would agree to other customary separation arrangements on customary terms and conditions, including cross-indemnification with respect to liabilities related to their respective businesses (including accounts payable), cooperation in tax and litigation matters, access to books and records and insurance claims. NewCo would also provide registration rights to B&N and, if requested by B&N, would agree to take actions to facilitate a spin-off or split-off of NewCo from B&N.

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Annex 1

Project Darwin
Retail Term Sheet

●	Device Margin

[***]

●	Content Margin

[***]

●	Accessory Margin

[***]

●	Warranty Margin

[***]

●	Ownership of devices and accessories

[***]

●	Payment terms
Retail will pay 15 days after month end for all net purchases of devices and accessories sold in the prior month off POS information.

Newco will pay 15 days after month end for all content sales made on retail and BN.com device from the prior month.

In-Store Marketing

The following items will be provided to Retail by Newco at its sole expense:

●	Design, production and delivery of all Nook in-store material including all signage for Nook boutiques, tables and counters

●	“Take-one” brochures and other Nook signage to be used in retail stores

●	All demo devices for all new Nook products

●	All replacement demo devices for current Nook displays

●	Website videos

●	Any incremental costs for adding Nook to shopping bags over current one color pricing will be paid by Newco

Nook Dedicated Sales Area

●	Retail will maintain dedicated sales area through existing boutiques, counters, and tables similar to existing fixturing and prominence currently in retail stores.

●	Any changes or additions to existing fixtures, displays, signage, bezels, and TV monitors will be provided by Newco and its sole expense.

●
Newco will have 100% of the signage within the Nook boutiques, counters, and Nook tables.  Signage promoting NOOK products outside these areas will be somewhat similar in scope to today and will have to be mutually agreed upon.

BKS Messaging

[***]

WiFi

Retail will provide and maintain WiFi in stores with adequate bandwidth of current Nook devices at its sole cost.

Training/On-going Material

●	Newco will provide “content, visuals, train the trainer” materials to BKS

●	Newco will provide for each new device or service release a training session for retail trainers

●	BKS will produce the actual training collateral, run in-person training, and LMS modules for its staff

●	Newco will create and provide video tutorials (for customer/bookseller use) and updated web support material.

In-Store Videos

●	Retail will provide and maintain the digital management system and hardware as currently configured.

●
Newco will provide and manage programming for digital signage (TV monitors) and digital displays (book cover displays and provide content and signs for use in lightboxes that retail will update at Newco’s request and expense.

Price Markdowns/Protection

●	Newco will set and establish all pricing and markdowns for devices and accessories.

●	[***]

●	[***]

●
Newco from time to time run promotions with 3rd party channel partners that for a defined promotional window will offer merchandise at different prices than BKS stores.  Newco will alert store management to these promotions in advance

●	[***]

●	[***]

●	[***]

Defects and Recalls

●	BKS will provide prompt notice to Newco regarding defects in Newco products.

●	Newco will be responsible for the cost of all defective and recalled products.

Exclusivity

●	Newco products will be the exclusive devices and accessories, content, apps and video service sold by Retail.

Purchase/Returns – Freight

●	All purchases of devices and accessories will be FOB stores.
●	Freight costs for devices and accessories returned from retail stores and from B&N distribution centers to Newco will be paid by Newco.

Nook Forecast
Specified representatives of BKS and Newco will meet on an annual basis prior to the beginning of each calendar year (the “Annual Marketing Plan”).  The parties will develop a mutually acceptable annual Sales and Marketing Plan that will detail specific seasonal requirements for the following year, including anticipated amount of signage, collateral to be produced and devices to be acquired, including new products.

BKS and Newco will meet on a monthly basis in order to discuss expected demand for Newco products and shall cooperate to develop sales forecasts for BKS for Newco Products reflecting the best available information, which information shall be shared between the parties, regarding consumer and market demands, inventory positions, available technology and other related or relevant information.

B2B Sales
Retail will continue to market its current and future B2B customer through its retail stores.  To avoid overlap, Newco will use best efforts to avoid selling to these customers.  In the event Newco sells devices to an current retail B2B customer, retail will be entitled to a margin from that sale.

Term
5 years

EXHIBIT A

[Form of Joinder Agreement]

           This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Investment Agreement, dated as of April 27, 2012, a copy of which is attached hereto and is incorporated herein by reference (the “Investment Agreement”), by the undersigned.  By execution and delivery of this Joinder Agreement, the undersigned agrees as follows:

       SECTION 1.  Acknowledgment.  The undersigned acknowledges that it is becoming a party to the Investment Agreement.

       SECTION 2.  Agreement.  The undersigned (a) agrees that it shall be bound by and subject to the terms of the Investment Agreement and (b) hereby adopts the Investment Agreement with the same force and effect as if it were originally a party thereto.

       Executed and dated this       day of                  .

[NEWCO] LLC,

by
Name:
Title: